UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

TMS International Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: Class A common stock, $0.001 par value per share (“Class A common stock”), and Class B common stock, $0.001 par value per share (“Class B common stock” and, together with the Class A common stock, the “Company common stock” or “our common stock”).

(2)	Aggregate number of securities to which transaction applies: 39,294,281 shares of common stock (of which 16,260 are shares of restricted stock) and 1,356,340 options to purchase shares of Class A common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

At the close of business on September 3, 2013, there were 14,766,073 shares of Class A common stock outstanding (of which 16,260 are shares of restricted stock) and 24,528,208 shares of Class B common stock outstanding. The maximum aggregate value was determined based upon the sum of (A) 39,294,281 shares of common stock (which includes Class A common stock and Class B common stock) multiplied by the $17.50 per share merger consideration; and (B) 1,356,340 options to purchase shares of Class A common stock multiplied by $4.87 per share (which is the difference between the $17.50 per share merger consideration and the weighted average exercise price of $12.63 per share) ((A) and (B) together, the “Total Consideration”). The filing fee, calculated in accordance with Exchange Act Rule 0-11(c) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2013, was determined by multiplying the Total Consideration by .0001364.

(4)	Proposed maximum aggregate value of transaction: $694,255,293

(5)	Total fee paid: $94,696

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2013

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

[                    ], 2013

Dear Stockholder:

This notice of action by written consent and appraisal rights and information statement is being furnished to the holders of shares of common stock of TMS International Corp. (“we”, “us”, “TMS” or the “Company”) in connection with the Agreement and Plan of Merger, dated as of August 23, 2013 (the “merger agreement”), among TMS, Crystal Acquisition Company, Inc., a Delaware corporation (“Parent”), and Crystal Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), pursuant to which Sub will merge with and into TMS, with TMS continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “merger”). Parent and Sub were formed by entities controlled by family business interests of Thomas J. Pritzker and Gigi Pritzker. A copy of the merger agreement is attached as Annex A to this information statement.

If the merger is completed, each of your shares of Class A common stock, par value $0.001 per share (“Class A common stock”), and Class B common stock, par value $0.001 per share (“Class B common stock” and, together with the Class A common stock, “Company common stock” or “our common stock”), of the Company, excluding (1) treasury stock, (2) Company common stock owned by Parent or Sub and (3) Company common stock with respect to which appraisal rights have been properly demanded under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and not withdrawn, will be converted into the right to receive $17.50 per share in cash, without interest and less any withholding or other applicable taxes (the “merger consideration”).

Our board of directors, at a meeting duly called and held, unanimously adopted resolutions (1) authorizing and approving the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (2) approving and declaring advisable the merger agreement, the merger, the support agreement among Parent, Sub and the Principal Stockholders (defined below) and the other transactions contemplated by the merger agreement, (3) declaring that the terms of the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of the stockholders of the Company, (4) directing that the adoption of the merger agreement be submitted to the stockholders of the Company and (5) recommending that the stockholders of the Company adopt the merger agreement.

The adoption of the merger agreement by our stockholders required the affirmative vote or written consent of the holders of shares of Company common stock having a majority of the voting power of all outstanding shares of Company common stock. On August 23, 2013, following execution and delivery of the merger agreement by the parties thereto, Onex Corporation, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. (collectively, the “Principal Stockholders”), which on such date owned shares of Company common stock representing approximately 60% of the outstanding shares of Company common stock and approximately 90% of the voting power of the outstanding shares of Company common stock, delivered an irrevocable written consent to the Company adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. As a result, no further approval of our stockholders is required to adopt and approve the merger agreement and the transactions contemplated thereby, and we have not solicited, and will not be soliciting, your vote for adoption of the merger agreement and will not be calling a stockholders’ meeting for purposes of voting on the adoption of the merger agreement. This notice and information statement constitute notice to you from TMS of the action by written consent taken by the Principal Stockholders contemplated by Section 228 of the DGCL.

Under Section 262 of the DGCL, if the merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company common stock have the right, in lieu of receiving the merger consideration, to commence a proceeding to have the fair value of their shares of Company common stock determined by the Court of Chancery of the State of Delaware, and to receive that value plus interest. In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of this information statement, or [                    ], 2013, and comply with the other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex B. This notice and information statement constitute notice to you from TMS of the availability of appraisal rights under Section 262 of the DGCL.

We urge you to read this entire information statement carefully. Please do not send in your stock certificates at this time. If the merger is completed, you will receive instructions regarding the surrender of your stock certificates and payment for your shares of Company common stock.

By order of the board of directors,

Raymond S. Kalouche

President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this notice and information statement. Any representation to the contrary is a criminal offense.

The information statement is dated [                    ], 2013 and is first being mailed to stockholders on or about [                    ], 2013.

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SUMMARY

This Summary, together with the “Questions and Answers About the Merger”, highlights selected information in this information statement and may not contain all of the information about the merger that is important to you. We encourage you to read carefully this entire information statement, its annexes and the documents we refer to or incorporate by reference in this information statement. Each item in this Summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” beginning on page 79. In this information statement, the terms “TMS”, the “Company”, “we”, “our” and “us” refer to TMS International Corp. and its subsidiaries, unless the context requires otherwise. We refer to Crystal Acquisition Company, Inc. as Parent, and Crystal Merger Sub, Inc. as Sub. We refer to Onex Corporation, a corporation existing under the laws of Ontario, Canada, as Onex, and we refer to Onex, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. collectively as the Principal Stockholders. When we refer to the merger agreement, we mean the Agreement and Plan of Merger, dated as of August 23, 2013, among Parent, Sub and the Company.

The Parties to the Merger (page 17)

TMS International Corp. TMS is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS offers the most comprehensive suite of outsourced industrial services to the steel industry and its employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. TMS’s services are critical to its customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. TMS provides mill services at 81 customer sites in 11 countries across North America, Europe, Latin America and Africa and operate 36 brokerage offices from which it buys and sells raw materials across five continents. Over the past 80 years TMS has established long-standing customer relationships and has served its top 10 customers, on average, for over 35 years. Its diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel.

Crystal Acquisition Company, Inc. Parent is a newly-formed Delaware corporation that was formed by family business interests of Thomas J. Pritzker and Gigi Pritzker (collectively, the “Investors”). Parent has not carried on any business operations to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent.

Crystal Merger Sub, Inc. Sub, a newly-formed Delaware corporation, is a wholly-owned subsidiary of Parent and has not conducted any business operations except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, Sub will cease to exist and the Company will continue as the surviving corporation.

The Merger (page 18)

On August 23, 2013, the Company entered into the merger agreement with Parent and Sub. Upon the terms and subject to the conditions of the merger agreement, at the time the certificate of merger is filed with the Secretary of State of the State of Delaware, or at such later time as is agreed by Parent and TMS as specified in the certificate of merger (the “effective time”), Sub will merge with and into TMS, with TMS continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “merger”). The merger agreement is attached as Annex A to this information statement, and we encourage you to read it carefully and in its entirety because it is the legal document that governs the merger.

Merger Consideration (page 53)

If the merger is completed, each of your shares of Class A common stock, par value $0.001 per share (“Class A common stock”), and Class B common stock, par value $0.001 per share (“Class B common stock” and, together with the Class A common stock, the “Company common stock” or “our common stock”), of the Company, excluding (1) treasury stock, (2) Company common stock owned by Parent or Sub and (3) Company common stock with respect to which appraisal rights have been properly demanded under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and not withdrawn, will be converted into the right to receive $17.50 per share in cash, without interest and less any withholding or other applicable taxes (the “merger consideration”).

When the Merger is Expected to be Completed (page 53)

We currently anticipate that the merger will be completed in the fourth quarter of 2013. However, there can be no assurance that the merger will be completed at all or, if completed, that it will be completed in the fourth quarter of 2013.

Treatment of Restricted Stock and Stock Options (page 54)

Restricted Stock. Immediately prior to the effective time, each then outstanding share of restricted Class A common stock will automatically vest and be converted in the merger into the right to receive the merger consideration, without interest and less any withholding or other applicable taxes.

Stock Options. Under the merger agreement, we have agreed that our board of directors will adopt such resolutions and take such other actions as may be required to provide that each unexercised option to purchase shares of Company common stock, whether vested or unvested, that is outstanding immediately prior to the effective time will be vested and canceled, with the holder of the stock option becoming entitled to receive from the surviving corporation an amount in cash, without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes.

Reasons for the Merger; Recommendation of Our Board of Directors (page 28)

After consideration of various factors as discussed in “The Merger — Reasons for the Merger; Recommendation of our Board of Directors” beginning on page 28, our board of directors unanimously:

•	authorized and approved the execution, delivery and performance of the merger agreement and the transactions contemplated by it, including the merger;
•

approved and declared advisable the merger agreement, the merger, the support agreement among Parent, Sub and the Principal Stockholders, and the other transactions contemplated by the merger agreement;

•

declared that the terms of the merger agreement and the transactions contemplated by it, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of the stockholders of the Company;

•	directed that the adoption of the merger agreement be submitted to the stockholders of the Company; and
•	recommended that the stockholders of the Company adopt the merger agreement.

For a discussion of the material factors considered by our board of directors in making its recommendation, see “The Merger — Reasons for the Merger; Recommendation of our Board of Directors” beginning on page 28.

Support Agreement (page 41)

Concurrently with the execution and delivery of the merger agreement, Parent, Sub and the Principal Stockholders executed and delivered a support agreement pursuant to which the Principal Stockholders agreed to, among other things,

•	execute and deliver to the Company an irrevocable written consent evidencing their adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger;
•

refrain from voting or delivering consents with respect to their shares of Company common stock with respect to any acquisition proposal, approval of any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution or liquidation of or by the Company, and any proposal that would be expected to result in the Company’s breach of, or failure to fulfill a condition to, the merger agreement;

•	not to dispose of any or all of their Company common stock except to certain affiliated parties;
•

not to (1) solicit from a third party or initiate, knowingly facilitate or knowingly encourage the submission of any acquisition proposal; (2) participate in any discussions or negotiations with a third party concerning, or provide any non-public information regarding the Company or any of its subsidiaries or afford access to the books, records or officers of the Company or any of its subsidiaries to any third party that is seeking (to the knowledge of such Principal Stockholder) to make, could reasonably be expected to make, or has made, an acquisition proposal; (3) approve, endorse, recommend or enter into any alternative acquisition agreement; or (4) agree to do any of the foregoing, except (in each case) to the extent the Company is permitted to engage in such discussions under the merger agreement;

•

waive any appraisal rights with respect to the merger and not commence or participate in any claims against Parent, Sub, the Company or any of their respective successors, directors, employees or affiliates relating to the support agreement or the merger agreement or the consummation of the merger;

•

consent to the termination of that certain Investor Stockholder Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp., Onex Partners II LP, the stockholders listed on the signature pages to such agreement and such other stockholders as, from time to time, become parties to such agreement, and that certain Registration Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp. and the persons listed on Schedule A thereto and such other stockholder as, from time to time, become parties to such agreement; and

•	subject to certain exceptions, not to solicit for employment or employ certain employees of the Company for a three-year period following the date of the closing of the merger (the “closing date”).

The support agreement terminates upon the earliest to occur of (1) the termination of the merger agreement, (2) the effective time and (3) the mutual written consent of Parent and the Principal Stockholders; provided that, certain covenants of the Principal Stockholders, including the non-solicitation of employees covenant described immediately above, will survive the termination upon the effective time.

Stockholder Action by Written Consent (page 62)

The merger requires the adoption and approval of the merger agreement and the transactions contemplated thereby by the holders of Company common stock representing at least a majority of the voting power of the outstanding shares of Company common stock. On August 23, 2013, following the execution and delivery of the merger agreement by Parent, Sub and the Company, the Principal Stockholders, which on such date owned shares of Company common stock representing approximately 90% of the voting power of the outstanding shares of Company common stock, delivered a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated by it, including the merger. As a result, no further approval of our stockholders is required to adopt and approve the merger agreement and the transactions contemplated by it.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (page 32)

In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), the Company’s financial advisor, delivered to the Company’s board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated August 23, 2013, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by the holders of the Class A common stock. The full text of the written opinion, dated August 23, 2013, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this information statement and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Company’s board of directors (in its capacity as such) for the benefit and use of the Company’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, including the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class B common stock, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not constitute a recommendation to any stockholder as to how to act in connection with the proposed merger or any related matter.

Financing of the Merger (page 42)

We estimate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement, including the payment of related fees and expenses, will be approximately $1.0 billion. Parent has obtained debt and equity financing commitments, each dated as of August 23, 2013, to finance the merger and the other transactions contemplated by the merger agreement.

The debt financing commitment, obtained from JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, provides for (1) a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $175 million, (2) a senior secured term loan facility in an aggregate principal amount of $400 million and (3) up to $300 million of senior unsecured bridge loans under a senior unsecured credit facility, if and to the extent that less than $300 million of gross cash proceeds from the sale of senior unsecured notes by Sub in a Rule 144A or other private placement are available on the closing date to finance the merger and the other transactions contemplated by the merger agreement. The debt financing is subject to the satisfaction of the conditions set forth in the commitment letter pursuant to which such financing will be provided. For a description of these conditions, please see the section titled “The Merger — Financing of the Merger” beginning on page 42.

For a description of certain covenants in the merger agreement pertaining to the debt financing commitments, please see the section titled “The Merger Agreement — Financing Covenant” beginning on page 63.

The equity financing commitments were obtained, severally, but not jointly, from the Investors in an aggregate amount of $314 million. The Company is a third party beneficiary under the equity financing commitments and has the ability to specifically enforce the equity financing commitments if (1) Parent and Sub are required to consummate the merger on account of the closing conditions having been satisfied, (2) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing, in each case as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67, and (3) the Company has irrevocably confirmed that all of the conditions of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger. The Investors may assign a portion of the equity financing commitments to other parties, although no assignment of the equity commitment to other parties will affect the Investors’ obligations under the equity financing commitments. The equity financing commitments will terminate upon the earliest to occur of (1) the effective time (at which time the Investors’ obligations thereunder will be discharged), (2) the termination of the merger agreement and (3) the Company, Onex or any of Onex’s controlled affiliates asserting a claim against the applicable Investor, Parent, Sub or their respective affiliates in connection with the merger agreement, the equity financing commitments or otherwise, other than a claim to specifically enforce the equity financing commitment or the merger agreement in accordance with their respective terms.

We believe that the amounts committed under the debt and equity commitment letters will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the respective financing or if the conditions to such commitments are not met. The obligations of Parent and Sub to close the merger are not conditioned upon the consummation of the financings. A failure of Parent and Sub to close the merger resulting from a failure or inability to consummate the financings when Parent and Sub are otherwise required to close the merger under the merger agreement would constitute a breach for purposes of the merger agreement, the remedies for which available to the Company are (1) the right to receive the reverse break-up fee and (2) under the circumstances set forth in the previous paragraph, the right to specifically enforce the equity financing commitments and the merger agreement, in each case as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67.

Interests of the Company’s Directors and Officers in the Merger (page 44)

In considering the recommendation of our board of directors, you should be aware that some of our directors and officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. These interests include, among others:

•

the vesting of all outstanding options to purchase shares of Company common stock held by our officers and directors, which will be canceled and converted into the right to receive from the surviving corporation an amount in cash ($3,581,985 in the aggregate), without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes;

•	the vesting of all shares of restricted Class A common stock ($284,550 in the aggregate) held by our directors;
•	continued indemnification and directors’ and officers’ liability insurance applicable to the period prior to completion of the merger; and
•	the continued employment of our officers and the possibility of them entering into new compensation arrangements with Parent following the closing.

Our board of directors was aware of these interests and considered them, among other matters, prior to making its determination to recommend the adoption of the merger agreement to our stockholders.

Restrictions on Solicitations by the Company (page 59)

The merger agreement contains a “no-shop” provision that prohibits the Company from initiating, soliciting or knowingly facilitating or encouraging competing acquisition proposals, engaging in discussions relating to an acquisition proposal or taking certain steps in furtherance of an acquisition proposal. However, until 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right (see “The Merger Agreement — Acquisition Proposals” beginning on page 59 for a description of the “Parent match right”), the Company may, subject to the terms and conditions set forth in the merger agreement, furnish information to, and engage in discussions and negotiations with, any third party that makes an unsolicited bona fide, written acquisition proposal, if, among other things, the board of directors of the Company determines in good faith (1) that such acquisition proposal either constitutes a superior proposal (see “The Merger Agreement —Acquisition Proposals” beginning on page 59 for a description of the definition of superior proposal) or would reasonably be expected to result in a superior proposal and (2) that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company common stock under applicable law. In addition, until 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, the Company is permitted to terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, except that the Company must, among other things, notify Parent at least four days in advance of its intention to take such action, negotiate in good faith with Parent, and, concurrently with terminating the merger agreement, pay Parent the break-up fee described under “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67.

Governmental and Regulatory Approvals (page 48)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the merger may not be completed until the Company and Parent each file a notification and report form under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. The notification and report forms under the HSR Act were filed with the FTC and DOJ on August 29, 2013. Notwithstanding the foregoing, at any time before or after the completion of the merger, the DOJ, the FTC or any state may still challenge the merger on antitrust grounds. Private parties and non-U.S. governmental authorities may also institute legal actions under the antitrust laws under some circumstances.

Conditions to the Completion of the Merger (page 64)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	the stockholder approval having been obtained (which occurred when the Principal Stockholders delivered a written consent on August 23, 2013);
•	this information statement having been cleared by the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders at least 20 days prior to the closing date;
•	the expiration or termination of the waiting period under the HSR Act; and
•	the absence of any restraining order, injunction, law or other order preventing the consummation of the merger.

The respective obligations of Parent and Sub to effect the merger are subject to the satisfaction or waiver of the following conditions:

•

the Company’s representations and warranties in the merger agreement being true and correct to the extent described in the section titled “The Merger Agreement — Conditions to the Merger” beginning on page 64;

•	the Company having performed or complied in all material respects with all of the obligations required to be performed or complied by it under the merger agreement at or prior to the effective time;
•

the absence since the date of the merger agreement of any change, event, effect, state of facts or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (see “The Merger Agreement — Material Adverse Effect Definition” beginning on page 56 for a description of the definition of material adverse effect); and

•

Parent having received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer certifying that each of the three preceding conditions has been satisfied.

The obligation of the Company to effect the merger is subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of Parent and Sub set forth in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time);

•

Parent and Sub having each performed or complied in all material respects with all of the obligations required to be performed or complied with by it under the merger agreement at or prior to the closing; and

•	the Company having received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer certifying that each of the two preceding conditions has been satisfied.

Termination of the Merger Agreement (page 66)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written consent of the Company and Parent;
•	by either the Company or Parent if:
•	a governmental entity has taken action preventing, prohibiting or making illegal the transactions contemplated by the merger agreement and such action has become final and nonappealable;
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under certain circumstances, if the transactions contemplated by the merger agreement have not been consummated on or before January 31, 2014 (the “outside date,” which date may be extended to February 21, 2014 if there is an order issued pursuant to the HSR Act or other antitrust laws); or

•

if there is a breach by Parent or Sub, on the one hand, or the Company, on the other hand, of its representations, warranties, covenants or obligations contained in the merger agreement, which breach would result in the failure to satisfy one or more of the mutual conditions to closing or the conditions to the non-breaching party’s obligations to close, and such breach is incapable of being cured or, if capable of being cured, is not cured by the earlier of (1) thirty days after providing written notice of such breach to the breaching party and (2) the outside date;

•	by the Company:
•

if (1) all of the mutual conditions to closing and the conditions to the Parent’s and Sub’s obligations to close have been satisfied, (2) the Company irrevocably confirms by written notice to Parent that all of the conditions to the Company’s obligation to close have been satisfied or waived and it is prepared to consummate the merger, and (3) Parent and Sub fail to consummate the merger within two business days following the later of the delivery of such notice and the last day of the marketing period (see “The Merger Agreement — Effective Time; Marketing Period” beginning on page 53); or

•

prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, in order to accept a superior proposal and enter into the alternative acquisition agreement providing for such superior proposal (see “Merger Agreement — Acquisition Proposals” beginning on page 59); provided that the Company pays Parent the break-up fee prior to or concurrently therewith (see “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67);

•	by Parent in the event that any of the following occurs:
•

a change of recommendation by the Company’s board of directors (see “The Merger Agreement — Acquisition Proposals” beginning on page 59 for a description of the actions constituting a “change of recommendation”);

•	a breach by the Company in any material respect of its obligations with respect to acquisition proposals (see “Merger Agreement — Acquisition Proposals” beginning on page 59); or

•	the authorization or public proposal by the Company, the Company’s board of directors or any committee of the board of directors to make a change of recommendation.

Break-Up Fees and Remedies (page 67)

If the merger agreement is terminated, in certain circumstances (1) Parent may be required to pay the Company a reverse break-up fee equal to $45,126,722 and (2) the Company may be required to pay to Parent a break-up fee equal to $26,034,647, in each case as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67.

The parties will be entitled to injunctions to prevent or restrain breaches or threatened breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement. However, the Company may seek specific performance of Parent’s right to cause the equity financing to be funded and to consummate the merger only in the event that:

•	Parent and Sub are required to close the merger on account of their respective closing conditions having been satisfied and they fail to complete the closing by the closing date;
•	the debt financing has been funded or will be funded at closing if the equity financing is funded at the closing; and
•	the Company irrevocably confirms by written notice to Parent that all conditions to the Company’s obligation to close have been satisfied or waived and it is prepared to consummate the merger.

Except for the right to specific performance described above, the Company’s right to receive the reverse break-up fee is the sole and exclusive remedy for the Company and its related parties against Parent and Sub and their related parties for all damages with respect to the merger agreement.

Except for the right to specific performance described above, Parent’s right to receive the break-up fee is the sole and exclusive remedy for Parent and its related parties against the Company and its related parties in circumstance in which the break-up fee is payable. However, in certain other circumstances where the break-up fee is not payable, the Company is not relieved of liability to Parent and its related parties for willful and intentional breaches of the merger agreement.

Limited Guaranties (page 44)

Concurrently with the execution of the merger agreement, each of the Investors executed and delivered a limited guaranty in favor of the Company, pursuant to which, subject to the terms and conditions thereof, the Investors guaranteed the payment of their respective pro rata portions of the reverse break-up fee and certain expense and indemnification obligations of Parent under the merger agreement.

Payment of Merger Consideration and Surrender of Stock Certificates (page 41)

You will be sent a letter of transmittal by the paying agent with related instructions promptly after the completion of the merger describing how you may exchange your shares of Company common stock for the consideration to be paid pursuant to the merger agreement. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the consideration to be paid pursuant to the merger agreement. You should not return your certificates to the paying agent without a letter of transmittal, and you should return your certificates only to the paying agent and not to the Company.

Material United States Federal Income Tax Consequences (page 48)

For U.S. federal income tax purposes, if you are a U.S. holder, your receipt of cash in exchange for your shares of Company common stock in the merger generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the merger (plus the amount, if any, of taxes withheld) and your tax basis in your shares of Company common stock. The merger will generally not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. You should read “The Merger — Material United States Federal Income Tax Consequences” beginning on page 48 for the definition of “U.S. holder” and “non-U.S. holder” and for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state, local and/or foreign taxes.

Accounting Treatment (page 48)

The merger will be accounted for as a purchase transaction for financial accounting purposes.

Delisting and Deregistration of Company Common Stock (page 39)

Shares of the Class A common stock are currently traded on the New York Stock Exchange (the “NYSE”) under the stock symbol “TMS.” Upon completion of the merger all shares of the Class A common stock will cease to be listed for trading on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Market Price of the Class A Common Stock (page 78)

The closing sale price of our Class A common stock on the NYSE on August 23, 2013, the last trading day prior to our public announcement that we had entered into the merger agreement, was $15.57 per share. On September 3, 2013, the most recent practicable trading date prior to the date of this information statement, the closing sale price of our Class A common stock on the NYSE was $17.43 per share.

Appraisal Rights (page 69)

If the merger is consummated, holders of the Company common stock may elect, in lieu of accepting the merger consideration, to pursue appraisal rights under Section 262 of the DGCL and to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the merger consideration, but only if they comply with the procedures required by Section 262 of the DGCL. In order to perfect these rights, you must make a written demand for appraisal by no later than [                    ], 2013, which is the date that is 20 days following the mailing of this information statement, and otherwise comply with the procedures set forth in Section 262 of the DGCL for exercising appraisal rights. For a summary of these procedures, see “Appraisal Rights” beginning on page 69. A copy of Section 262 of the DGCL is also included as Annex B to this information statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Litigation Related to the Merger (page 50)

The Company and its board of directors are named as defendants in a purported class action lawsuit filed in the Court of Chancery of the State of Delaware on August 30, 2013 brought by an individual who claims to be a minority stockholder of the Company. The stockholder action alleges, among other things, that the Company’s board of directors breached its fiduciary duties owed to the Company’s stockholders and seeks, among other things, to enjoin the defendants from completing the merger on the agreed upon terms or, in the event that the merger is consummated, to recover damages resulting from defendants’ alleged wrongful conduct.

Additional Information (page 79)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission, or the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 79.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the merger and the merger agreement. These questions and answers may not address all questions that may be important to you as a stockholder of TMS. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents we refer to or incorporate by reference in this information statement. You may obtain a list of the documents incorporated by reference into this information statement in the section titled “Where to Find More Information” beginning on page 79.

Q:	Why am I receiving these materials?
A:	As a result of entering into the merger agreement, applicable laws and regulations require us to provide notice that on August 23, 2013, the Principal Stockholders, which on that date held approximately 90% of the voting power of the shares of Company common stock outstanding on that date, delivered to the Company a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. As a result, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy. This information statement also constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex B to this information statement.

Q:	What is the proposed transaction?
A:	The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. Under the terms of the merger agreement, upon the satisfaction or waiver of the closing conditions (to the extent such conditions are waivable) contained in the merger agreement, at the effective time, Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. After the merger, shares of the Class A common stock will cease to be traded on the NYSE.

Q:	Why did our board of directors approve the merger and adopt the merger agreement?
A:	After careful consideration and evaluation of the merger, and in consideration of, among other things, the opinion of the Company’s financial advisor that the merger consideration to be paid to the holders of Class A common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Class A common stock, our board of directors approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. To review our board of directors’ reasons for recommending and approving the merger agreement and the transactions contemplated thereby, including the merger, see “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” on page 28.

Q:	What will I receive for my shares of Company common stock in the merger?
A:	Upon completion of the merger, you will receive the $17.50 per share merger consideration in cash, without interest and less any withholding or other applicable taxes, for each share of our common stock that you own. This does not apply to (1) shares held by any of our stockholders who are entitled to and who properly demand appraisal rights under Section 262 of the DGCL, (2) treasury shares and (3) shares held by Parent or Sub. From and after the effective time, you will not own shares of stock in TMS or Parent.

Q:	Will I owe taxes as a result of the merger?
A:

The merger generally will be a taxable transaction for U.S. holders of Company common stock. As a result, assuming you are a U.S. holder, any gains you recognize as a result of the merger will be subject to United States federal income tax and also may be taxed under applicable state, local or other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the merger consideration and (2) the adjusted tax basis of the shares of Company common stock you surrender in the merger. The merger generally will not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the

non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. In addition, under certain circumstances, a portion of the merger consideration received may be subject to withholding under applicable tax laws. Any withheld amounts will be treated for all purposes as having been paid to the holder in respect of whose shares the withholding was made.

You should read “The Merger — Material United States Federal Income Tax Consequences” beginning on page 48 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and/or foreign taxes.

Q:	How will the restricted stock be treated in the merger?
A:	Immediately prior to the effective time, each then-outstanding share of restricted Class A common stock will automatically vest and be converted in the merger into the right to receive the merger consideration, without interest and less any withholding or other applicable taxes.

Q:	How will the Company’s stock options be treated in the merger?
A:	Under the merger agreement, we have agreed that our board of directors will adopt such resolutions and take such other actions as may be required to provide that each unexercised option to purchase shares of Company common stock, whether vested or unvested, that is outstanding immediately prior to the effective time is vested and canceled, with the holder of the stock option becoming entitled to receive from the surviving corporation an amount in cash, without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes.

Q:	When do you expect the merger to be completed? What is the “marketing period”?
A:	We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed in the fourth quarter of 2013. In order to complete the merger, the closing conditions under the merger agreement must be satisfied or waived (to the extent such conditions are waivable). Neither we nor Parent and Sub are obligated to complete the merger unless and until the closing conditions in the merger agreement have been satisfied or waived (to the extent such conditions are waivable). These closing conditions are described in “The Merger Agreement — Conditions to the Merger” beginning on page 64.

In addition, the closing date could be affected by, among other things, the marketing period for Sub’s debt financing. The “marketing period” means the first period of 15 consecutive business days after the date of the merger agreement throughout which Parent and Sub have received the financial and other information required to be provided by the Company under the merger agreement in connection with the arrangement of debt financing; provided that the marketing period will not commence prior to the mailing of the information statement to the Company’s stockholders. If the marketing period would not end prior to December 20, 2013, then it will not commence until after January 6, 2014. November 29, 2013 will not be included as a business day in determining the marketing period. See “The Merger Agreement — Financing Covenant” beginning on page 63 and “The Merger Agreement — Effective Time; Marketing Period” on page 53.

Q:	What effects will the proposed merger have on the Company?
A:	Upon completion of the proposed merger, the Company will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the proposed merger, the registration of our Class A common stock and our reporting obligations with respect to our Class A common stock under the Exchange Act are expected to be terminated. In addition, upon completion of the proposed merger, shares of our Class A common stock will no longer be listed on the NYSE or any other stock exchange or quotation system.

Q:	Will I continue to receive regular quarterly dividends?
A:	The cash dividend payable by the Company on September 20, 2013 in the amount of $0.10 per share that was declared on July 26, 2013, will be paid. However, any additional dividends may only be declared and paid with the prior written consent of Parent. The Company does not anticipate declaring or paying any additional quarterly or other dividends prior to the closing of the merger.

Q:	Will the merger consideration I receive in the merger increase if the Company’s results of operations improve or if the price of the Company’s common stock increases above the current merger consideration?
A:	No. The merger consideration is fixed at $17.50 in cash per share, without interest and subject to withholding and other applicable taxes. The merger agreement does not contain any provision that would adjust the merger consideration (in either direction) based on fluctuations in the price of the Company’s common stock or based on the results of operations of the Company prior to the consummation of the merger.

Q:	What happens if the merger is not consummated?
A:	If the merger is not consummated for any reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, TMS will remain a public company and our Class A common stock will continue to be registered under the Exchange Act and listed for trading on the NYSE.

Q:	Why am I not being asked to vote on the merger?
A:	Consummation of the merger requires the adoption and approval of the merger agreement by the holders of shares of Company common stock having a majority of the voting power of all outstanding shares of Company common stock. The requisite stockholder approval was obtained on August 23, 2013 when, following the execution and delivery of the merger agreement by Parent, Sub and the Company, the Principal Stockholders, which on such date owned shares of Company common stock representing approximately 60% of the outstanding shares of Company common stock and approximately 90% of the voting power of the outstanding shares of Company common stock entitled to vote on the adoption of the merger agreement, delivered an irrevocable written consent to the Company adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. As a result, no further approval of our stockholders is required to adopt and approve the merger agreement and the transactions contemplated thereby.

Q:	What happens if a third party makes an offer to acquire the Company before the merger is completed?
A:	If a third party makes an unsolicited bona fide, written acquisition proposal to the Company prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, the Company may, prior to such date, negotiate and discuss the proposal with the third party under certain circumstances specified in the merger agreement. If our board of directors determines in good faith that such acquisition proposal constitutes a superior proposal and the Company notifies Parent and complies with certain additional requirements of the merger agreement, including, if requested by Parent, negotiating with Parent during a period of four days so that Parent has the opportunity to submit a matching or topping proposal, and Parent does not submit a matching or topping proposal during such four day period, then the Company may terminate the merger agreement to accept the superior proposal before 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the four day period described above. The Company must pay Parent the break-up fee prior to or concurrently with such termination. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 66.

Q:	Did our board of directors approve and recommend the merger agreement?
A.	Yes. Our board of directors unanimously approved the merger agreement and the merger and recommended that the Company’s stockholders adopt the merger agreement.

Q:	Are the Principal Stockholders receiving the same consideration per share in the merger as the other stockholders?
A:	Yes. Each share of Class A common stock and each share of Class B common stock will be converted in the merger into the right to receive $17.50 per share in cash, without interest and less any withholding or other applicable taxes.

Q:	Am I entitled to appraisal rights in connection with the merger?
A:	Yes. You are entitled to exercise your appraisal rights in accordance with the procedures specified in Section 262 of the DGCL in connection with the merger. For further information, please see “Appraisal Rights” beginning on page 69.

Q:	What happens if I sell my shares before completion of the merger?
A:	If you transfer your shares of Company common stock before completion of the merger, you will have transferred the right to receive the consideration to be paid pursuant to the merger agreement. In order to receive such consideration, you must hold your shares through the completion of the merger.

Q:	Should I send in my stock certificates now?
A:	No. After the effective time, the paying agent will mail to each person who was, as of immediately prior to the effective time, a holder of record of shares of Company common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. The paying agent will pay each holder of record the per share merger consideration upon its receipt of (1) surrendered certificates or book-entry shares and (2) a signed letter of transmittal and any other items specified by the paying agent. Interest will not be paid or accrue in respect of the merger consideration. Parent, the surviving corporation or the paying agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

If you hold your shares of Company common stock in “street name” through a broker, bank or other nominee, then you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	Who can help answer my other questions?
A:	If you have more questions about the merger, or would like additional copies of this information statement, you should contact Corporate Secretary in writing at TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045, or by telephone at (412) 678-6141.

FORWARD-LOOKING STATEMENTS

Certain statements in this information statement regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this information statement constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. You should not place undue reliance on any of these forward-looking statements.

Many factors could cause actual results to differ materially from those indicated by the forward-looking statements or could contribute to such differences, including:

•

North American and global steel production volumes and demand for steel are impacted by regional and global economic conditions and by conditions in our key end-markets, including automotive, consumer appliance, industrial equipment and construction markets;

•	we rely on a number of significant customers and contracts, the loss of any of which could have a material adverse effect on our results of operations;
•	some of our operations are subject to market price and inventory risk arising from changes in commodity prices;
•	if we fail to make accurate estimates in bidding for long-term contracts, our profitability and cash flow could be materially adversely affected;
•	operating in various international jurisdictions subjects us to a variety of risks;
•	our international expansion strategy may be difficult to implement and may not be successful;
•

our business involves a number of personal injury and other operating risks, and our failure to properly manage these risks could result in liabilities and loss of future business not fully covered by insurance and loss of future business and could have a material adverse effect on results of operations;

•

we are subject to concentrated credit risk and we could become subject to constraints on our ability to fund our planned capital investments and/or maintain adequate levels of liquidity and working capital under our senior secured ABL facility as a result of concentrated credit risk, declines in raw material selling prices or declines in steel production volumes;

•

if we experience delays between the time we procure raw materials and the time we sell them, we could become subject to constraints on our ability to maintain adequate levels of liquidity and working capital;

•	our estimates of future production volumes may not result in actual revenue or translate into profits;
•	counterparties to agreements with us may not perform their obligations;
•	exchange rate fluctuations or decreases in exports of steel may materially adversely impact our business;
•	an increase in our debt service obligations may materially adversely affect our earnings and available cash and could make it more difficult to refinance our existing debt;
•

the terms of our credit facilities and senior subordinated notes may restrict our current and future operations, particularly our ability to finance additional growth or take some strategic or operational actions;

•	we expend significant funds and resources to embed ourselves at our customers’ sites, but we may not receive significant profits for a period of time following such efforts;
•	increases in costs of maintenance and repair of our equipment or increases in energy prices could increase our operating costs and reduce profitability;
•

higher than expected claims under our self-insured health plans, under which we retain a portion of the risk, and our large deductible workers’ compensation program could adversely impact our results of operations and cash flows;

•	we are exposed to work stoppages and increased labor costs resulting from labor union activity among our employees and those of our customers;
•	we could be exposed to unknown or unmanaged risks or losses due to employee misconduct or fraud;

•	our pension and other post-employment benefit plans are currently underfunded or unfunded and we have to make cash payments, which may reduce the cash available for our business;
•	higher than expected claims that are in excess of the amount of our coverage under insurance policies would increase our costs;
•

equipment failure, failure of our computer, information processing, or communications hardware, software, systems or infrastructure or other events could cause business interruptions that could have a material adverse effect on our results of operations;

•

we are subject to acquisition risks. If we are not successful in integrating companies that we acquire or have acquired, we may not achieve the expected benefits and our profitability and cash flow could suffer. In addition, the cost of evaluating and pursuing acquisitions may not result in a corresponding benefit;

•

our business is subject to environmental and health and safety regulations that could expose us to liability, increase our cost of operations, or otherwise have a material adverse effect on our results of operations;

•	failure to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar regulations could subject us to penalties and other adverse consequences;
•	we may see increased costs arising from health care reform;
•	rapidly growing supply in China and other developing economies may grow faster than demand in those economies, which may result in additional excess worldwide capacity and falling steel prices;
•	a downgrade in our credit ratings would make it more difficult for us to raise capital and would increase the cost of raising capital;
•	we face significant competition in the markets we serve;
•	we may not be able to sustain our competitive advantages in the future;
•	we may not be able to successfully adapt to changes in the scrap trading industry;
•	the future success of our business depends on retaining existing and attracting new key personnel;
•

future conditions might require us to make substantial write-downs in our assets, including requiring us to incur goodwill impairment charges, which could materially adversely affect our balance sheet and results of operations;

•	we may be subject to potential asbestos-related and other liabilities associated with former businesses;
•	certain of our operations are dependent on access to freight transportation;
•	our tax liabilities may substantially increase if the tax laws and regulations in the jurisdictions in which we operate change or become subject to adverse interpretations or inconsistent enforcement;
•	increased use of materials other than steel may have a material adverse effect on our business;
•	regulation of greenhouse gas emissions and climate change issues may materially adversely affect our operations and markets;
•	if we fail to protect our intellectual property and proprietary rights adequately or infringe the intellectual property of others, our business could be materially adversely affected;
•	the results and impact of the announcement of the merger;
•	the timing for satisfying the conditions to the consummation of the merger;
•	the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals in connection with the merger;
•	the failure to consummate or delay in consummating the merger for any reason;
•	the outcome of any legal proceedings that have been or may be instituted against the Company and others related to the merger agreement;
•	the failure to obtain the necessary equity or debt financing set forth in financing commitments received in connection with the merger; and
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this information statement, in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the SEC. We assume no obligation to update any forward-looking statements after the date of this information statement as a result of new information, future events or developments except as required by federal securities laws.

THE PARTIES TO THE MERGER

The Company

TMS International Corp.

12 Monongahela Avenue

Glassport, Pennsylvania 15045

(412) 678-6141

TMS is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS offers the most comprehensive suite of outsourced industrial services to the steel industry and its employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. TMS’s services are critical to its customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. TMS provides mill services at 81 customer sites in 11 countries across North America, Europe, Latin America and Africa and operate 36 brokerage offices from which it buys and sells raw materials across five continents. Over the past 80 years TMS has established long-standing customer relationships and has served its top 10 customers, on average, for over 35 years. Its diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel.

For more information about us, please visit our website at www.tmsinternationalcorp.com. The information provided on our website is not part of this information statement, and therefore is not incorporated by reference. Detailed descriptions about our business and financial results are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2012, which we incorporate into this information statement by reference. See “Where You Can Find More Information” beginning on page 79.

Our Class A common stock is publicly traded on the NYSE under the symbol “TMS”.

Parent and Sub

Crystal Acquisition Company, Inc.

Crystal Merger Sub, Inc.

71 South Wacker Drive, Suite 4700

Chicago, Illinois 60606

Parent is a newly-formed Delaware corporation that was formed by entities controlled by the Investors. Parent has not carried on any business operations to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent.

Sub, a newly-formed Delaware corporation, is a wholly-owned subsidiary of Parent and has not carried on any business operations to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, Sub will cease to exist and the Company will continue as the surviving corporation.

The Investors are F.L.P. Trust #14, P.G. Gigi Trust M, F.L.P. Trust #11, P.G. Tom Trust M and P.G. Tom Trust, trusts for the benefit of Thomas J. Pritzker and Gigi Pritzker and their respective lineal descendants, which are advised by the The Pritzker Organization, L.L.C. (“TPO”). TPO is the merchant bank for the family business interests of certain members of the Pritkzer family, including the Investors.

THE MERGER

Background of the Merger

On March 25, 2013 our board of directors’ decided to explore a formal sale process. This decision was made in the context of the Company’s on-going review of strategic alternatives with a view toward improving shareholder value; the review included a number of discussions with competitors of the Company, which we refer to as “strategic buyers.”

Starting in 2010, members of our board of directors and senior management held discussions with respect to potential business combinations and other strategic transactions, including a sale of the Company, with one strategic buyer, which we refer to as “Strategic Buyer 1.” In April and May 2010, an investment banker (other than BofA Merrill Lynch) arranged a series of contacts between Strategic Buyer 1 and the Company during which Strategic Buyer 1 and the Company entered into a nondisclosure agreement, exchanged high-level due diligence materials, and discussed the possibility of an acquisition of the Company by Strategic Buyer 1. The same investment banker arranged another series of discussions during the summer of 2012. As part of those discussions, Strategic Buyer 1 and the Company entered into a new nondisclosure agreement and exchanged high-level due diligence information. During the summer of 2012, members of the respective senior management teams of Strategic Buyer 1 and the Company met in person to discuss the possibility of a business combination between Strategic Buyer 1 and the Company. Following the meeting, the investment banker informed the Company that Strategic Buyer 1 was not ready to move forward with any further discussions due to impending changes in management of Strategic Buyer 1. Following the conclusion of those management changes, in October 2012, the investment banker reported to the Company that he had made a presentation to one or more members of the new senior management team of Strategic Buyer 1 with respect to the business combination of Strategic Buyer 1 and the Company. In November 2012, at the recommendation of the investment banker, a member of our board of directors placed a telephone call to the chief executive officer of Strategic Buyer 1 to propose renewing discussions, but the chief executive officer did not return the telephone call. In early February 2013, another investment banker independently reached out to the chief executive officer of Strategic Buyer 1 to discuss a potential strategic transaction between Strategic Buyer 1 and the Company. The investment banker reported to the Company that he had encouraged the chief executive officer of Strategic Buyer 1 to contact members of the Company’s senior management team, and also encouraged the Company’s chief executive officer to contact the chief executive officer of Strategic Buyer 1. The Company’s chief executive officer contacted Strategic Buyer 1’s chief executive officer asking to speak to him, but Strategic Buyer 1’s chief executive officer did not respond. Additional contacts were made with Strategic Buyer 1 after March 2013 and are included in the description of the sale process below.

During 2012 and 2013, members of our board of directors held discussions with respect to a business combination with another strategic buyer, which we refer to as “Strategic Buyer 2.” In April 2012, an investment banker (other than BofA Merrill Lynch and not the same investment bankers who arranged the meetings with Strategic Buyer 1 described above) arranged on his own initiative for two members of our board of directors to meet with principals of the controlling stockholder of Strategic Buyer 2. The conversation was introductory in nature. In January 2013, the same investment banker arranged for the same persons to meet again and the persons in attendance discussed a potential business combination between Strategic Buyer 2 and the Company. The Company offered a further meeting to continue the discussions, but Strategic Buyer 2 did not respond. In February 2013, the same investment banker who had arranged the earlier meetings contacted Strategic Buyer 2 to determine whether there was any interest in pursuing a business combination or other strategic transaction with the Company. The investment banker reported to the Company that Strategic Buyer 2 was not interested in discussing a strategic transaction with the Company at the time. Additional contacts occurred with Strategic Buyer 2 after March 2013 and are included in the description of the sale process below.

During the three years leading up to and during the sale process, members of the Company’s senior management team held discussions from time to time with respect to potential strategic transactions with another strategic buyer, which we refer to as “Strategic Buyer 3.” In 2010, Strategic Buyer 3 and the Company entered into a nondisclosure agreement and held a meeting between members of their respective senior management teams. In September and November 2012, members of the respective senior management teams of Strategic Buyer 3 and the Company met to discuss potential transactions. An additional contact occurred with Strategic Buyer 3 after March 2013 and is included in the description of the sale process below.

In addition to pursuing a potential sale of the Company, business combinations and other strategic transactions, during November 2012, March 2013 and May 2013, members of our board of directors and senior management met with various investment bankers during this time period to explore other alternatives for improving shareholder value, such as follow-on equity offerings, dividend recapitalizations and dividend programs.

On March 25, 2013, our board of directors held a meeting and discussed two initiatives to increase shareholder value: a dividend program and a potential sale process. Our board of directors formed a consensus that it would enhance the value of the Company common stock to begin paying a regular quarterly dividend and our board of directors determined that it would be in the best interests of our stockholders for the Company to commence the payment of a quarterly dividend of $0.10 per share on the Class A common stock and Class B common stock. Our board of directors ultimately declared the Company’s first quarterly dividend on April 24, 2013. At the March 25, 2013 board meeting, members of our board of directors also stated their view that the Company common stock was undervalued. On March 22, 2013, the last trading day prior to the board meeting, the Class A common stock had a closing price of $13.38 per share and a volume weighted average price for the previous one month, three months, six months and 12 months of $13.63, $13.39, $11.65 and $11.41 per share, respectively. Our directors discussed informal conversations that certain directors had with various investment banks regarding a potential sale of the Company. As part of those conversations, the investment banks shared their informal impressions of potential sale prices, which ranged from $15 to $20 per share. Our board of directors also discussed the current environment for acquisitions, including the lack of high quality companies for purchase in the private equity market and favorable credit markets. Our board of directors determined that the Company’s stockholders would be best served by the Company exploring whether a strategic transaction would maximize shareholder value. Our board of directors also determined that a transaction committee consisting of a small group of directors who were not members of management, had the appropriate experience and could meet as frequently as necessary, often with limited advance notice, could most effectively manage a potential sale process and direct the activities of the Company’s financial and legal advisors and manage the other aspects of a potential sale process, subject to oversight by and the ultimate authority of our board of directors. Our board of directors formed a transaction committee consisting of Messrs. Connelly, Duncanson, Osborne and Srivastava to direct and manage a potential sale process and report to our full board of directors at such times as our board of directors requested or such other times as the transaction committee determined was appropriate to do so.

On March 27, 2013, the transaction committee held its first meeting and discussed the exploratory meetings that members of the transaction committee had held with three investment banks concerning various possible value-maximizing strategies for the Company, including a sale of the Company.

On April 4, 2013, the transaction committee held a meeting with representatives of BofA Merrill Lynch at which BofA Merrill Lynch discussed a potential sale process. Following that meeting, the transaction committee determined to engage BofA Merrill Lynch, subject to reaching an appropriate agreement on fees and other relevant terms. The transaction committee selected BofA Merrill Lynch as the Company’s financial advisor on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

During the weeks of March 31, 2013 and April 7, 2013, the transaction committee negotiated the fee structure for BofA Merrill Lynch to serve as the Company’s financial advisor in connection with the potential sale of the Company. On April 10, 2013, BofA Merrill Lynch and the transaction committee agreed in principle on the fee structure.

On April 25, 2013, the Company announced its results for the fiscal quarter ended March 31, 2013.

On April 26, 2013, an investment banker that had not been retained by the Company advised the Company that he had met with the chief executive officer of Strategic Buyer 1 about the potential benefits of a business combination between Strategic Buyer 1 and the Company. The investment banker informed the Company that Strategic Buyer 1’s chief executive officer acknowledged the potential benefits of a business combination and indicated that he would contact the Company in a few months. The investment banker reported to the Company that he encouraged Strategic Buyer 1’s chief executive officer to contact the Company more promptly.

From April 13 through May 3, 2013, the transaction committee negotiated the terms of an engagement letter with BofA Merrill Lynch. The Company’s regular outside transactional counsel, Kaye Scholer LLP, participated in the negotiations of the engagement letter on behalf of the Company.

On May 3, 2013, following approval by the transaction committee, the Company entered into the engagement letter with BofA Merrill Lynch.

On May 13, 2013, the transaction committee held a meeting, at which BofA Merrill Lynch and Kaye Scholer were present, to discuss potential buyers to be invited to participate in the sale process. After reviewing a list of potential buyers and their likely interest and ability to participate in such sale process, and in light of the previous discussion with strategic buyers described above, the transaction committee determined that it was best to invite only financial buyers to participate at that time, but they would continue to consider whether to initiate additional contacts with strategic buyers. The transaction committee’s decision not to invite the strategic buyers to participate in the sale process at that time was based on the transaction committee’s belief that there was a low likelihood that any of the strategic buyers would make an acceptable bid for the Company and that involvement of strategic buyers in a formal sale process would likely result in the process becoming known to the Company’s customers and employees.

Also on May 13, 2013, members of senior management of the Company met with members of senior management of Strategic Buyer 3 to discuss areas where the two companies could expand their commercial dealings, as well as potential business combinations. Strategic Buyer 3 did not follow up with the Company after the meeting even though Strategic Buyer 3 had stated that it would do so.

On May 14, 2013, the transaction committee met with Kaye Scholer with respect to various aspects of the sale process. The transaction committee was aware that Kaye Scholer had represented the Company in significant transactional and other matters since the Company was acquired by affiliates of Onex in 2007. At that meeting, the members of the transaction committee affiliated with Onex confirmed that Onex would not be participating as a buyer in the sale process and that Onex would not seek differential consideration for the Class B common stock, which carries 10 votes per share, as compared to the Class A common stock listed on the NYSE, which carries one vote per share. The transaction committee noted that absent a separate class vote of the holders of Class A common stock, the Company’s certificate of incorporation provided that the Class A common stock and Class B common stock received the same consideration. The transaction committee was aware that Kaye Scholer would also be acting as counsel to Onex in connection with the strategic and financial options under consideration and that Kaye Scholer was representing Onex and its other portfolio companies in a variety of other matters and had done so for more than 25 years. After discussion, the transaction committee determined that the interests of Onex in any potential transaction were aligned with the interests of the Company’s other stockholders and that Kaye Scholer’s concurrent representation of the Company and Onex did not present a conflict of interest.

On May 15, 2013, following authorization from the transaction committee, BofA Merrill Lynch began contacting potential buyers. By the end of May 2013, BofA Merrill Lynch had initiated contact with 25 parties and, at the direction of the transaction committee, distributed nondisclosure agreements to 18 parties. As discussed below, representatives of The Pritzker Organization, L.L.C., which we refer to as “TPO,” subsequently initiated contact with BofA Merrill Lynch on June 28, 2013 to express an interest in participating in the sale process and TPO subsequently was invited to participate. TPO is the merchant bank for the interests of certain members of the

Pritzker family, including the Investors, and acted as an advisor to the Investors, Parent and Sub in connection with their review, evaluation and negotiation of the proposed transaction and the merger agreement.

On May 22, 2013, following authorization from the transaction committee, BofA Merrill Lynch began distributing confidential information memoranda to the 17 potential bidders who had signed nondisclosure agreements, each of which contained substantially similar terms.

Between May 28 and June 10, 2013, eight potential bidders participated in presentations delivered by the Company’s senior management.

On June 2, 2013, a first round process letter with invitations for submission of indications of interest was sent to 14 potential bidders who had received confidential information memoranda and indicated that they remained interested in participating in the sale process. The letter was sent to an additional potential bidder on June 11, 2013 and, as described below, this same letter was sent to representatives of TPO on July 8, 2013. The letter instructed potential bidders to base their indications of interest on an illustrative financing structure proposed by BofA Merrill Lynch. The letter stated that potential bidders were not required to use BofA Merrill Lynch financing for an acquisition of the Company and would be provided an opportunity to work with other sources of debt financing in preparing final bids at a time approved by the Company.

On June 17 and June 18, 2013, the Company received indications of interest from four potential purchasers, including the purchase price ranges indicated below:

•	Bidder A: $16.50 — $18.00 per share

•	Bidder B: $17.00 — $18.00 per share

•	Bidder C: $18.00 — $19.00 per share

•	Bidder D: $17.00 per share

On June 17, 2013, the day the indications of interest were due, the Class A common stock had a closing price of $15.83 per share and a volume weighted average price for the previous one month, three months, six months and 12 months of $15.20, $14.34, $13.76 and $12.10 per share, respectively.

On June 18, 2013, our board of directors held a meeting at which the transaction committee and BofA Merrill Lynch updated our board of directors on the status of the sale process, including the number of potential bidders approached and the number of nondisclosure agreements signed. Members of senior management of the Company described the eight executive presentations that had been delivered to certain bidders. Our board of directors, with the assistance of BofA Merrill Lynch, then reviewed the four initial indications of interest that had been received and discussed the financial sponsors that had submitted them. Our board of directors then discussed with BofA Merrill Lynch potential next steps in the sale process if it decided to progress the sale process. Further, our board of directors discussed with representatives of BofA Merrill Lynch the current state of the equity and debt markets. In addition, our board of directors, together with representatives of BofA Merrill Lynch, discussed that upon beginning the second round of the process, potential purchasers would be permitted to contact financing sources, which would increase the risk the sale process would become known to the Company’s competitors. At this meeting, our board of directors decided to proceed to a second round and to permit all four potential purchasers to participate. Kaye Scholer gave a presentation to our board of directors with respect to its fiduciary duties in the context of a potential sale process. In addition, at this meeting, our board of directors also discussed whether to invite strategic buyers to participate in the sale process at this point in the process. Members of our board of directors, together with its advisors and certain members of the senior management team, reviewed the possibility of certain strategic buyers engaging in the process and submitting potentially acceptable proposals. The factors discussed by our board of directors and its advisors included, but were not limited to, each such strategic buyer’s (1) management situation, (2) financial and operational stability, (3) likelihood of sale or divestiture, (4) recent willingness to engage in acquisition transactions, (5) ability to finance an acquisition of the Company, and (6) prior discussions with the Company regarding possible business combinations (discussed in more detail above). Our board of directors and certain members of the management team also discussed the potential confidentiality, competitive and antitrust concerns that might arise by reaching out to strategic buyers, including the possible negative reaction of customers if news of the sale process became known to them and the existence of a change of control provision in an agreement with one of the Company’s largest customers that would have been triggered by a business combination with one of the strategic buyers. Members of senior management of the Company then excused themselves from the meeting and the remaining members of our board of directors continued the discussion of whether to invite strategic buyers to participate in the sale process. Our board of directors determined that strategic buyers should not be invited to participate in the sale process at this time as our board of directors believed that the likelihood of strategic buyers submitting acceptable proposals was low and did not warrant the risks inherent in providing strategic buyers material, non-public information about the Company but that it would continue to evaluate the risks and benefits of doing so.

On June 25, 2013, a principal of the controlling stockholder of Strategic Buyer 2 telephoned a member of the transaction committee and informed him that Strategic Buyer 2 had been contacted by a number of investment banks and was aware of the Company’s sale process, including the identity of the Company’s financial advisor. The transaction committee member neither confirmed nor denied those statements. Such principal did not indicate that Strategic Buyer 2 was interested in participating in the sale process.

Also on June 25, 2013, a member of Strategic Buyer 2’s senior management team contacted a member of the Company’s senior management team and informed him that he had become aware of the Company’s sale process, but did not express any interest in participating in the sale process.

From June 25 through June 28, 2013, presentations by the Company’s senior management team were delivered to the four potential purchasers (including their financing sources, consultants and legal and financial advisors) that submitted indications of interest.

On June 28, 2013, representatives of TPO, having learned of the sale process, contacted BofA Merrill Lynch on behalf of the Investors and indicated an interest in participating in the sale process. On July 1, 2013, the transaction committee determined to include the Investors in the process and TPO was provided with a nondisclosure agreement by BofA Merrill Lynch.

On June 30, 2013, representatives from Bidders A, B, C and D were given access to an electronic data room containing due diligence materials established by the Company.

On July 2, 2013, Latham & Watkins LLP, counsel to the Investors, TPO, Parent and Sub, provided comments on the proposed nondisclosure agreement to BofA Merrill Lynch to be shared with the Company. On July 2, 2013 and July 3, 2013, Kaye Scholer and Latham & Watkins negotiated the nondisclosure agreement, which was then executed by the Company on July 3, 2013 and by TPO on July 8, 2013. Upon execution of the nondisclosure agreement by TPO, BofA Merrill Lynch, at the direction of the transaction committee, sent a confidential information memorandum to representatives of TPO.

On July 5, 2013, an investment banker working with Strategic Buyer 1 contacted two members of the transaction committee. The investment banker stated that Strategic Buyer 1 was working on a range of alternatives and believed a business combination with the Company would be compelling. The transaction committee members requested the investment banker to have Strategic Buyer 1 confirm that the investment banker was authorized to represent Strategic Buyer 1 in this matter and the chief executive officer of Strategic Buyer 1 sent a confirming email on July 5, 2013. The transaction committee members then advised the investment banker to contact BofA Merrill Lynch.

During the week of July 15, 2013, due diligence conference calls and meetings commenced between Company management and Bidder A and Bidder B, respectively, and Bidder A also visited one of the Company’s sites.

On July 15, 2013, representatives of TPO submitted a preliminary indication of interest on behalf of the Investors containing a price based upon 6.5x to 7.5x last twelve months Adjusted EBITDA of $147 million, which range indicated a per share price range around $17.75.

Also on July 15, 2013, a proposed form of merger agreement prepared by Kaye Scholer was provided to the transaction committee for review and comment.

On July 16, 2013, BofA Merrill Lynch distributed final bid process letters to Bidders A, B, C and D requesting final bids on August 9, 2013, and representatives of TPO were given access to the Company’s electronic data room.

During the week of July 22, 2013, due diligence meetings and conference calls were held between Company management and potential bidders, including representatives of TPO and Bidders A and B, and Bidder A visited a different Company site. Representatives of TPO and Bidders A and B also submitted written due diligence requests and the Company responded to such requests.

On July 22, 2013, the transaction committee met with members of senior management, BofA Merrill Lynch and Kaye Scholer. BofA Merrill Lynch reported on correspondence from an investment banker who had contacted them on behalf of Strategic Buyer 1. BofA Merrill Lynch reported to the transaction committee that the investment banker stated that Strategic Buyer 1 would be interested in exploring a combination with the Company and believed that there were significant potential synergies between their two businesses. The investment banker sent a short presentation to BofA Merrill Lynch, which presentation did not include proposed pricing or any other terms for a transaction. Rather, the presentation set forth summaries of the following three alternative transaction structures that could be utilized in a possible combination: all-cash, cash and stock, and a Reverse Morris Trust pursuant to which a division of Strategic Buyer 1 would be spun-off and combined with the Company. No timing for a transaction was included, although the portion describing the all-cash structure was noted as “Timing not ideal.” BofA Merrill Lynch stated that Strategic Buyer 1’s investment banker had also indicated that timing was not ideal for Strategic Buyer 1 for any transaction structure that included cash as a primary component. BofA Merrill Lynch and the transaction committee reviewed the components of Strategic Buyer 1’s presentation and noted several potential deficiencies in the analysis. The transaction committee discussed the process necessary to address the valuation, due diligence, antitrust and other complexities raised by the Reverse Morris Trust structure and a structure comprised primarily of stock of Strategic Buyer 1. The transaction committee observed that the process would require a significant delay that would likely jeopardize the current sale process. After further discussion, the unanimous consensus of the transaction committee was that Strategic Buyer 1 had not made a proposal that the Company could meaningfully evaluate. The transaction committee directed BofA Merrill Lynch to ask Strategic Buyer 1’s investment banker for a definitive proposal that the Company could evaluate, including an analysis as to potential antitrust issues that might arise in connection with a business combination transaction between the two companies. The transaction committee also discussed the recent and upcoming meetings with representatives of TPO and Bidders A, B, C and D.

On July 24, 2013, BofA Merrill Lynch, at the direction of the transaction committee, distributed a final bid process letter to representatives of TPO in the same form that had been delivered to Bidders A, B, C and D.

On July 25, 2013, BofA Merrill Lynch, at the direction of the transaction committee, distributed to representatives of TPO and Bidders A, B, C and D a proposed form of merger agreement, related Company disclosure schedules and a proposed form of support agreement, with instructions to provide any requested changes to those documents with their bid. The proposed form of merger agreement included a so-called “go shop” period of 60 days following execution of the merger agreement during which the Company could actively seek superior proposals and a fiduciary out permitting our board of directors to negotiate unsolicited offers through the effective time of the merger. During its review of the draft merger agreement, the members of the transaction committee and Kaye Scholer discussed the fact that, in light of the sale process, the “go shop” provision was not likely to survive negotiations with the successful bidder. The transaction committee had requested that Onex permit it to offer the support agreement because, in light of Onex’s approximately 90% voting power, any potential bidder would likely require such an agreement since the merger agreement would otherwise be viewed as giving Onex an option to sell. Onex agreed to offer the support agreement to provide an incentive for bidders to propose the highest value for the Company in the sale process.

Also on July 25, 2013, the chief executive officer of Strategic Buyer 1 initiated a telephone conversation with the chief executive officer of the Company. The chief executive officer of Strategic Buyer 1 stated that he was aware of the Company’s sale process and had asked an investment banker to assist Strategic Buyer 1 in analyzing a potential business combination with the Company. The chief executive officer of Strategic Buyer 1 stated that he intended to discuss the topic with his company’s board of directors. The Company’s chief executive officer invited a proposal from Strategic Buyer 1 that the Company’s board of directors could evaluate. Following the meeting, the Company and Strategic Buyer 1 extended the term of the nondisclosure agreement that they had entered into in 2012. Such nondisclosure agreement did not include a standstill provision.

On July 26, 2013, the Company’s board of directors held its regularly scheduled quarterly meeting. As part of this board meeting, the transaction committee updated our board of directors on the status of the sale process.

Also on July 26, 2013, following our board of directors meeting, the Company announced that our board of directors had declared a cash dividend of $0.10 per share of Company common stock payable on September 20, 2013 to stockholders of record as of the close of business on August 16, 2013.

During the week of July 29, 2013, due diligence meetings and conference calls were held between Company senior management and representatives of TPO and Bidder A, respectively.

On July 30, 2013, Latham & Watkins and Kaye Scholer had a preliminary telephone call to discuss certain initial questions and concerns of TPO regarding the Company’s proposed form of merger agreement.

On August 1, 2013, the Company announced its results for the quarter and six months ended June 30, 2013 and revised its full-year guidance for 2013 adjusted EBITDA to a range of $150 to $155 million from its original guidance of $152 to $160 million.

During the week of August 5, 2013, due diligence meetings and conference calls were held between Company senior management and representatives of TPO and Bidder A, respectively, and representatives of TPO visited one of the Company’s sites.

On August 6, 2013, the chief executive officer of Strategic Buyer 1 called the Company’s chief executive officer and reported that he spoke to his company’s board of directors about various strategic initiatives but that Strategic Buyer 1 had no proposal to make with respect to the Company at the time and did not wish to disrupt the Company’s current sale process. Strategic Buyer 1’s chief executive officer also inquired about the timing of the Company’s sale process and the Company’s chief executive officer referred him to BofA Merrill Lynch.

On August 7, 2013, a member of the transaction committee met with an investment banker on unrelated business. The investment banker stated that he had become aware of the Company’s sale process and that one of his clients may be interested in participating in the Company’s sale process. The investment banker reported that his client was engaged in a business that has some features similar to, but not competitive with, the Company. The transaction committee member referred the investment banker to BofA Merrill Lynch and, following a discussion between the investment banker and BofA Merrill Lynch, the investment banker informed BofA Merrill Lynch that his client would not enter the sale process.

On August 9, 2013, representatives of TPO submitted a revised proposal on behalf of the Investors, which included a purchase price of $17.35 per share, revised drafts of the merger agreement and support agreement, a form of equity commitment letter, a form of limited guaranty, and debt commitment letters. TPO’s proposed changes to the merger agreement and support agreement contemplated a deal structure in which the Onex entities holding more than a majority of the voting power of the outstanding Company common stock would approve the merger agreement by written consent immediately after the merger agreement was signed. TPO’s draft merger agreement deleted the “go shop” provisions proposed by the Company and replaced them with a “no solicitation” provision, which would become effective on signing of the merger agreement, and a so-called “no shop” provision, which would become effective immediately following the execution of the written stockholder consent. TPO’s proposed structure had the effect of eliminating our board of directors’ ability to terminate the merger agreement if it received a superior proposal.

Also on August 9, 2013, Bidder A submitted a revised draft of the merger agreement and a draft debt commitment letter, but did not submit a bid letter or indicate a proposed purchase price. Bidder A’s mark-up of the draft merger agreement had fewer comments and reflected a less definitive position as to deal structure when compared to TPO’s draft merger agreement. For example, Bidder A’s revised draft of the merger agreement included footnotes requesting to discuss whether to utilize a written consent approval structure or a tender offer mechanism to effectuate the transaction, and also noted that many sections of the draft merger agreement remained subject to due diligence and further review by Bidder A’s advisors.

On August 11, 2013, our board of directors, together with BofA Merrill Lynch and Kaye Scholer, held a meeting at which our board of directors reviewed the sale process and bid materials that had been received from the Investors and Bidder A. Our board of directors, together with BofA Merrill Lynch and Kaye Scholer, reviewed the proposal submitted by the Investors in detail, including pricing, financing provisions of the bid, the confirmatory due diligence still to be undertaken and approvals to which the bid was subject, proposed timing, requested exclusivity and bid expiration. Our board of directors, together with BofA Merrill Lynch, discussed the premium that the proposal from the Investors represented as compared to the then current price of the Class A common stock. Our board of directors, together with representatives of BofA Merrill Lynch and Kaye Scholer, also reviewed the key terms of the equity and debt commitments included with the Investors’ proposal. BofA Merrill Lynch reported that Bidder A had not yet submitted a bid but was intending to submit a bid the next day. A member of the transaction committee informed our board of directors that he had a phone conversation with Bidder A, in which Bidder A informed the transaction committee member that it planned to submit a bid that Bidder A believed was not likely to be deemed acceptable to the Company, and that Bidder A would be open to discussions on structured alternatives. The transaction committee member informed Bidder A that it should submit its bid as soon as possible if it wanted to have such bid considered by our Board alongside any other bids received. Kaye Scholer discussed with our board of directors the changes to the merger agreement and other transaction documents proposed by representatives of TPO, noting in particular that the transaction would be approved by the written consent of the stockholders holding a majority of the voting power of the outstanding Company common stock immediately following execution of the merger agreement, rather than at a special meeting of stockholders, and that this proposed structure would have the effect of eliminating the Company’s ability to terminate the merger agreement if it were to receive a superior proposal prior to the receipt of the shareholder adoption and approval of the merger agreement. This proposal also included a request to discuss compensation arrangements with certain members of the Company’s senior management team. Kaye Scholer also discussed the proposed changes to the merger agreement that Bidder A had submitted. Following discussion, our board of directors instructed BofA Merrill Lynch to go back to representatives of TPO to seek an increased bid price from the Investors and seek inclusion of a termination right to pursue superior proposals following the execution of the merger agreement, but prior to the receipt of the shareholder adoption and approval of the merger agreement. BofA Merrill Lynch stated that they did not expect to receive bids from Bidders B, C and D due to the recent lack of activity of such bidders in the due diligence process.

Also on August 11, 2013, Bidder A submitted a final bid of $785 million on an enterprise value basis, equivalent to approximately $13.00 per share.

On August 12, 2013 and August 13, 2013, BofA Merrill Lynch had several telephone conversations with representatives of TPO to discuss the proposal submitted by the Investors.

On August 13, 2013, Kaye Scholer and Latham & Watkins had a preliminary telephone call concerning the revisions to the merger agreement proposed by TPO and its representatives. Later that day, Kaye Scholer and the Company’s in-house legal team had a telephone call to review these proposed revisions to the merger agreement.

On August 14, 2013, the transaction committee met, together with BofA Merrill Lynch and Kaye Scholer, and BofA Merrill Lynch reported on its conversations with representatives of TPO, which revolved primarily around the price and stockholder approval structure. Kaye Scholer then reviewed the proposed written consent approval structure, including how a so-called “fiduciary out” might work in such structure. The transaction committee discussed the offer delivered by TPO and the proposed timetable, decided to make a counteroffer and requested that BofA Merrill Lynch provide to representatives of TPO a counteroffer approved by the transaction committee. The transaction committee then reviewed Bidder A’s bid, determined that it was inadequate and determined that it was advisable not to respond to Bidder A. After the transaction committee meeting, BofA Merrill Lynch, at the direction of the transaction committee, contacted representatives of TPO and presented a counteroffer, which included a price of $17.75 per share and a 35-day post-signing period to exercise a termination right for a superior proposal.

Later on August 14, 2013, representatives of TPO submitted a modified written proposal on behalf of the Investors to BofA Merrill Lynch providing for, among other things, (1) a purchase price of $17.50 per share, (2) a 35-day post-signing period to exercise a termination right for a superior proposal, and (3) details of the “bring down” condition for representations and warranties, non-solicitation provisions, matching rights and break-up fees. Representatives of TPO clarified that the reference in the Investors’ proposal that it would require discussions with management did not mean that definitive employment agreements with management would be a condition to closing of the merger, and TPO’s request to discuss compensation arrangements with certain members of the Company’s senior management team was subsequently agreed to by our board of directors. The modified proposal also included a timetable that called for exclusivity through August 26, 2013. Representatives of TPO had provided BofA Merrill Lynch with a proposed exclusivity letter agreement along with the initial proposal on August 9, 2013.

On August 15, 2013, the transaction committee, together with BofA Merrill Lynch and Kaye Scholer, met to review the modified proposal submitted on behalf of the Investors. The transaction committee reviewed the proposal and decided to move forward on the basis proposed, but subject to negotiations of the detailed proposals pertaining to other issues in the merger agreement. The transaction committee then discussed the request for exclusivity and the proposed exclusivity letter. The transaction committee decided that while it was willing to agree to exclusivity, certain aspects of the proposed exclusivity letter were not acceptable and requested that Kaye Scholer negotiate the proposed exclusivity letter agreement with representatives of TPO. The transaction committee also instructed BofA Merrill Lynch and Kaye Scholer to make themselves available to update the other members of our board of directors prior to the next board meeting.

Also on August 15, 2013, Kaye Scholer and Latham & Watkins negotiated the exclusivity letter, which was executed by TPO and the Company later that day. Pursuant to the terms of the exclusivity letter, the Company granted exclusivity to the Investors through August 26, 2013.

Also on August 15, 2013, Kaye Scholer provided revised drafts of the merger agreement, support agreement, equity commitment letter and limited guaranty to Latham & Watkins.

On August 16, 2013, Kaye Scholer, Latham & Watkins and Fried, Frank, Harris, Shriver & Jacobson LLP (who had worked on the Company’s existing debt facility) conducted a telephone call concerning the Company’s comments to the proposed debt commitment letters.

Also on August 16, 2013, Latham & Watkins provided revised drafts of the merger agreement and other transaction documents to Kaye Scholer.

On August 17, 2013, Kaye Scholer and Latham & Watkins had a conference call to discuss issues raised in the current drafts of the merger agreement and other transaction documents. The Company’s management team joined part of the call to discuss open items related to the material contracts representations and interim operating covenants. Kaye Scholer, BofA Merrill Lynch and members of the transaction committee then had a conference call at which Kaye Scholer reviewed the open issues in the merger agreement and other transaction documents.

Early on August 18, 2013, Kaye Scholer provided revised drafts of the merger agreement and other transaction documents to Latham & Watkins. The drafts of the merger agreement, support agreement, form of equity commitment letter and form of limited guaranty, which were then provided to the Company’s board of directors. Our board of directors also received materials from BofA Merrill Lynch. Later that evening, Latham & Watkins provided revised drafts of the merger agreement and other transaction documents to Kaye Scholer.

On August 19, 2013, our board of directors held a meeting, together with BofA Merrill Lynch and Kaye Scholer, at which the proposed merger agreement and other transaction documents were reviewed. At that meeting, BofA Merrill Lynch presented a preliminary financial analysis of the merger consideration to our board of directors. Kaye Scholer gave a presentation on the terms of the merger agreement and ancillary documents, including the proposed changes reflected in the drafts most recently received from Latham & Watkins. After a thorough discussion, our board of directors expressed their unanimous consensus that the Company should proceed with the proposed transaction with the Investors.

Also on August 19, 2013, Kaye Scholer had a conference call with the Company’s in-house legal team to review the proposed changes to the merger agreement and Kaye Scholer subsequently delivered to Latham & Watkins revised drafts of the merger agreement and other transaction documents.

On August 20, 2013, Kaye Scholer, the transaction committee and Latham & Watkins held a conference call to discuss and negotiate outstanding issues in the merger agreement and other transaction documents.

Also on August 20, 2013, BofA Merrill Lynch received from TPO, in response to the Company’s request that TPO demonstrate the Investors’ capacity to perform the obligations that they would have under the equity commitments and limited guaranties, the Investors’ financial information. On August 21, 2013, the transaction committee held a meeting, together with BofA Merrill Lynch and Kaye Scholer, to review the Investors’ financial information that had been provided. At the direction of the transaction committee, Kaye Scholer subsequently called Latham & Watkins to request additional information and reported back to the transaction committee the results of this call at a meeting that evening. Also that evening, Latham & Watkins delivered a revised version of the merger agreement and other transaction documents to Kaye Scholer.

On August 21, 2013, Kaye Scholer and Latham & Watkins held a conference call to discuss remaining issues in the merger agreement and other transaction documents.

On August 22, 2013, representatives of TPO were permitted to start contacting certain Company customers as part of its confirmatory due diligence, which calls took place on August 22, 2013 and August 23, 2013.

Also on August 22, 2013, Kaye Scholer and Latham & Watkins exchanged drafts of the merger agreement and transaction documents and Latham & Watkins provided Kaye Scholer with final draft equity commitment letters and limited guaranties from the Investors. Kaye Scholer and Latham & Watkins held a number of calls to discuss remaining issues in the merger agreement and other transaction documents. Also on August 22, 2013, Kaye Scholer delivered the substantially final versions of the merger agreement, support agreement, equity commitment letters, limited guaranties and debt commitment letter to the Company’s board of directors.

On August 23, 2013, Kaye Scholer and Latham & Watkins concluded revising the merger agreement and transaction documents, and the finalized documents were sent to our board of directors together with a presentation from BofA Merrill Lynch and a draft of a written fairness opinion of BofA Merrill Lynch to our board of directors as to the fairness, from a financial point of view, of the merger consideration to be received by holders of the Class A common stock.

Later the same day, our board of directors held a meeting, together with BofA Merrill Lynch and Kaye Scholer, at which the proposed merger agreement and other transaction documents were reviewed. BofA Merrill Lynch reviewed with our board of directors its financial analysis of the merger consideration and delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion, dated August 23, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of the Class A common stock was fair from a financial point of view to such holders. The full text of BofA Merrill Lynch’s written opinion to our board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this information statement and is incorporated by reference herein in its entirety. Our board of directors also discussed the merger consideration to be paid to the holders of the Class B common stock in the merger, in light of the fact that affiliates of Onex owning approximately 97% of the outstanding shares of Class B common stock (which shares collectively represented approximately 90% of the voting power of the outstanding shares of Company common stock) had agreed to support the proposed transaction without the benefit of a fairness opinion, that the Class B common stock provided for automatic conversion to Class A common stock upon transfer (which would prevent the holders of the Class B common stock from transferring the excess voting power in the Class B common stock to any third party and meant that holders of Class B common stock essentially held the right to acquire Class A common stock) and that the Company’s certificate of incorporation required a separate class vote of the holders of the Class A common stock in the event the outstanding shares of Class B common stock received differential consideration in the merger. Our board of directors also observed that, consistent with the terms of the merger agreement, BofA Merrill Lynch’s financial analysis of the merger consideration did not make a distinction between the treatment of the Class A common stock and the Class B common stock. Kaye Scholer then gave a presentation of the merger agreement and transaction documents, including the changes that had been made to the documents from the drafts presented at our board of directors’ meeting on August 19, 2013. The board members asked questions throughout the presentations. After these presentations, Messrs. Duncanson, Srivastava and Tolbert, the board members who are employees of entities affiliated with Onex, were temporarily excused from the meeting to permit discussion among the other directors and their advisors. After discussion, these members re-joined the meeting. Following additional discussion, our board of directors unanimously approved, and authorized the execution and delivery of, the merger agreement and other transaction documents (including the support agreement) in the forms presented. The merger agreement and other transaction documents were executed and delivered by the parties thereto later the same day. On August 23, 2013, following the execution and delivery of the merger agreement by the parties thereto, the Principal Stockholders delivered to the Company a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. The written consent of stockholders was delivered by the Company to representatives of TPO on the evening of August 23, 2013.

On August 26, 2013, the Company and TPO issued a joint press release announcing the transaction.

Reasons for the Merger; Recommendation of Our Board of Directors

Our board of directors, with the assistance of the Company’s legal and financial advisors, evaluated the proposed merger, including the terms and conditions of the merger agreement. At a meeting on August 23, 2013, our board of directors unanimously adopted resolutions (1) authorizing and approving the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (2) approving and declaring advisable the merger agreement, the merger, the support agreement among Parent, Sub and the Principal Stockholders and the other transactions contemplated by the merger agreement, (3) declaring that the terms of the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of the stockholders of the Company, (4) directing that the adoption of the merger agreement be submitted to the stockholders of the Company and (5) recommending that the stockholders of the Company adopt the merger agreement.

In the course of reaching its determination and recommendation, our board of directors consulted with Company management, as well as the Company’s legal and financial advisors, and considered the following potentially positive or favorable factors (which are not intended to be exhaustive and are not listed in any relative order of importance):

•

the belief of our board of directors that the price of $17.50 per share reflects the highest value per share of our common stock reasonably attainable in light of the sale process conducted by our board of directors, as more fully discussed under “The Merger — Background of the Merger” beginning on page 18;

•

the fact that our board of directors had discussions with a broad group of potential bidders, including financial and strategic investors, 19 of whom entered into nondisclosure agreements with the Company and received information related to the Company;

•

the fact that the merger consideration of $17.50 per share to be received by the stockholders of the Company in the merger represents a significant premium over the market price at which shares of Class A common stock traded before our board of directors’ meeting to approve the merger agreement, including the fact that the merger consideration of $17.50 per share represented a premium of approximately:

•	13.9% over the closing price of shares of Class A common stock on August 22, 2013, the last trading day before our board of directors’ meeting to approve the merger agreement;
•	2.0% over the 52-week high price of shares of Class A common stock as of August 22, 2013, the last trading day before our board of directors’ meeting to approve the merger agreement;
•	78.8% over the 52-week low price of shares of Class A common stock as of August 22, 2013, the last trading day before our board of directors’ meeting to approve the merger agreement;
•	34.6% over the Company’s initial public offering price on April 14, 2011; and
•

10.0%, 12.9%, 18.1% and 33.0% over the volume weighted average price of shares of Class A common stock over the one month, three month, six month and 12 month period immediately prior to August 22, 2013, respectively;

•	the fact that the price of $17.50 was higher than the highest closing price of shares of Class A common stock since the Class A common stock was first publicly listed;
•

the fact that the merger consideration is all cash, which allows the Company’s stockholders to immediately realize a certain value for all shares of their Company common stock compared to (1) a transaction in which our stockholders would receive stock and (2) the uncertainty inherent in executing the Company’s standalone business plans, which the Company’s stockholders would be subject to in the event the merger were not to occur;

•

the opinion of BofA Merrill Lynch, dated August 23, 2013, to the Company’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of the Class A common stock, as more fully described below in the section entitled “Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated”;

•

the fact that affiliates of Onex owning approximately 97% of the outstanding shares of Class B common stock (which shares collectively represented approximately 90% of the voting power of the outstanding shares of Company common stock) had agreed to support the proposed transaction without the benefit of a fairness opinion, that the Class B common stock provided for automatic conversion to Class A common stock upon transfer (which would prevent the holders of the Class B common stock from transferring the excess voting power in the Class B common stock to any third party and meant that holders of Class B common stock essentially held the right to acquire Class A common stock), that the Company’s certificate of incorporation required a separate class vote of the holders of the Class A common stock in the event the outstanding shares of Class B common stock received differential consideration in the merger, and, as observed by our board of directors and consistent with the terms of the merger agreement, BofA Merrill Lynch’s financial analysis of the merger consideration did not make a distinction between the treatment of the Class A common stock and the Class B common stock;

•	the fact that Parent and Sub obtained committed equity and debt financing for the transaction, the limited number and nature of the conditions to the equity and debt financing, and the obligation of

Parent to use its reasonable best efforts to enforce the debt commitment letter and, if Parent fails to complete the merger under certain circumstances, to pay the Company a reverse break-up fee of $45,126,722;

•

the limited guaranties of the Investors in favor of the Company with respect to the payment by Parent of the reverse break-up fee and certain expense and indemnification obligations of Parent under the merger agreement;

•

the other terms and conditions of the merger agreement, described under “The Merger Agreement” beginning on page 52 of this information statement, which our board of directors, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant, including:

•

the limited number and nature of the conditions to Parent’s and Sub’s obligations to consummate the merger, including that Parent’s and Sub’s obligation to complete the merger is not subject to any financing condition;

•

the provisions allowing the Company’s board of directors, under certain circumstances, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, to provide information to, and participate in discussions and negotiations with, third parties regarding unsolicited bona fide written acquisition proposals, as well as the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal, subject to paying Parent a break-up fee of $26,034,647 prior to or concurrently therewith, as more fully described in “The Merger Agreement — Termination of the Merger Agreement” beginning on page 66;

•

the obligation of Parent under the merger agreement to pay to the Company a reverse break-up fee of $45,126,722, upon termination of the merger agreement under certain circumstances, increasing the likelihood of the merger being successfully consummated as described more fully under “The Merger Agreement — Break-Up Fees” beginning on page 67;

•

the outside date under the merger agreement, January 31, 2014 (and the ability of the Company (or Parent) to extend such date to February 21, 2014 as a result of an order issued pursuant to the HSR Act or other antitrust laws), which allows for sufficient time to complete the merger;

•

the ability of the Company, under certain circumstances, to seek specific performance to prevent certain breaches of the merger agreement by Parent and Sub and (in addition to the Company’s rights to enforce directly the equity commitment letters) to cause Parent and Sub to enforce specifically the terms of the equity commitment letters; and

•

the terms of the merger agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course between signing the merger agreement and the closing of the merger;

•	the fact that the merger agreement contains customary terms and was the product of arm’s-length negotiations;
•

the consideration for the merger and the other terms of the merger agreement resulted from negotiations between our board of directors and its advisors, on the one hand, and Parent and its advisors, on the other hand;

•

the likelihood, considering the reputation, proven experience in completing similar transactions, and financial and capital resources of the Investors and TPO, that the merger would be completed, and completed in a reasonably prompt time frame;

•

our board of directors’ understanding of the business, operations, financial conditions, earnings and prospects of the Company, the possible alternatives to the sale of the Company, including continuing to operate the Company as an independent public company, and the range of potential benefits to the stockholders of the Company of these alternatives, as well as the assessment of our board of directors that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for our stockholders, taking into account the timing and the likelihood of accomplishing such alternatives, the need for additional investment resources to accomplish such alternatives and the risks of successfully effecting such alternatives, including the business, competitive, industry and market risks that would apply to the Company;

•	the prospective risks to the Company as an independent public company, including the risks and uncertainties with respect to:
•

achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the steel industry specifically; and

•	the “risk factors” set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2012;
•	all stockholders of the Company, including the Principal Stockholders, will receive the same form and amount of consideration per share of our common stock in connection with the merger;
•

the support of the Principal Stockholders, as evidenced by their execution and delivery of the support agreement concurrently with the merger agreement and the fact that representatives of the Principal Stockholders informed our board of directors that they could execute and deliver a written consent adopting and approving the merger agreement and the transactions contemplated thereby, including the merger, immediately following execution and delivery of the merger agreement;

•

the perceived lack of material antitrust risk associated with the merger and the obligations of Parent to take all steps it is capable of taking to avoid impediments under antitrust laws to enable the closing to occur prior to January 31, 2014 (or, if applicable, February 21, 2014) under the circumstances set out in the merger agreement, as more fully described under “The Merger Agreement — Efforts to Complete the Merger” beginning on page 62;

•	the likelihood of the Company satisfying the other conditions to Parent’s and Sub’s obligations to complete the merger; and
•

the availability of appraisal rights to the stockholders of the Company who comply with all of the procedures required by Section 262 of the DGCL for exercising such rights, which allow holders who have not consented to the merger to seek appraisal of the fair value of their shares of Company common stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the merger consideration.

Our board of directors did not believe that the Company’s current financial situation or near-term future prospects indicated a need to sell the Company at the present time. However, for the foregoing reasons, it believed that the proposed merger is fair to and in the best interests of the Company’s stockholders, and is the best alternative available for the Company’s stockholders at this time.

In the course of reaching its determination and recommendation, our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to, the following factors (which are not intended to be exhaustive and are not listed in any relative order of importance):

•

following the completion of the merger, we will no longer exist as a public company and the stockholders will not participate in any future earnings or growth of our business and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations;

•

the possibility that Parent will be unable to obtain all or a portion of the financing for the merger and related transactions, including the debt financing proceeds contemplated by the debt commitment letter it received from the lenders party thereto and the equity financing proceeds contemplated by the equity commitment letters it received from the Investors;

•

the limitations on the ability of the Company to obtain specific performance of the merger agreement to require Parent to complete the merger and enforce its equity financing commitments, except under specific circumstances;

•	the restrictions on the Company’s ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal;
•

the requirement that we pay a break-up fee of $26,034,647 if we enter into a definitive agreement related to a superior proposal or the merger agreement is terminated under certain other circumstances;

•

the fact that even in the event of a willful and intentional breach of the merger agreement by Parent or Sub, the Company’s available damages against Parent, Sub and the Investors would be limited to $45,126,722;

•	the fact that the Company has incurred and will incur substantial expenses related to the transactions contemplated by the merger agreement, regardless of whether the merger is consummated;
•	the fact that an all cash transaction would be taxable to the stockholders that are U.S. persons for U.S. federal income tax purposes;
•	the fact that Parent and Sub are newly-formed entities with no material assets other than the equity commitments of the Investors and the debt financing commitment of the lenders party thereto;
•

the possibility of disruption to our operations following announcement of the merger, the fact that the merger agreement identifies certain actions which may not be taken by the Company without the consent of Parent in the period before the completion of the merger and that these restrictions limit the Company’s flexibility to manage its business outside of the ordinary course during that period, and the possible effect on the Company’s operating results, the trading price of our Class A common stock and our ability to attract and retain key personnel and customers if the merger does not close; and

•

while the merger is expected to be completed, there is no assurance that all conditions to the parties’ respective obligations to complete the merger will be satisfied or waived, and as a result, it is possible that the merger may not be completed, as described under “The Merger Agreement — Conditions to the Merger” beginning on page 64.

In addition, our board of directors was aware of and considered the interests that certain of our directors and officers have with respect to the merger that differ from, or are in addition to, their interests as stockholders of the Company, as described in “— Interests of the Company’s Directors and Officers in the Merger” beginning on page 44.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered by our board of directors. In view of the wide variety of factors considered by our board of directors in evaluating the merger agreement and the merger, our board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate decision, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors. Also, individual members of our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. Our board of directors’ determination and recommendation described above were based upon the totality of the information presented to and considered by it.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

The Company has retained BofA Merrill Lynch to act as the Company’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Merrill Lynch to act as the Company’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

On August 23, 2013, at a meeting of the Company’s board of directors held to evaluate the merger, BofA Merrill Lynch delivered to the Company’s board of directors an oral opinion, which subsequently was confirmed by delivery of a written opinion, dated August 23, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by the holders of the Class A common stock was fair, from a financial point of view, to such holders. A draft of the written opinion had been delivered to the directors before the meeting.

The full text of BofA Merrill Lynch’s written opinion to the Company’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this information statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Company’s board of directors for the benefit and use of the Company’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, including the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class B common stock, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not constitute a recommendation to any stockholder as to how to act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(i)	reviewed certain publicly available business and financial information relating to the Company;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (the “Company Financial Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

(iv)	reviewed the trading history for the Class A common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(v)	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

(vi)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(vii)	considered the results of BofA Merrill Lynch’s efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

(viii)	reviewed the merger agreement; and

(ix)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Financial Forecasts, BofA Merrill Lynch was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of the Company, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Company’s board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

TMS Financial Analyses.

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for the Company and the following seven publicly traded companies, which BofA Merrill Lynch selected in its professional judgment and experience, based on among other things, the fact that the companies operated in the industrial services industry or the equipment rental industry:

Company	2013 EV/EBITDA	2014 EV/EBITDA	2013 EV/EBITDA — Capex	2014 EV/EBITDA — Capex
Industrial Services Industry
• Harsco Corporation	• 6.9x	• 6.1x	• 17.8x	• 12.5x
• Team, Inc.	• 10.5x	• 8.9x	• 14.7x	• 11.6x
• Boart Longyear Limited	• 4.9x	• 4.7x	• 7.9x	• 9.1x
• Matrix Service Company	• 7.2x	• 5.9x	• 10.5x	• 7.6x
• Furmanite Corporation	• 9.6x	• 8.0x	• 14.7x	• 11.9x
Equipment Rental Industry
• United Rentals, Inc.	• 5.6x	• 5.0x	• 10.6x	• 8.8x
• Ashtead Group plc	• 7.3x	• 6.4x	• 40.1x	• 18.3x

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected companies as a multiple of calendar years 2013 and 2014 estimated earnings before interest, taxes, depreciation and amortization, or EBITDA. BofA Merrill Lynch also reviewed implied enterprise values of the selected companies as a multiple of calendar years 2013 and 2014 EBITDA less capital expenditures, or EBITDA — CapEx. BofA Merrill Lynch then applied multiples of 5.0x-6.5x calendar year 2013 estimated EBITDA and 5.0x-6.0x calendar year 2014 estimated EBITDA derived from the selected publicly traded companies to corresponding data of the Company. In addition, BofA Merrill Lynch reviewed the amount of the capital expenditures used in connection with operation of the business of each of the companies and used as a reference the resulting implied multiples of 12.0x-15.6x calendar year 2013 EBITDA — CapEx and 10.7x-12.8x calendar year 2014 EBITDA — CapEx as a reference for the multiples of calendar year 2013 estimated EBITDA and calendar year 2014 estimated EBITDA. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of the Company were based on the Company Financial Forecasts adjusted to reflect the burden of $2 million of costs associated with a public company and $1 million for Onex’s management fee. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for the Company		Merger Consideration
2013E EV/EBITDA	2014E EV/EBITDA
$12.67 – $18.31	$15.78 – $20.14	$17.50

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following four selected transactions involving the mill services sector and the raw materials and optimization sector, which, based on its professional judgment and experience, BofA Merrill Lynch deemed relevant to consider in relation to the Company and the merger:

Announcement Date	Acquiror	Target	Transaction Value ($mm)	EV/LTM EBITDA
November 2006	• Onex	• the Company	• $628	• 6.9x
December 2005	• Harsco Corporation	• Brambles Industries Limited’s Northern Hemisphere steel mill services operations	• $229	• 6.2x
October 2007	• Steel Dynamics, Inc.	• OmniSource Corporation	• $1,078	• 6.8x
February 2008	• Nucor Corporation	• The David J. Joseph Company	• $1,440	• 7.3x

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company, based on the consideration payable in the selected transaction, as a multiple of the target company’s last 12 months, or LTM, EBITDA. BofA Merrill Lynch then applied multiples of 6.0x-7.0x LTM EBITDA in the case of the mill services sector and 6.5x-7.5x LTM EBITDA in the case of the raw materials and optimization sector derived from the selected transactions to the Company’s actual LTM EBITDA, as of June 30, 2013. Estimated financial data of the selected transactions were based on public filings and other publicly available information. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$15.85 – $19.42	$17.50

No company, business or transaction used in this analysis is identical or directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate from August 1, 2013 to December 31, 2013 and during the Company’s fiscal years 2014 through 2017 based on the Company Financial Forecasts adjusted to reflect the burden of $2 million of costs associated with a public company and $1 million for Onex’s management fee. BofA Merrill Lynch calculated terminal values for the Company by applying perpetuity growth rates ranging from 2.0% to 3.0%. The cash flows and terminal values were then discounted to present value as of July 31, 2013 using discount rates ranging from 10.5% to 13.0%, which were based on an estimate of the Company’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference range for the Company as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$14.17 – $23.70	$17.50

Other Factors.

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•	historical trading prices and trading volumes of the Class A common stock during the period commencing on April 11, 2011 and ending on August 22, 2013; and
•	historical ratio of enterprise value to next twelve months EBITDA for the Company since April 2011 and ending on August 2013.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Company’s board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Parent. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock and were provided to the Company’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of the Company.

The type and amount of consideration payable in the merger was determined through negotiations between the Company and Parent, rather than by any financial advisor, and was approved by the Company’s board of directors. The decision to enter into the merger agreement was solely that of the Company’s board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Company’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the merger consideration.

The Company has agreed to pay BofA Merrill Lynch for its services in connection with the merger an approximate aggregate fee of $8,800,000, $7,800,000 of which is contingent upon the completion of the merger. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and certain of its affiliates, including Onex and certain of its affiliates and portfolio companies (collectively, the “Onex Group”) and Parent and certain of its affiliates, including TPO and certain of its affiliates and portfolio companies and other individuals and entities affiliated with the Pritzker family business interests (defined below) (collectively, the “TPO Group”).

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and certain of its affiliates, including certain members of the Onex Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to the Company and certain of its affiliates, including certain members of the Onex Group, in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of the Company and certain of its affiliates, including certain members of the Onex Group (including in connection with the financing of various acquisition transactions), (iii) having acted or acting as joint bookrunner and/or underwriter for various equity and/or debt offerings undertaken by the Company and certain of its affiliates, including certain members of the Onex Group, (iv) having provided or providing certain derivatives, foreign exchange and other trading services to the Company and certain of its affiliates, including certain members of the Onex Group, (v) having provided or providing certain managed institutional investment products or services to the Company and certain of its affiliates, including certain members of the Onex Group, and (vi) having provided or providing certain treasury management and trade services and products to the Company and certain of its affiliates, including certain members of the Onex Group. In addition, BofA Merrill Lynch and certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with the Company and certain of its affiliates, including certain members of the Onex Group. From January 1, 2011 through July 30, 2013, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues for commercial, corporate or investment banking services of (1) approximately $[ ] million from the Company and its subsidiaries and (2) approximately $[ ] million from certain affiliates and portfolio companies of Onex (other than the Company and its subsidiaries) identified to us by Onex.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and the TPO Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain members of the TPO Group in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of certain members of the TPO Group (including in connection with the financing of various acquisition transactions), (iii) having provided or providing certain derivatives and other trading services to certain members of the TPO Group and (iv) having provided or providing certain treasury management and trade services and products to certain members of the TPO Group. “Pritzker family business interests” means (w) Thomas J. Pritzker and Gigi Pritzker Pucker; (x) various lineal descendants of the individuals described in clause (w) and spouses and adopted children of such individuals; (y) various trusts for the benefit of the individuals described in clauses (w) and (x) and trustees thereof; and (z) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in clauses (w), (x) and (y). From January 1, 2011 through July 30, 2013, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues of $[    ] million from certain entities understood by BofA Merrill Lynch to be members of the TPO Group for commercial, corporate or investment banking services.

Certain Projections

The Company does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenue, earnings or financial condition due to, among other things, the unpredictability of the underlying assumptions and estimates. However, certain projected financial information was prepared by the Company’s management and made available to the Company’s board of directors for purposes of evaluating the merger and to Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with its rendering of its fairness opinion to the Company’s board of directors and performing its related financial analyses, as described under the caption “The Merger — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.” The same projected financial information in a different format was also provided to Parent and its financial advisors during the due diligence process.

The financial projections are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments. The financial projections were based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions) that are inherently uncertain and are beyond the control of the Company’s management. The financial projections are forward-looking statements. Important factors that may affect actual results and cause these projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described under “Forward-Looking Statements.” These projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these projections. Accordingly, there can be no assurance that the projected results provided below will be realized.

The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company’s independent auditor has not examined, compiled or performed any procedures with respect to the financial projections and, accordingly, does not express any opinion or any other form of assurance with respect thereto. Furthermore, the financial projections set forth below do not take into account any circumstances or events occurring after the date they were prepared or which may occur in the future and, in particular, do not take into account any revised prospects of the Company’s business, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

The Company does not intend to make publicly available any update or other revisions to the financial projections, whether to reflect circumstances existing after the date of the projections, to reflect the occurrence of future events or for any other reason. Neither the Company’s independent registered public accounting firm nor any of its representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections and the Company has made no representation to Parent or Sub and makes no representation to potential investors or the Company’s stockholders regarding such information. The inclusion of financial projections in this information statement should not be regarded as an indication that the Company, our board of directors, their respective financial advisors or any other person considers or believes the financial projections to be material or predictive of actual future events or that the financial projections should be relied on by any person for that purpose or for any other purpose. For the reasons stated above, as well as in light of the uncertainties inherent in any forward-looking or projected data, the Company’s stockholders are cautioned not to rely on the projections for any purpose.

The financial projections provided below do not take into account any of the transactions contemplated by the merger agreement, including the merger, which might also cause actual results to differ materially. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results. Readers of this information statement are cautioned not to place undue reliance on this information and to review the Company’s most recent SEC filings for a description of the Company’s reported financial results.

The following table presents a summary of the financial projections:

Summary Financial Projections

(dollars in millions)

	Fiscal Year Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Total Revenue	$2,484	$2,672	$2,843	$2,984	$3,113
Revenue After Raw Materials Costs(1)	$623	$683	$741	$791	$857
EBITDA(2)	$152	$178	$196	$211	$230
Depreciation and Amortization	$80	$85	$89	$87	$93
Capital Expenditures	$89	$95	$96	$97	$100
Change in Net Working Capital	$3	$(3)	$(3)	$(5)	$(6)
Free Cash Flow(3)	$63	$83	$101	$114	$129

(1)	Revenue After Raw Materials Costs represents Total Revenue minus Cost of Raw Materials Shipments.

(2)	EBITDA reflects $2 million per annum of public company costs and $1 million per annum of management fees payable to an Onex affiliate. The projections provided to Parent and its financial advisors were adjusted to exclude these costs in the last six months of 2013E and each of the years from 2014E through and including 2017E.

(3)	Free cash flow defined as EBITDA minus capital expenditures.

Certain Effects of the Merger

If the conditions to the closing of the merger are either satisfied or waived and the merger is consummated as contemplated by the merger agreement, Sub will be merged with and into TMS with TMS continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

Following the merger, all of the equity in the surviving corporation will be owned by entities controlled by the Investors. If the merger is completed, such parties will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting TMS following the merger. Similarly, such parties will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under “— Financing of the Merger”.

In connection with the merger, certain members of the Company’s management will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of our stockholders generally, as described in more detail under “— Interests of the Company’s Directors and Officers in the Merger”. The incremental benefits may include, among others, their continued employment and the possibility of them entering into new compensation arrangements with Parent following closing.

Our Class A common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol “TMS”. As a result of the merger, TMS will be a privately-held corporation, and there will be no public market for our common stock. After the merger, our Class A common stock will cease to be listed on the NYSE or any other stock exchange or quotation system. In addition, registration of our Class A common stock under the Exchange Act is expected to be terminated.

Upon consummation of the merger, the directors of Sub will be the initial directors of the surviving corporation, and the officers of TMS will be the initial officers of the surviving corporation. All directors and officers of the surviving corporation will hold their positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The certificate of incorporation of TMS will become the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided in the certificate of incorporation or by applicable law. The by-laws of TMS will be amended as a result of the merger to read in their entirety as set forth in Exhibit 2.05(b) of the merger agreement and will be the by-laws of the surviving corporation until thereafter changed or amended as provided in the by-laws or by applicable law.

Effects on the Company if the Merger is Not Completed

If the merger is not completed for any reason, our stockholders will not receive any payment for their shares of our common stock pursuant to the merger agreement. Instead, we will remain a public company and our Class A common stock will continue to be registered under the Exchange Act and listed on the NYSE. In addition, if the merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, the nature of the steel industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

If the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. In the event the merger is not completed, our board of directors will continue to evaluate and review our business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the merger is not consummated for any reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the merger agreement is terminated under certain other circumstances, we will be obligated to pay to Parent the break-up fee of $26,034,647. Parent will have to pay us the reverse break-up fee of $45,126,722 if the merger agreement is terminated under certain other circumstances. For a description of the circumstances triggering payment of these break-up and reverse break-up fees, see “The Merger Agreement — Break-Up Fees” beginning on page 67.

Payment of Merger Consideration and Surrender of Stock Certificates

As promptly as reasonably practicable after the effective time, the paying agent will mail to each person who was, as of immediately prior to the effective time, a holder of record of shares of Company common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. The paying agent will pay each holder of record the per share merger consideration upon its receipt of (1) surrendered certificates or book-entry shares and (2) a signed letter of transmittal and any other items specified by the paying agent. Interest will not be paid or accrue in respect of the merger consideration. Parent, the surviving corporation or the paying agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

In the event of a transfer of ownership of Company common stock which is not registered in the transfer records of the Company, payment of the merger consideration may be made to a person other than the person in whose name the certificate so surrendered is registered, but only if such certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable; except that payment of the merger consideration with respect to shares held in book-entry form will only be made to the person in whose name such book-entry shares are registered.

If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration.

Support Agreement

Concurrently with the execution of the merger agreement, Parent, Sub and the Principal Stockholders entered into a support agreement. In the support agreement, among other things, the Principal Stockholders agree:

•

to execute and deliver to the Company an irrevocable written consent evidencing their adoption and approval of the merger agreement and the transactions and agreements contemplated thereby, including the merger;

•

to refrain from voting or delivering consents with respect to their shares of Company common stock with respect to (1) any acquisition proposal; (2) approval of any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and (3) any proposal or agreement that would reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation of the Company under the merger agreement or result in any of the conditions to the merger agreement not being fulfilled;

•	subject to certain exceptions, not to sell transfer, encumber or otherwise dispose of any or all of their shares of Company common stock;
•

not to (1) solicit from a third party or initiate, knowingly facilitate or knowingly encourage the submission of any acquisition proposal; (2) participate in any discussions or negotiations with a third party concerning, or provide any non-public information regarding the Company or any of its subsidiaries or afford access to the books, records or officers of the Company or any of its subsidiaries to any third party that is seeking (to the knowledge of such Principal Stockholder) to make, could reasonably be expected to make, or has made, an acquisition proposal; (3) approve, endorse, recommend or enter into any alternative acquisition agreement; and (4) agree to do any of the foregoing, except (in each case) to the extent the Company is permitted to engage in such discussions under the merger agreement;

•

to waive any rights of appraisal or rights to dissent from the merger and not to commence or participate in any claim against Parent, Sub, the Company or any of their respective successors, directors, employees or affiliates relating to the support agreement or the merger agreement or the consummation of the merger;

•

to consent to the termination of (1) the Investor Stockholder Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp., Onex Partners II LP, the stockholders listed on the signature pages to such agreement and such other stockholders as, from time to time, become parties to such agreement and (2) the Registration Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp. and the persons listed on Schedule A thereto and such other stockholder as, from time to time, become parties to such agreement; and

•	subject to certain exceptions, for a period of three years following the closing date, not to solicit for employment or employ certain employees of the Company.

In addition, in the support agreement, Parent agreed to cause the surviving corporation to provide to the Principal Stockholders any non-privileged information concerning the surviving corporation and its subsidiaries for periods prior to the effective time as the Principal Stockholders may reasonably require for tax or regulatory purposes that is reasonably available to the surviving corporation, subject to the Principal Stockholders entering into a customary confidentiality agreement with the surviving corporation.

The Support Agreement will terminate upon the earliest to occur of (1) the termination of the merger agreement, (2) the effective time and (3) the mutual written consent of Parent and the Principal Stockholders; provided that, certain covenants of the parties including the employee non-solicitation and tax and regulatory information covenants described above, shall survive the effective time.

Financing of the Merger

Parent has obtained debt and equity financing commitments for the purposes of financing the merger and the other transactions contemplated by the merger agreement, as detailed below.

We believe that the amounts committed under the debt and equity commitment letters will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the respective financing or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including financing under the commitment letters, is not a condition to the completion of the merger, the failure of Parent and Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a reverse break-up fee, as described under “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67.

Debt Financing

Pursuant to the debt financing commitment, dated as of August 23, 2013, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA have agreed to lend certain amounts subject to the terms and conditions set forth in the debt financing commitment. The debt financing commitment provides for (1) a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $175 million (the “ABL Facility”), (2) a senior secured term loan facility in an aggregate principal amount of $400 million (the “Bank Term Facility” and, together with the ABL Facility, the “Bank Facilities”) and (3) up to $300 million of senior unsecured bridge loans under a senior unsecured credit facility (the “Bridge Facility”), if and to the extent that less than $300 million of gross cash proceeds from the sale of senior unsecured notes by Sub in a Rule 144A or other private placement are available on the closing date to finance the merger and the other transactions contemplated by the merger agreement.

The debt financing commitment is subject to certain conditions, including, among others:

•

the execution and delivery of definitive documentation meeting standards set forth in the debt commitment letter in connection with the debt financing and the receipt of certain closing documents, opinions, certificates and other deliverables;

•

delivery of a certificate of the chief financial officer of the borrower under the Bank Facilities and Bridge Facility confirming the solvency of such borrower and its subsidiaries on a consolidated basis after giving effect to the transactions contemplated by the merger agreement;

•	the accuracy of certain merger agreement representations and credit facility representations;
•	the absence of a material adverse effect with respect to the Company since December 31, 2012;
•

simultaneous consummation of the merger in accordance with the terms of the merger agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to the interests of the lenders or the joint bookrunners and that have not been approved by the joint bookrunners;

•	funding of the equity financing;
•	the refinancing or repayment of certain of the Company’s outstanding debt and the delivery of customary pay-off letters;
•	delivery of certain historical financial statements of the Company;
•	delivery of certain pro forma financial statements of the borrower under the Bank Facilities and its subsidiaries (including the Company);
•	delivery of certain pro forma financial statements of Parent and the Company;
•

with respect to the Bank Facilities, all documents required to create and perfect the security interests in the relevant collateral have been executed and delivered and, if applicable, be in proper form for filing;

•

the lenders’ receipt, at least three business days prior to the closing date, of all documentation and other information that are required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations that have been requested in writing by such lenders at least ten business days prior to the closing date;

•	the payment of all fees and expenses payable under the debt financing commitment and related fee letter to the extent invoiced at least three business days prior to the closing date;
•

with respect to the Bridge Facility, the expiration of 15 consecutive business days (subject to tolling for certain holidays and customary blackout periods) following Parent’s delivery of a high yield offering memorandum; and

•

the completion of a marketing period of at least 15 consecutive business days (subject to tolling for certain holidays and customary blackout periods) following the receipt by the lenders of certain historical financial statements and a customary confidential information memorandum; provided that such marketing period will not commence prior to the mailing of this information statement to the Company’s stockholders.

Although the debt financing commitment described in this information statement is not subject to the lenders’ satisfaction with their due diligence or a “market out,” such financing might not be funded on the closing date because of the failure to meet the specified closing conditions. As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated. The definitive documentation governing the debt financing facilities has not been finalized, and accordingly, the actual terms may differ from those described in this information statement.

For a description of certain covenants in the merger agreement pertaining to such financing commitment, please see the section titled “The Merger Agreement – Financing Covenant” beginning on page 63.

Equity Financing

Parent has obtained equity financing commitments, each dated as of August 23, 2013, from the Investors in an aggregate amount of $314 million, subject to the terms and conditions set forth in the equity commitment letters, for the purpose of enabling Parent to fund a portion of the merger consideration. The Company is a third party beneficiary under the equity financing commitment and has the ability to specifically enforce the equity commitments if (1) Parent and Sub are required to consummate the merger on account of the closing conditions having been satisfied, (2) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing, in each case subject to the conditions and limitations described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67, and (3) the Company has irrevocably confirmed that all of the conditions of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger. The Investors may assign a portion of the equity financing commitment to other parties, although no assignment of the equity financing commitment to other parties will affect the Investors’ obligations under the equity financing commitments.

No Financing Condition

The obligations of Parent and Sub to close the merger are not conditioned upon the consummation of the financings. A failure of Parent and Sub to close the merger resulting from a failure or inability to consummate the financings when Parent and Sub are otherwise required to close the merger under the merger agreement would constitute a breach for purposes of the merger agreement, the remedies available to the Company are as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67, and include the following:

•	the right to receive the reverse break-up fee;
•	the right to require Parent and Sub to use reasonable best efforts to enforce the debt commitment letter; and
•

the right to specifically enforce the equity financing commitment, in the event that (1) Parent and Sub are required to consummate the merger on account of the closing conditions having been satisfied, (2) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing and (3) the Company has irrevocably confirmed that all of the conditions of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger.

Limited Guaranties

Concurrently with the execution of the merger agreement, the Investors executed and delivered limited guaranties in favor of the Company, pursuant to which, subject to the terms and conditions of the limited guaranties, the Investors guaranteed the payment of their respective pro rata portions of the reverse break-up fee and certain expense and indemnification obligations of Parent under the merger agreement (the “guaranteed obligation”).

The limited guaranties will terminate on the earliest of (1) the effective time, (2) upon the satisfaction in full of the guaranteed obligation and (3) the end of three months following the date merger agreement is terminated, except in connection with a claim for payment of the guaranteed obligation presented by the Company to Parent or the Investors during such three-month period in which case the relevant date is the date that such claim is finally satisfied or otherwise resolved by agreement of the parties or a final non-appealable judgment of a governmental entity.

Interests of the Company’s Directors and Officers in the Merger

You should be aware that certain of the Company’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and recommend that the Company’s stockholders vote in favor of adopting the merger agreement. See “— Background of the Merger” and “— Purpose and Reasons for the Merger; Recommendation of Our Board of Directors” for a further discussion of these matters.

Merger-Related Compensation

A number of our executives, including each of our named executive officers, are subject to employment agreements which provide for certain payments if we terminate the executive’s employment without “cause”, for certain executives, if the executive terminates his employment for “good reason” (as each such term is defined in the employment agreement, if applicable), or, for certain executives, if the employment agreement is not renewed. These agreements will continue in effect in accordance with their terms following the consummation of the merger. In addition, the employment agreement of each of our named executive officers, except Mr. Raymond S. Kalouche, and one other executive officer, Mr. Leon Heller (who became our Executive Vice President, General Counsel and Secretary on January 1, 2013), contain an enhanced definition of good reason pursuant to which the executive can resign under certain circumstances (for example, if they suffer a material diminution in duties) within 18 months following the merger and receive severance pay, as described in more detail below.

The table below sets forth, for each of our named executive officers for whom disclosure was required in our most recent annual proxy statement, estimates of the amounts of compensation that are based on, or otherwise relate to, the merger (the “merger-related compensation”). The named executive officers’ merger-related compensation consists of the accelerated vesting of unvested stock options and, for certain named executive officers, potential severance payments upon a resignation for “good reason” within 18 months following the merger.

All of our named executive officers hold unvested stock options. Each stock option will become vested as a result of the merger and will be canceled in consideration for a cash payment equal to the per share merger consideration less the applicable exercise price per share. The surviving corporation will make this payment, less any withholding or other applicable taxes, to optionees as soon as practicable following the merger.

Certain potential severance payments to Messrs. Joseph Curtin, Daniel E. Rosati and J. David Aronson could constitute merger-related compensation. These amounts would be payable under our existing employment agreements with Messrs. Curtin, Rosati and Aronson if, within 18 months following the merger, they suffer a material diminution in duties or another material adverse change in their employment relationship and, as a result, resign from the Company (that is, only if there is a “good reason” termination). The severance payments would consist of (1) continued payment of base salary in monthly installments for a period of two years, (2) continued health coverage for two years or, if earlier, until the named executive officer is eligible for comparable coverage under another employer’s health plan (or, in lieu of continued health coverage, an equivalent cash payment), (3) in the case of Messrs. Rosati and Aronson, outplacement expenses of up to $10,000, and (4) in the case of Mr. Curtin, a pro-rated bonus for the year in which termination occurs based upon the Company’s actual performance for the year. The surviving corporation would be responsible for making these severance payments. As a condition to receiving the severance payments, Messrs. Curtin, Rosati and Aronson would be required to execute a general release of claims in favor of the surviving corporation and abide by a confidentiality restriction and non-competition and non-solicitation/no-hire covenants applicable for two years following termination of employment. Mr. Curtin would also be required to assist with the transition of his successor for two years.

Merger-Related Compensation

	Cash ($)(1)	Equity ($)(2)	Perquisites/benefits ($)(3)	Total ($)
Joseph Curtin	2,012,500	441,900	18,222	2,472,622
Daniel E. Rosati	721,000	324,700	51,470	1,097,170
Raymond S. Kalouche	—	960,650	—	960,650
J. David Aronson	1,600,000	913,400	51,470	2,564,870
Thomas E. Lippard	—	220,950	—	220,950

(1)	Represents the potential cash severance payments payable to Messrs. Curtin, Rosati and Aronson under their existing employment agreements upon a “good reason” termination within 18 months following the merger (which is the same cash severance payments payable to Messrs. Curtin, Rosati and Aronson on a termination by the Company without cause): two times the base salary of each of Messrs. Curtin, Rosati and Aronson (which base salaries are $650,000, $360,500 and $800,000, respectively) plus, in the case of Mr. Curtin, a pro-rated bonus for the year in which termination occurs. For Mr. Curtin’s pro-rated bonus, we have assumed that the merger would close on September 30, 2013, that he would resign for “good reason” on such date and that the Company’s actual performance for 2013 would entitle him to a pro-rated portion of 100% of his target base and supplemental bonuses for 2013, which targets are $800,000 and $150,000, respectively. These potential cash severance payments are subject to a “double trigger.”

(2)	Represents the intrinsic value of unvested stock options the vesting of which will be accelerated as a result of the merger, based upon the per share merger consideration of $17.50. This is a “single trigger” payment that will be paid as soon as practicable after the closing of the merger.

(3)	Includes (i) $10,000 in outplacement expenses for each of Messrs. Rosati and Aronson and (ii) the value of continued health coverage for two years for each of Messrs. Curtin, Rosati and Aronson in the amount of $18,222, $41,470 and $41,470, respectively. These amounts would be payable to Messrs. Curtin, Rosati and Aronson under their existing employment agreements upon a “good reason” termination within 18 months following the merger and are therefore subject to a “double trigger.” The amounts listed for continued coverage are our estimate of our costs of that coverage using the assumptions used for financial reporting purposes under generally accepted accounting principles. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

Mr. Heller’s employment agreement provides the same good reason termination clause as described above for our named executive officers, except that his base salary and health coverage severance payments are for one year, instead of two years, his outplacement is capped at $15,000, he is entitled to a bonus for the year in which his employment terminates and his non-competition restriction period is only for one year following termination of employment, instead of two. In addition, Mr. Heller’s severance payment includes his annual car allowance for one year.

Treatment of Stock Options

As of September 3, 2013, there were approximately 730,500 shares of Company common stock issuable pursuant to stock options granted under our equity incentive plan to individuals who are officers, or who have served as officer since the beginning of our last fiscal year. Our non-employee directors do not hold stock options. Under the merger agreement, our board of directors has agreed to adopt such resolutions and take such other actions as may be required so that each unexercised option granted under our equity incentive plan that represents the right to acquire our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled, and the holder of the stock option will be entitled to receive, with respect to each such option, an amount in cash equal to (1) the excess of the $17.50 per share merger consideration over the exercise price per share of such option, multiplied by (2) the number of shares of Company common stock subject to such option, without interest and less any withholding or other applicable taxes.

The following table sets forth, for each individual who is an officer or who has served as officer since the beginning of our last fiscal year (1) the aggregate number of shares of Company common stock subject to vested stock options, (2) the value of such vested stock options on a pre-tax basis, calculated by multiplying (a) the excess of the $17.50 per share merger consideration over the respective per share exercise prices of those stock options by (b) the number of shares of Company common stock subject to those stock options, (3) the aggregate number of unvested stock options that will vest as of the effective time, assuming the individual remains (or had remained) employed by the Company on that date, (4) the value of those unvested stock options on a pre-tax basis, calculated in the same manner as with respect to vested stock options, (5) the aggregate number of shares of Company common stock subject to vested stock options and unvested stock options and (6) the aggregate amount of consideration we expect to pay for all such options upon consummation of the merger.

	Vested Stock Options		Unvested Stock Options		Aggregate Cash Consideration for All Stock Options
Name	Shares	Value ($)	Shares	Value ($)	Shares	Value ($)
J. David Aronson	15,500	78,850.00	194,500	913,400.00	210,000	992,250.00
Joseph Curtin	20,000	99,100.00	80,000	441,900.00	100,000	541,000.00
Jonathan Fingeret	1,500	7,432.50	9,750	48,705.00	11,250	56,137.50
Leon Z. Heller	1,500	7,432.50	16,000	74,642.50	17,500	82,075.00
Raymond S. Kalouche	20,000	99,100.00	205,000	960,650.00	225,000	1,059,750.00
Thomas E. Lippard	10,000	49,550.00	40,000	220,950.00	50,000	270,500.00
John Minihan	1,200	5,946.00	8,550	42,076.50	9,750	48,022.50
Kirk Peters	4,000	19,820.00	28,000	138,180.00	32,000	158,000.00
Daniel E. Rosati	10,000	49,550.00	65,000	324,700.00	75,000	374,250.00
All officers as a group (9 persons)	83,700	416,781.00	646,800	3,165,204.00	730,500	3,581,985.00

Treatment of Restricted Stock

As of September 3, 2013, there were 16,260 outstanding shares of restricted Class A common stock subject to vesting criteria, all of which were held by our non-employee directors. Under the merger agreement, as of immediately prior to the effective time, each then outstanding share of restricted stock will automatically vest and be converted in the merger into the right to receive the merger consideration.

The following table identifies, for each of our non-employee directors holding restricted Class A common stock, the aggregate number of unvested shares of restricted stock as of September 3, 2013, and the pre-tax value of such shares of restricted stock that will become fully vested in connection with the merger as calculated by multiplying $17.50 by the number of shares of restricted stock.

Name	Aggregate Number of Shares of Unvested Restricted Stock	Value of Unvested Restricted Stock ($)
John J. Connelly	4,065	71,137.50
Colin Osborne	4,065	71,137.50
Herbert K. Parker	4,065	71,137.50
Patrick W. Tolbert	4,065	71,137.50
All non-employee directors as a group (4 persons)	16,260	284,550.00

Indemnification of Directors and Executive Officers; Directors’ and Officers’ Insurance

Parent and the Company have agreed in the merger agreement that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company or any of its subsidiaries will survive the merger and, for a period of six years from and after the effective time, will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person.

In addition, the Company will obtain, at or prior to the effective time, a six-year prepaid (or “tail”) directors’ and officers’ liability insurance policies for acts or omissions occurring at or prior to the effective time. In the event the Company does not obtain such “tail” insurance policies, then, for six years from the effective time, Parent will maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the effective time; except that neither Parent nor the surviving corporation will be required to pay an aggregate annual premium for such insurance policies to the extent exceeding 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance; and except that, if the annual premiums of such insurance coverage exceed such amount, Parent or the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Continuation of Employment and New Compensation Arrangements

The employment agreements of the officers will not automatically terminate at the closing. After the closing, the officers will remain employees, unless Parent takes action after closing to terminate their employment agreements.

As of the date of this information statement, none of the Company’s officers has entered into any amendments or modifications to his or her existing employment agreement with the Company in connection with the merger, nor has any entered into any employment or other agreement with Parent or its affiliates. Parent has disclosed to the Company that five members of the Company’s senior management have reached an informal understanding with Parent and Sub with respect to their compensation following the Effective Time; however, none of the managers holds or is party to an arrangement or understanding to hold equity interests in Parent or the surviving corporation.

Governmental and Regulatory Approvals

Under the HSR Act, the merger may not be completed until we and Parent each file a notification and report form under the HSR Act with the FTC and the DOJ, and the applicable waiting period has expired or been terminated. The notification and report forms were filed with the FTC and DOJ on August 29, 2013.

At any time before or after the effective time, notwithstanding the early termination of the waiting period under the HSR Act, the DOJ, the FTC or state or foreign antitrust and competition authorities could each take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of TMS or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of the merger that are relevant to beneficial holders of Company common stock whose shares will be converted to cash in the merger and who will not own (actually or constructively) any shares of Company common stock after the merger. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial holders of Company common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing, proposed, and temporary regulations promulgated under the Code, and rulings, administrative pronouncements, and judicial decisions as in effect on the date of this information statement, changes to which could materially affect the tax consequences described below and could be made on a retroactive basis.

The discussion applies only to beneficial holders of Company common stock in whose hands the shares are capital assets within the meaning of Section 1221 of the Code and does not apply to beneficial holders who (1) acquired their shares pursuant to the exercise of stock options or otherwise in connection with the performances of services to the Company or any of its affiliates; (2) exercise appraisal rights under Section 262 of the DGCL; or (3) hold their shares as part of a hedge, straddle, conversion or other risk reduction transaction or who are subject to special tax treatment under the Code (such as, without limitation, brokers, dealers or traders in securities, commodities or currencies, U.S. holders whose functional currency is not the U.S. dollar, insurance companies, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, other financial institutions, regulated investment companies, tax-exempt entities, tax-qualified retirement plans, expatriates and certain former citizens or long-term residents of the United States, S corporations, partnerships and investors in S corporations and partnerships, and taxpayers subject to the alternative minimum tax). In addition, this discussion does not consider the effect of any state, local, foreign, gift, estate or alternative minimum tax laws.

If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships that hold shares of Company common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Company common stock that is for U.S. federal income tax purposes a nonresident alien individual, a foreign corporation, or a trust or estate that is not a U.S. holder.

U.S. Holders

The receipt of cash in exchange for Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received (plus the amount, if any, of taxes withheld) and the U.S. holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the time of consummation of the merger. For non-corporate taxpayers, long-term capital gains are generally taxable at a reduced rate. Deduction of capital losses may be subject to certain limitations.

Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized pursuant to the merger unless one of the following applies:

•

The gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to the non-U.S. holder’s U.S. permanent establishment. In such case, the non-U.S. holder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the merger at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate, if provided by an applicable tax treaty);

•

The non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the merger, and with respect to whom certain other conditions are met. In such a case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by certain U.S. capital losses; or

•

The Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of Company common stock at any time during the five years preceding the merger.

We believe we are not and have not been a “United States real property holding corporation” for U.S. federal income tax purposes.

3.8% Medicare Tax on “Net Investment Income”

Non-corporate U.S. holders who satisfy certain income thresholds and other requirements will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include gain realized on the receipt of cash in exchange for the Company’s common stock pursuant to the merger. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting and Backup Withholding

Cash payments made pursuant to the merger will be reported to the recipients and the Internal Revenue Service to the extent required by the Code and applicable U.S. Treasury Regulations. In addition, certain non-corporate beneficial owners may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a beneficial owner who (1) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on Form W-9 or a successor form, (2) provides a certification of foreign status on Form W-8 or a successor form or (3) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The discussion set forth above is included for general information only. Each beneficial owner of shares of Company common stock should consult his, her or its own tax advisor with respect to the specific tax consequences of the merger to him, her or it, including the application and effect of state, local, foreign, gift, estate and alternative minimum tax laws.

Litigation Related to the Merger

A purported class action lawsuit has been filed in the Court of Chancery in the State of Delaware on August 30, 2013 (Bushansky v. TMS International Corp., et. al., No. CA8853), brought by an individual who claims to be a minority stockholder of the Company, challenging the proposed merger and naming as defendants the Company and its board of directors.

The complaint alleges that the Company’s board of directors breached its fiduciary duties to the plaintiff and the other public stockholders of TMS by authorizing the merger with Parent and Sub for inadequate consideration and pursuant to an unfair sale process. The complaint also claims that the merger agreement contains unfair deal protection devices, that our board of directors acted to put its personal interests ahead of the interests of the Company’s stockholders and that our board of directors embarked on a sale process that avoids competitive bidding and provides the Investors with an unfair advantage. The complaint seeks, among other relief, an order enjoining the consummation of the merger, compensatory damages and plaintiff’s counsel’s and experts’ fees. The defendants believe the claims are without merit and intend to defend against them vigorously.

THE MERGER AGREEMENT

This section of the information statement describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this information statement and incorporated into this information statement by this reference. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to carefully read the full text of the merger agreement because it is the legal document that governs the merger.

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this information statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Sub were qualified and subject to important limitations agreed to by the Company, Parent and Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue because of a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedules that the Company and Parent delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this information statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this information statement.

The Merger

The merger agreement provides for the merger of Sub, a wholly-owned subsidiary of Parent, with and into TMS upon the terms and subject to the conditions set forth in the merger agreement. After the merger, TMS will continue as the surviving corporation and as a wholly-owned subsidiary of Parent, and the surviving corporation will possess all properties, rights, privileges, powers and franchises of the Company and Sub, and all claims, obligations, liabilities, debts and duties of the Company and Sub will become the claims, obligations, liabilities, debts and duties of the surviving corporation.

The surviving corporation will be a privately held corporation and our current stockholders will cease to have any ownership interest in the surviving corporation. Therefore, such current stockholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

Directors and Officers

Upon consummation of the merger, the directors of Sub will be the initial directors of the surviving corporation, and the officers of TMS will be the initial officers of the surviving corporation. All directors and officers of the surviving corporation will hold their positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The certificate of incorporation of TMS will become the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided in the certificate of incorporation or by applicable law. The by-laws of TMS will be amended as a result of the merger to read in their entirety as set forth in Exhibit 2.05(b) of the merger agreement and will be the by-laws of the surviving corporation until thereafter changed or amended as provided in the by-laws or by applicable law.

Effective Time; Marketing Period

The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Parent and TMS and specified in the certificate of merger. The closing of the merger will occur two business days after the satisfaction or waiver of the closing conditions (described in “— Conditions to the Completion of the Merger” below), unless another time, date or place is agreed to in writing by Parent and the Company. However, if the marketing period has not been completed at the time of the satisfaction or waiver of such closing conditions, the closing will instead occur on the earlier to occur of (1) a date during the marketing period specified by Parent on no less than two business days’ notice to the Company (2) and the second business day after the end of the marketing period (subject in each case to the satisfaction or waiver of the closing conditions as of the date determined pursuant to this sentence).

For purposes of the merger agreement, “marketing period” means the first period of 15 consecutive business days after the date of the merger agreement throughout which Parent and Sub have received the financial and other information required to be provided by the Company under the merger agreement in connection with the arrangement of debt financing. Under the merger agreement, if the marketing period would not end prior to December 20, 2013, then it will not commence until after January 6, 2014. November 29, 2013 will not be included as a business day in determining the marketing period. The marketing period will not be deemed to have commenced (1) prior to the mailing of this information statement to the Company’s stockholders, (2) if, prior to the completion of the marketing period, Ernst & Young LLP withdraws its audit opinion with respect to the most recent audited financial statements included in the Company’s documents filed with or furnished to the SEC by the Company since April 8, 2011, or (3) if the financial statements included in the required information provided by the Company to Parent in connection with the arrangement of debt financing would not be considered sufficiently current under applicable securities laws and regulations to permit a registration statement of a non-accelerated filer on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such marketing period.

Merger Consideration

Except as noted below, each share of Company common stock issued and outstanding immediately prior to the effective time will be automatically cancelled and converted at the effective time into the right to receive $17.50 in cash, without interest and less any withholding or other applicable taxes. The following shares of Company common stock will not receive the merger consideration:

•	treasury shares owned by the Company, which shares will be automatically cancelled without consideration;
•	shares held by Parent or Sub, which shares will be automatically cancelled without conversion or consideration; and
•

shares held by holders who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and who have complied in all respects with, the provisions of Section 262 of the DGCL, and which shares will be entitled to payment of the appraised value of such shares as may be determined to be due to such holders pursuant to Section 262 of the DGCL (unless and until such holder has failed to perfect or has effectively withdrawn or lost rights of appraisal under Section 262 of the DGCL).

At the effective time, each holder of a certificate formerly representing any shares of Company common stock (or evidence of shares in book-entry form) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration upon surrender of such certificate (other than shares for which appraisal rights have been properly demanded, perfected and not withdrawn or lost under Section 262 of the DGCL which will be entitled to receive payment of the appraised value of such shares as determined by the Court of Chancery). See “— Appraisal Rights” below.

Payment Procedures

Prior to the closing date, Parent will designate a paying agent reasonably acceptable to the Company to receive the aggregate merger consideration for the benefit of the holders of shares of our common stock. At or prior to the effective time, Parent will deposit with the paying agent an amount in cash sufficient to pay the aggregate merger consideration.

As promptly as reasonably practicable after the effective time, the paying agent will mail to each person who was, as of immediately prior to the effective time, a holder of record of shares of Company common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. The paying agent will pay each holder of record the per share merger consideration upon its receipt of (1) surrendered certificates or book-entry shares and (2) a signed letter of transmittal and any other items specified by the paying agent. Interest will not be paid or accrue in respect of the merger consideration. Parent, the surviving corporation or the paying agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding or other taxes. YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

At the close of business on the day on which the effective time occurs, we will close our stock transfer books and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time.

If any cash deposited with the paying agent remains undistributed to holders of certificates for six months following the effective time, such cash will be delivered to Parent, upon demand, and any holders of certificates who have not complied with the share certificate exchange procedures in the merger agreement may thereafter only look to Parent and the surviving corporation for, and Parent and the surviving corporation will each remain liable (subject to any applicable abandoned property, escheat or similar laws) for, payment of their claims for the merger consideration, in each case without interest thereon and subject to any applicable withholding taxes.

If the paying agent is to pay some or all of a stockholder’s merger consideration to a person other than the person in whose name the certificate surrendered is registered in our stock transfer records, then (1) in the case of a stock certificate, the certificate must be properly endorsed or otherwise be in proper form for transfer, and (2) the person requesting payment must pay any transfer or other similar taxes payable by reason of the payment of the merger consideration to a person other than the registered holder or establish to Parent’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

The letter of transmittal will include instructions if the stockholder has lost the share certificate or if it has been stolen or destroyed. The stockholder will have to provide an affidavit of that fact and, if required by Parent or the surviving corporation, post a bond in such reasonable amount as Parent or the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such share certificate in order for the paying agent to deliver applicable merger consideration.

Treatment of Restricted Stock and Stock Options

Immediately prior to the effective time, each then outstanding share of restricted Class A common stock will automatically vest and be converted in the merger into the right to receive the merger consideration, without interest and less any withholding or other applicable taxes.

Under the merger agreement, our board of directors has agreed to adopt such resolutions and take such other actions as may be required to provide that each unexercised option to purchase shares of Company common stock, whether vested or unvested, that is outstanding immediately prior to the effective time is vested and canceled, with the holder of the stock option becoming entitled to receive from the surviving corporation an amount in cash, without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes.

Representations and Warranties

In the merger agreement, the Company has made customary representations and warranties to Parent and Sub with respect to, among other things:

•

corporate matters related to the Company and its subsidiaries, such as due organization, good standing, qualification to conduct business, corporate power and authority to carry on the Company’s businesses, and actions taken by our board of directors in connection with the merger agreement;

•	its capital structure;
•	its subsidiaries;
•	the vote required for the adoption of the merger agreement and the transactions contemplated by the merger agreement and the board recommendation;
•

the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements and authorizations, and the absence of required governmental consents, in each case, as a result of the Company entering into and performing its obligations under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the Company’s filings with the SEC since April 8, 2011 and the financial statements included therein;
•	the Company’s compliance with certain provisions of the Sarbanes-Oxley Act of 2002;
•	the Company’s disclosure controls and procedures and internal controls over financial reporting;
•	the absence of undisclosed liabilities;
•	the absence of certain changes or events since December 31, 2012;
•	the absence of certain litigation;
•	governmental authorizations;
•	compliance with applicable laws, licenses and permits;
•	material contracts;
•	employee benefit plans;
•	labor matters;
•	tax matters;
•	real and personal property;
•	intellectual property;
•	insurance;
•	affiliate transactions;
•	the accuracy of information supplied by the Company for inclusion in this information statement;
•	finders’ and brokers’ fees and expenses;
•

the receipt of an opinion of BofA Merrill Lynch, the financial advisor to our board of directors, with respect to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock;

•	the inapplicability of state takeover statutes or regulations to the offer or the merger;
•	the identity of and relationships with the Company’s top customers; and
•

the estimated costs, fees and expenses of the Company’s legal counsel, accountants and consultants in connection with the merger agreement and the consummation of the transactions contemplated thereby.

In the merger agreement, Parent and Sub have made customary representations and warranties to the Company with respect to, among other things:

•	corporate matters related to Parent and Sub, such as due organization, good standing, qualification to conduct business and corporate power and authority to carry on its business;
•	the operation and ownership of Parent and Sub;
•

the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements and authorizations and the absence of required governmental consents, in each case, as a result of them entering into and performing their obligations under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the debt and equity financing commitments;
•	the limited guaranties made by the Investors;
•	the absence of certain litigation;
•	the accuracy of information supplied by Parent or Sub for inclusion in this information statement;
•	finders’ and brokers’ fees and expenses;
•	the absence of ownership of a specified percentage of certain competing businesses;
•	no ownership of shares of Company common stock;
•	solvency;
•	the absence of certain contracts with the Company’s management or directors; and
•	no reliance on representations and warranties with respect to the Company, other than those expressly set forth in the Company’s representations and warranties section of the merger agreement.

The representations and warranties contained in the merger agreement of each of the Company, Parent and Sub will terminate upon the earlier of the consummation of the merger and the termination of the merger agreement.

Material Adverse Effect Definition

Some of our representations and warranties are qualified by a material adverse effect standard. For the purpose of the merger agreement, “material adverse effect” means any change, effect, occurrence, state of facts or event that, individually or in the aggregate with all other changes, effects, occurrences, states of facts or events, has had a material adverse effect on the business, condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole.

Notwithstanding the foregoing, none of the following will either alone or in combination (or the effects or consequences of the following) constitute, or be taken into account in determining whether there has been, a material adverse effect:

•	any change, effect, event or occurrence to the extent arising out of or resulting from:
•	general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates;
•	any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism;
•	any change in applicable Law or GAAP (or any judicial, administrative or other authoritative interpretation or enforcement thereof);
•	general conditions in or affecting any of the industries in which the Company and its subsidiaries primarily operate; or
•	any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster;

except, in the case of the first four items, to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its subsidiaries primarily operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect);

•	any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, predictions of earnings or predictions of other financial or operating metrics, except that the underlying facts and causes of any such failure will not be excluded by this clause;
•

any change in the market price or trading volume of the Class A common stock or the credit rating of the Company, except that the underlying facts and causes of any such change will not be excluded by this clause;

•

any change, effect, event or occurrence to the extent arising out of or resulting from the announcement or pendency of the merger agreement and the transactions contemplated thereby, or the consummation of the merger or the other transactions contemplated by any of them (except that this exclusion will not apply to any representation or warranty contained in Section 4.05 (Governmental Approvals; Non-Contravention) of the merger agreement), including their impact on the relationships of the Company or any of its subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its subsidiaries has any material business relationship;

•	any action taken by the Company or its subsidiaries with Parent’s written consent or otherwise required by the merger agreement;
•

any change, effect, event or occurrence to the extent arising out of or resulting from any legal claims or other proceedings made by any of the Company’s stockholders (on their own behalf or on behalf of the Company) arising from allegations of a breach of fiduciary duty relating to the merger agreement, the merger or any of the transactions contemplated by the merger agreement; and

•	the identity of Parent, Sub or their respective affiliates.

Conduct of Business Prior to Closing

The Company has agreed in the merger agreement that, through the effective time, except as set forth in the merger agreement and the confidential disclosures the Company delivered in connection with the merger agreement or as required by applicable law, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice, use commercially reasonable efforts to maintain and preserve intact its business organization, retain the services of its present officers and employees, preserve the good will of and relationships with its customers, suppliers and other persons with whom it has similar business relationships and make growth capital expenditures and maintenance capital expenditures in a manner consistent with past practices.

The Company has also agreed that, through the effective time, except as set forth in the merger agreement and the confidential disclosures the Company delivered in connection with it or as required by applicable law, it will not, and will not permit any of its subsidiaries to, do any of the following (among other things) without the prior written consent of Parent, which consent may not be unreasonably conditioned, withheld or delayed:

•	amend, modify, waive or rescind its organizational documents;
•	adjust, split, combine or reclassify any of its capital stock;
•

make, declare or pay any dividend (other than the cash dividend that the Company declared on July 26, 2013 and any cash dividends paid by subsidiaries of the Company to the Company or another subsidiary of the Company) or distribution on any of its voting securities or equity interests other than distributions to the Company or its subsidiaries, except that any such dividend or distribution to be paid by a non-wholly-owned subsidiary may only be made to the extent required by and in accordance with its organizational documents;

•	subject to certain exceptions, purchase, redeem or otherwise acquire any shares of its voting securities or equity interests or any rights to acquire such securities or interests;
•

issue, deliver, sell, grant or cause a lien to be placed upon any shares of its voting securities or equity interests, any securities convertible into or rights to acquire such securities or interests or any rights of a person to receive an economic interest of a nature accruing to the holders of Company common stock other than upon exercise or settlement of a stock option outstanding on the date of the merger agreements;

•	merge or consolidate with any person or purchase a substantial equity interest in or a substantial portion of the assets of, any person or any of its businesses or divisions;
•	subject to certain exceptions, transfer, sell, lease, license or otherwise abandon or dispose of or permit a lien to be placed upon any of its material properties or assets;
•	adopt a plan of liquidation or dissolution of the Company or any of its subsidiaries;
•	subject to certain exceptions, materially amend of modify, cancel or terminate any material contract;
•

subject to certain exceptions, enter into any of the following: (1) contracts required to be filed as “material contracts” pursuant to Item 601 of Regulation S-K under the Securities Act; (2) collective bargaining agreements; (3) contracts that contains non-competition restrictions against the Company or, other than in the ordinary course, that contains “take or pay” or similar provisions obligating a person to provide the quantity of goods or services required by another person; (4) partnership or joint venture agreements material to the business of the Company and its subsidiaries, taken as a whole, or in which the Company owns more than a 10% voting or economic interest; (5) leases or subleases of real or personal property with rental payments in excess of $1.0 million; (6) certain customer contracts; (7) contracts that grant any rights of first refusal, first negotiation or first offer to any person with respect to a disposition of (a) any business or line of business of the Company or any of its subsidiaries or (b) any subsidiary of the Company; (8) instruments with an obligation on a marked-to-market basis in excess of $2.5 million individually (other than currency hedging transactions made in the ordinary course of business consistent with past practice); (9) contracts with a governmental entity (other than regarding sales of slag and other byproducts to governmental entities in the ordinary course of business); and (10) contracts (other than a contract of the type described in clauses (1)-(9) above) requiring payments by the Company or any of its subsidiaries in excess of $5.0 million in the next 12 months and which are not terminable by the Company or its subsidiaries upon less than 90 days’ notice without any required payment. Notwithstanding the foregoing, the contracts listed in items (1), (5), (6), (9) and (10) may be entered into in the ordinary course of business consistent with past practice;

•

subject to certain exceptions, (1) incur, create, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify certain types of indebtedness in excess of $2.5 million in the aggregate, or enter into any arrangement having the economic effect of any of the foregoing or (2) make any loans, advances or capital contributions to, or investments in, any person in excess of $2.5 million in the aggregate;

•

subject to certain exceptions, (1) grant an increase in base compensation to a current employee; (2) grant an increase in base compensation, bonus level, severance, retention, change in control payment or termination payment to a management level employee; (3) grant an increase in director’s fees or similar compensation, bonus, severance, retention, change in control payment or termination payment to any member of the Company’s board of directors that is not a management level employee; (4) enter into an employment, consulting, severance, retention or termination agreement with any management level employee or with any other employee pursuant to which the total annual compensation under such agreement is greater than $300,000; (5) establish, adopt, enter into, amend, terminate or waive in any material respect any benefit plan of the Company; (6) take any action to accelerate any rights or benefits under any benefit plan of the Company; (7) grant or increase any change in control payments to any employee; or (8) establish or increase severance benefits under any benefit plan of the Company;

•

make any capital expenditure other than (1) in accordance with the Company’s capital expenditure plan previously provided to Parent and (2) otherwise in the ordinary course of business consistent with past practice, in an amount not to exceed $10.0 million, individually, and $40.0 million in the aggregate for all such capital expenditures;

•

make any material change in accounting methods, principles or practices by the Company or any of its subsidiaries, which materially affects the consolidated assets, liabilities or results of operations of the Company (except as required by GAAP or by law);

•

enter into a contract that restricts the ability of the Company or any of its subsidiaries (or Parent and its affiliates after the merger) to compete, in any material respect with any business or in any geographic area, or to solicit customers, except for restrictions that may be contained in contracts entered into in the ordinary course of business consistent with past practice;

•

subject to the terms of the merger agreement, settle or compromise any pending or threatened litigation other than settlements that do not pose any material restrictions on the operations or business of the Company and its subsidiaries and where the settlement amount to be paid by the Company does not exceed $3.0 million individually or $10.0 million in the aggregate;

•	fail to use reasonable efforts to keep in force its material insurance policies or obtain comparable replacement policies to the extent available at a reasonable cost;
•	enter into any new line of business outside of its existing business segments;
•

convene any regular or special meeting, or solicit the written consent of the Company’s stockholders other than as described in “The Merger Agreement – Stockholder Approval; Information Statement” beginning on page 62;

•

subject to certain exceptions, make any material tax election, settle or compromise any claim, notice, audit or assessment in respect of material taxes, file an amended tax return, enter into any tax allocation, sharing, indemnity or closing agreement, or consent to any extension or waiver of an applicable statute of limitations;

•

enter into, amend or modify, cancel or terminate or renew any collective bargaining agreement (other than one entered into in the ordinary course of business consistent with past practices, except that the following actions will not be considered in the ordinary course of business: (1) in the case of the renewal upon expiration of an existing collective bargaining agreement, such renewal is made on terms and conditions which include any inflation or cost of living increases in compensation and other benefits that in the aggregate exceed 5% per annum and (2) in the case of a new collective bargaining agreement resulting from a new site, service, location, customer contract or unionization of employees, such new collective bargaining agreement requires the Company or any of its subsidiaries to assume any material liabilities in respect of periods prior to the date of such collective bargaining agreement); or

•	authorize, commit or agree to do any of the foregoing.

Acquisition Proposals

Except as expressly permitted in the merger agreement, from the date of the merger agreement until the earlier of the effective time and the date, if any, the merger agreement is terminated, the Company and its subsidiaries will, and the Company will cause its and its subsidiaries’ representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any person that may be ongoing with respect to any acquisition proposal (as defined below).

Except as expressly permitted in the merger agreement, from the date of the merger agreement until the earlier of the effective time and the date, if any, the merger agreement is terminated, the Company and its subsidiaries will not, and the Company will cause its and its subsidiaries’ representatives not to:

•

initiate, solicit or knowingly facilitate or knowingly encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an acquisition proposal;

•

engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to, or provide any non-public information or data concerning the Company or its subsidiaries to any person relating to, or afford access to the books or records or representatives of the Company or any of its subsidiaries to any person with respect to, any proposal or offer that constitutes, or could reasonably be expected to result in, an acquisition proposal;

•

approve, endorse, recommend or enter into any agreement (other than an acceptable confidentiality agreement, as defined below) relating to an acquisition proposal (such agreement, an “alternative acquisition agreement”);

•	take any action to make the provisions of any takeover law inapplicable to any transaction contemplated by an acquisition proposal;
•

terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of an acquisition proposal (other than (1) until 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, consents under confidentiality agreements to the sharing of information with a counterparty’s debt and equity financing sources and the use of expert networks and (2) to the extent our board of directors determines in good faith that failure to take any of such actions would be inconsistent with its fiduciary duties to the holders of Company common stock); or

•	publicly propose to do any of the foregoing.

The Company is permitted, however, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, in response to a bona fide written acquisition proposal from any person (not obtained in violation of the merger agreement):

•

provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its subsidiaries to such person if the Company receives from such person an executed confidentiality and standstill agreement that is no less restrictive in the aggregate than the confidentiality agreement between the Company and an affiliate of Parent (an “acceptable confidentiality agreement”); provided that the Company promptly makes available to Parent any such information that was not previously made available to Parent; and

•	engage in, enter into, or otherwise participate in any discussions or negotiations with such person with respect to such acquisition proposal,

in each case, if and only to the extent that prior to taking any action described above, our board of directors determines in good faith:

•

after consultation with its outside financial and legal advisors, that such acquisition proposal either constitutes a superior proposal (as defined below) or would reasonably be expected to result in a superior proposal; and

•	after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company common stock.

The Company must promptly notify Parent if it takes any action described above, which notice will include the identity of the person making the acquisition proposal and a copy of the acquisition proposal, keep Parent reasonably informed on a prompt basis of any material developments regarding such acquisition proposal and, upon the reasonable request of Parent, apprise Parent of the status of any negotiations with respect thereto.

In addition, the Company has agreed that neither our board of directors nor any committee of our board of directors may:

•

withdraw or modify or amend or qualify (in a manner adverse to Parent), or propose publicly to withdraw or modify or amend or qualify (in a manner adverse to Parent), the board’s recommendations set forth in this information statement;

•

if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an acquisition proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company within ten (10) Business Days after commencement of such offer pursuant to Rule 14d-2 under the Exchange Act; or

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal

(collectively, a “change of recommendation”).

However, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, if the Company follows the procedures set forth in the following paragraph, our board of directors is permitted to:

•

effect a change of recommendation if, as a result of an event, development or change in circumstances that first occurs, arises or becomes known after the date of the merger agreement (other than the receipt, existence or terms of any acquisition proposal, which is subject to the below bullet, or any related matter or consequence), our board of directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company common stock; or

•

effect a change of recommendation or terminate the merger agreement to enter into a definitive alternative acquisition agreement, in each case, with respect to a superior proposal, if such superior proposal did not result from a breach by the Company of the applicable provisions of the merger agreement and if:

•

the Company receives a bona fide written acquisition proposal which our board of directors concludes in good faith constitutes a superior proposal after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Parent as described below; and

•	our board of directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company common stock.

In order to effect a change of recommendation as detailed above, the Company must follow the below procedure:

•

the Company must have provided prior written notice to Parent and Sub of its intention to effect or make a change of recommendation or terminate the merger agreement at least four calendar days in advance of taking such action (the “notice period”), which notice will include, if applicable, an unredacted copy of such superior proposal (including the identity of the person making such superior proposal), and will have contemporaneously provided a copy of the then-current forms of all relevant transaction agreements relating to such superior proposal (and any debt and equity financing materials related thereto that were provided to the Company); and

•	prior to effecting or making a change of recommendation or terminating the merger agreement to enter into a proposed definitive agreement with respect to such superior proposal:
•

the Company must have negotiated during the notice period with Parent and Sub in good faith (to the extent Parent and Sub desire to negotiate) to make adjustments to the terms and conditions of the merger agreement,

•	our board of directors must have considered in good faith any adjustments to the merger agreement submitted in writing by Parent and Sub during the notice period, and
•

our board of directors must have determined in good faith that, after giving effect to such adjustments, the other bidder’s proposal (if applicable) still constitutes a superior proposal or it would be inconsistent with its fiduciary duties to the holders of Company common stock to not effect a change in recommendation.

(such procedure, the “Parent match right”)

In the event of any material revision to the terms of any such superior proposal, the Company must deliver a new written notice to Parent and Sub and again comply with the above procedural requirements with respect to such new written notice, except that the notice period will be reduced to two calendar days for any such new notice.

The merger agreement defines “acquisition proposal” and “superior proposal” as follows:

“acquisition proposal” means any inquiry, offer or proposal from any person

•	that is structured to permit such person to acquire:
•	15% or more of the assets of the Company and its subsidiaries, on a consolidated basis, or
•

shares of Company common stock which, together with any other shares of Company common stock beneficially owned by such Person, would be equal to 15% or more of the issued and outstanding shares of Company common stock or any other class of equity securities of the Company or any of its subsidiaries;

•

concerning any tender offer or exchange offer that, if consummated, would result in any person owning 15% or more of the issued and outstanding shares of Company common stock or any other equity securities of the Company or any of its subsidiaries;

•

concerning any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its subsidiaries pursuant to which any person would own 15% or more of the aggregate voting power of the Company; or

•

concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating Subsidiaries (other than the transactions contemplated by the merger agreement).

“superior proposal” means any bona fide written acquisition proposal that was not obtained in violation of the applicable provisions of the merger agreement and that our board of directors determines in good faith

•	is reasonably likely to be consummated in accordance with its terms, and
•

would be more favorable to the stockholders of the Company from a financial point of view than the merger and the other transactions contemplated by the merger agreement (after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Parent); provided, that for purposes of the definition of “superior proposal,” the references to “15%” in the definition of acquisition proposal will be deemed to be references to “85%”.

Stockholder Approval; Information Statement

The Company agreed in the merger agreement to, immediately after the execution and delivery of the merger agreement, in lieu of calling a meeting of the Company’s stockholders, to submit a form of irrevocable written consent attached as Exhibit D to the merger agreement to record holders of at least 51% of the outstanding voting power of Company common stock. The Company has also agreed to prepare and deliver this information statement to the Company’s stockholders as required pursuant to the Exchange Act and the DGCL. Parent agreed in the merger agreement to provide to the Company all information concerning Parent and Sub as may be reasonably requested by the Company in connection with this information statement and to otherwise assist and cooperate with the Company in the preparation of this information statement.

Efforts to Complete the Merger

The merger agreement requires each party to (and cause its respective subsidiaries to) use its reasonable best efforts (1) to take all necessary, proper or advisable actions to promptly comply with all legal requirements to consummate the transactions contemplated by the merger agreement as promptly as practicable and (2) to obtain all required consents, authorizations, orders or approvals of, or exemptions by, any governmental entity in connection with the transactions contemplated by the merger agreement as promptly as practicable, and to comply with the terms of any such consent authorization, order or approval.

The Company, Parent and Sub have agreed to respond as promptly as practicable to any inquiries or requests for additional information received from any governmental entity; and not extend any waiting period under any antitrust laws or enter into any agreement with a governmental entity not to consummate the transactions contemplated by the merger agreement, except without the other parties’ written consent.

In addition, Parent and Sub have agreed to offer to take (and take, if such offer is accepted) all steps it is capable of taking to avoid impediments under any antitrust laws asserted by any governmental entity, to the extent necessary to enable the closing to occur prior to January 31, 2014 (or, if applicable, February 21, 2014). The Company has agreed to, at Parent’s request, take any action that limits its freedom with respect to any businesses, services or assets of the Company or its subsidiaries, as long as such action is conditioned upon the consummation of the closing of the merger.

The Company and Parent will promptly furnish to each other copies of any notices or written communications received from a third party or governmental entity with respect to the transactions contemplated by the merger agreement and permit each other’s counsel to review and comment on such notices or written communications and make a good faith consideration of such counsel’s comments.

The Company and Parent have agreed to give any notices to any third parties that are not governmental entities, and use its reasonable best efforts to obtain any consents from such third parties that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. If a third party consent cannot be obtained, the parties will cooperate to minimize any adverse effect upon the Company and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, from the failure to obtain such consent. In soliciting a third party consent, the Company (and its subsidiaries) cannot, without the prior written consent of Parent, pay or commit to pay to such person any consideration or make any commitment or incur any liability due to such person.

Financing Covenant

The merger agreement contains a financing covenant that requires each of Parent and Sub to, among other things:

•

use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments, including using its reasonable best efforts to (1) maintain in effect the financing commitments and not amend, replace, supplement, modify or waive any of their terms in any way that would reasonably be expected to adversely impact or delay in any material respect the ability of Parent and Sub to consummate the merger or the financing, (2) negotiate and enter into the definitive agreements on the terms and conditions contained in the financing commitments, (3) satisfy all conditions applicable to Parent and Sub set forth in the financing commitments on or prior to the closing of the merger, (4) consummate the financing at or prior to the closing of the merger and (5) enforce the debt financing commitments; and

•

in the event that any portion of the debt financing becomes unavailable on the terms and conditions set forth in the debt financing commitments for any reason, use its reasonable best efforts to obtain, no later than the second business day following the later of (a) the last day of the marketing period and (b) the date which all of the conditions precedent to the closing of the merger have been satisfied, financing from alternative sources in an amount sufficient to consummate the merger, and that is (1) not subject to any conditions to funding other than those in the financing commitments, (2) does not contain any terms that would reasonably be expected to prevent, impede or delay the consummation of the merger beyond the second business day following the later of (a) the last day of the marketing period and (b) the date which all of the conditions precedent to the closing of the merger have been satisfied and (3) that is not on terms materially less favorable in the aggregate to Parent.

The Company has agreed to cooperate with Parent in connection with the arrangement of the debt financing (including any alternative financing described above) as may be reasonably requested by Parent, including, among other things:

•	participating in meetings, drafting sessions, presentations, road shows, rating agency presentations, due diligence sessions and sessions with prospective financing sources and investors;
•	furnishing Parent and its financing sources with certain financial and other pertinent information;
•	using reasonable best efforts to assist Parent in the preparation of pro forma financial statements;
•	assisting with the preparation of materials relating to the debt financing (including any alternative financing described above);
•	cooperating with the marketing efforts of Parent and Sub;
•	obtaining payoff letters, legal opinions, auditor consents, comfort letters and other ancillary documents;
•	providing documentation required by bank regulatory authorities;
•	providing authorization letters;
•	providing a certificate of the chief financial officer of the Company with respect to solvency matters; and
•	facilitating the creation, perfection or enforcement of liens securing the debt financing (including any alternative financing described above).

Parent has agreed to indemnify the Company from and against any liability or obligation incurred in connection with the arrangement of the debt financing (including any alternative financing described above) and any information used in connection therewith (excluding information provided by the Company). Parent has also agreed to reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with cooperating with the arrangement of the debt financing (including any alternative financing described above).

Indemnification and Insurance

Parent and the Company have agreed in the merger agreement that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company or any of its subsidiaries will survive the merger and, for a period of six years from and after the effective time, will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person.

In addition, the Company will obtain, at or prior to the effective time, prepaid (or “tail”) directors’ and officers’ liability insurance policies, for six years from the effective time, for acts or omissions occurring at or prior to the effective time. In the event the Company does not obtain such “tail” insurance policies, then, for six years from the effective time, Parent will maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time; except that neither Parent nor the surviving corporation will be required to pay an aggregate annual premium for such insurance policies to the extent exceeding 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance; and except that, if the annual premiums of such insurance coverage exceed such amount, Parent or the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Employees

Except as may otherwise be negotiated between Parent and any management-level employee of the Company, Parent currently intends to continue to employ the Company’s and its subsidiaries’ employees and provide such employees, after the effective time, with a level of compensation and employee benefits substantially comparable in the aggregate to the level of compensation and employee benefits provided to such employees immediately prior to the effective time, exclusive of equity compensation.

Other Covenants and Agreements

The merger agreement contains additional agreements between the Company and Parent relating to, among other things:

•	coordination of press releases and other public announcements or filings relating to the merger;
•	Parent’s access to the Company’s properties, books, records, directors, officers and employees, as Parent may reasonably request;
•	confidentiality obligations;
•

notification of certain matters (including of any litigation related to the transactions contemplated by the merger agreement and the occurrence of any change or event that would reasonably be expected to cause any condition of the obligations of any party to effect the merger not to be satisfied);

•	actions to cause the disposition of the Company’s equity securities in connection with the merger agreement by each Company director or officer to be exempt under Rule 16b-3 of the Exchange Act;
•	the delisting and deregistration of the Class A common stock; and
•	cooperation with respect to stockholder litigation relating to the transactions contemplated by the merger agreement.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger. Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	the stockholder approval having been obtained (which occurred when the Principal Stockholders delivered a written consent on August 23, 2013);

•	this information statement having been cleared by the SEC and mailed to the Company’s stockholders at least 20 days prior to the closing date;
•	the expiration or termination of the waiting period under the HSR Act; and
•	the absence of any restraining order, preliminary or permanent injunction, law or other order enjoining or otherwise preventing or prohibiting the consummation of the merger.

Conditions to Obligations of Parent and Sub to Effect the Merger. The respective obligations of Parent and Sub to effect the merger are subject to the fulfillment or waiver of the following conditions:

•	The representations and warranties of the Company set forth in the merger agreement:
•

relating to the number of outstanding shares of Class A common stock (including shares of restricted stock), Class B common stock and preferred stock and the aggregate amount of Company stock options outstanding (and the price at which they may be exercised) being true and correct in all respects as of the date of the merger agreement (other than de minimis exceptions);

•

relating to capital structure (not addressed in the item above), corporate authority, finders’ or brokers’ fees, an opinion of BofA Merrill Lynch, the financial advisor to our board of directors, with respect to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock, and anti-takeover provisions being true and correct in all material respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time);

•

relating to the absence of a material adverse effect being true and correct in all respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time); and

•

all representations and warranties other than those set forth in the above three bullets and made without giving effect to any limitation as to “materiality” or “material adverse effect,” being true and correct as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not or would not reasonably be expected to have a material adverse effect;

•	the Company having performed or complied in all material respects with all the obligations required to be performed or complied by it under the merger agreement at or prior to the effective time;
•

the absence, since the date of the merger agreement, of any change, event, effect, state of facts or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect; and

•

Parent having received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer certifying that each of the three preceding conditions has been satisfied.

Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the merger is subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of Parent and Sub set forth in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time);

•

Parent and Sub having each performed or complied in all material respects with all obligations required to be performed or complied with by it under the merger agreement at or prior to the closing; and

•	the Company having received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer certifying that each of the two preceding conditions has been satisfied.

Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any of its closing conditions to be satisfied if the principal cause of such failure was such party’s failure to perform any of its obligations under the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written consent of the Company and Parent;
•

by either the Company or Parent if a governmental entity has issued, promulgated or enforced a final and nonappealable injunction, law or other order permanently enjoining, restraining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement;

•

by either the Company or Parent if the transactions contemplated by the merger agreement have not been consummated on or before January 31, 2014 (the “outside date”, except that if the closing condition relating to the HSR Act or other applicable antitrust laws is not satisfied by such date, either the Company or Parent may extend such date to a date not later than February 21, 2014 upon the provision of a certificate executed by an executive officer of such party that such party believes in good faith that the satisfaction of such condition is meaningfully possible to occur prior to such extended date); except that the right to terminate the merger agreement under this provision will not be available to or on behalf of any party whose breach of the merger agreement has been the primary cause of, or the actions or failures to act underlying such breach primarily resulted in, the failure of the closing to be consummated on or prior to such date;

•

by either the Company or Parent if there is a breach by Parent or Sub, on the one hand, or the Company, on the other hand, of any of its representations, warranties, covenants or obligations contained in the merger agreement, which breach would result in the failure to satisfy one or more of the mutual conditions to closing or, in the case of a breach by the Company, a condition to Parent’s and Sub’s obligation to close and, in the case of a breach by Parent or Sub, a condition to the Company’s obligation to close, and such breach cannot be cured or is not cured by the earlier of (1) thirty days after providing written notice of such breach to the breaching party and (2) the outside date;

•	by the Company if:
•	all of the mutual conditions to closing and the conditions to Parent’s and Sub’s obligation to close have been satisfied;
•

the Company has irrevocably confirmed by written notice to Parent that all of the conditions to the Company’s obligation to close have been satisfied or waived and it is prepared to consummate the merger; and

•	Parent and Sub fail to consummate the merger within two business days following the later of the delivery of such notice and the last day of the marketing period;
•

by the Company, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, in order to accept a superior proposal and enter into the alternative acquisition agreement providing for such superior proposal; provided that the Company pays Parent the break-up fee prior to or concurrently therewith (see “Merger Agreement — Break-Up Fees” discussed below); and

•	by Parent in the event that any of the following occurs:
•	a change of recommendation by the Company’s board of directors;
•	a breach by the Company in any material respect of its obligations with respect to acquisition proposals (see “Merger Agreement — Acquisition Proposals” beginning on page 59); or
•	the authorization or public proposal by the Company, our board of directors or any committee of our board of directors to make a change of recommendation.

Parent had an additional termination right exercisable on or before August 28, 2013, which was only available if the stockholder written consent was not delivered by the Company to Parent by 5:00 p.m. New York City time on August 24, 2013. The written consent of the Principal Stockholders adopting and approving in all respects the merger agreement and the transactions contemplated by the merger agreement, including the merger, was delivered to Parent on August 23, 2013 following the execution and delivery of the merger agreement.

Break-Up Fees and Remedies

Reverse Break-Up Fee Payable by Parent

Parent will be required to pay to the Company a reverse break-up fee equal to $45,126,722 (the “reverse break-up fee”) if the merger agreement is terminated by:

•

the Company or Parent if the transactions contemplated by the merger agreement have not been consummated on or before the outside date, the Company is not in material breach of its obligations to cooperate with Parent to obtain its debt financing and the marketing period has ended, and at the time of such termination all of the mutual conditions to closing and the conditions to Parent’s and Sub’s obligation to close have been satisfied (other than those conditions the failure of which to be satisfied primarily resulted from a breach by Parent or Sub);

•

the Company upon Parent’s or Sub’s breach (which breach cannot be or is not cured prior to the earlier of (1) 30 days after providing written notice of such breach and (2) the outside date) if at the time of such termination all of the mutual conditions to closing and the conditions to Parent’s and Sub’s obligation to close have been satisfied (other than those conditions the failure of which to be satisfied primarily resulted from a breach by Parent or Sub); or

•	the Company upon Parent’s failure to consummate the closing of the merger, despite the relevant closing conditions having been satisfied or waived, if:
•	the Company is not in material breach of its obligations to cooperate with Parent to obtain its debt financing and the marketing period has ended;
•

the Company has irrevocably confirmed by written notice to Parent that all of the conditions to the Company’s obligation to effect the merger have been satisfied or waived and it is prepared to consummate the merger; and

•	Parent and Sub fail to consummate the merger within two business days following the later of the delivery of such notice and the last day of the marketing period.

Break-Up Fee Payable by the Company

The Company will be required to pay Parent a break-up fee equal to $26,034,647 (the “break-up fee”) if the merger agreement is terminated by:

•

Parent in the event that any of the following occurs: (1) a change of recommendation of the Company’s board of directors, (2) a breach by the Company in any material respect of its obligations with respect to acquisition proposals or (3) the authorization or public proposal by the Company, our board of directors or any committee of our board of directors to make a change of recommendation;

•	the Company in order to accept a superior proposal and enter into the alternative acquisition agreement providing for such superior proposal;
•

Parent upon the Company’s breach (which breach cannot be or is not cured prior to the earlier of (1) 30 days after providing written notice of such breach and (2) the outside date) and within 12 months following termination, the Company either consummates an acquisition proposal with another person or enters a letter of intent, memorandum of understanding or contract with another person with respect to an acquisition proposal which transaction is ultimately consummated; and

•

Parent or the Company if the transactions contemplated by the merger agreement have not been consummated on or before the outside date at a time when the merger agreement was terminable by Parent upon the Company’s breach (which breach cannot be or is not cured prior to the earlier of (1) 30 days after providing written notice of such breach and (2) the outside date) and within 12 months following termination, the Company either consummates an acquisition proposal with another person or enters into a letter of intent, memorandum of understanding or contract with another person with respect to an acquisition proposal which transaction is ultimately consummated.

In addition, an early break-up fee equal to $6,942,573 would have been payable by the Company to Parent if the stockholder written consent was not delivered by the Company by 5:00 p.m. New York City time on August 24,

2013, and Parent would have been entitled to certain expense reimbursement. The written consent of the Principal Stockholders adopting and approving in all respects the merger agreement and the transactions contemplated thereby, including the merger, was delivered by the Company to Parent on August 23, 2013 following the execution and delivery of the merger agreement.

Specific Performance

The parties will be entitled to injunctions to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement. However, the Company may seek specific performance of Parent’s right to cause the equity financing to be funded and to consummate the merger only in the event that:

•	Parent and Sub are required to close the merger on account of the closing conditions having been satisfied and they fail to complete the closing by the closing date;
•	the debt financing has been funded or will be funded at closing if the equity financing is funded at the closing; and
•

the Company irrevocably confirms by written notice to Parent that all conditions to the obligations of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger.

The Company is not entitled to specifically enforce Parent’s or Sub’s right to cause the equity financing to be funded or Parent’s or Sub’s obligation to consummate the merger if in either case the debt financing has not been funded and will not be funded at the closing (subject only to the condition that the equity financing is funded at the closing).

Except for the right to specific performance described above, the Company’s right to receive the reverse break-up fee is the sole and exclusive remedy for the Company and its subsidiaries and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates (collectively, the “Company related parties”) against Parent and Sub and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, trustees, officers, employees, agents or affiliates and the lender parties (collectively, the “Parent related parties”) for all damages with respect to the merger agreement.

Except for the right to specific performance described above, Parent’s right to receive the break-up fee is the sole and exclusive remedy for the Parent related parties against the Company related parties in circumstance in which the break-up fee is payable. However, in certain other circumstances where the break-up fee is not payable, the Company is not relieved of liability to the Parent related parties for willful and intentional breaches of the merger agreement.

Amendments and Waivers

The merger agreement may not be amended unless in writing signed on behalf of each party, except that:

•	the merger agreement may not be amended if such amendment will require further approval by the stockholders of the Company, unless such approval is obtained; and
•	certain provisions of the merger agreement pertaining to financing may not be amended in a manner that is adverse to the lender parties without the prior written consent of the lender parties.

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL which is attached to this information statement as Annex B. Stockholders intending to exercise appraisal rights should carefully review Annex B in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of these rights.

If the merger is consummated and you comply with the applicable statutory procedures of Section 262 of the DGCL, you may be entitled to appraisal rights under Section 262 of the DGCL pursuant to which you would receive the fair value of shares as determined by the Court of Chancery of the State of Delaware, or the Delaware Court of Chancery, together with interest on such fair value from the effective date of the merger, in lieu of receiving the merger consideration of $17.50 per share. To exercise and perfect appraisal rights, a record holder of shares of Company common stock must follow precisely the statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to perfect appraisal rights.

Section 262 of the DGCL is reprinted in its entirety as Annex B to this information statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which appears in Annex B to this information statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Company common stock immediately prior to the effective time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of shares of Company common stock who (i) follow the procedures set forth in Section 262 of the DGCL and (ii) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with DGCL, will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, together with interest as determined by the Delaware Court of Chancery but exclusive of any element of value arising from the accomplishment or expectation of the merger. “Fair value” could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, the corporation must notify each of its stockholders who was a stockholder on the record date for determining stockholders entitled to receive such notice (which may be fixed in advance by the corporation (not more than 10 days prior to the date of the notice), or if not fixed in advance, will either be the day before the notice is given (if sent prior to the effective time) or will be the date of the effective time (if sent following the effective time)) that appraisal rights are available, and must include in each such notice a copy of Section 262 of the DGCL. This information statement constitutes such notice of appraisal rights under Section 262 to the holders of shares of Company common stock and Section 262 of the DGCL is attached to this information statement as Annex B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex B carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Holders of shares of Company common stock who desire to exercise their appraisal rights must demand in writing appraisal of their shares of Company common stock no later than [                    ], 2013, which is the date that is 20 days after the date of mailing of this information statement. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. If you wish to exercise your appraisal rights you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares of Company common stock through the effective time. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time, will lose any right to appraisal in respect of such shares.

All written demands for appraisal of shares of Company common stock must be mailed or delivered to: TMS International Corp., 1155 Business Center Drive, Suite 200, Horsham, Pennsylvania 19044, Attention: General Counsel.

Only a holder of record of shares of Company common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of Company common stock (a) must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, and (b) must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she is not the record holder of the shares of Company common stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company common stock. If you hold your shares of Company common stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank, trust or other nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights in accordance with Section 262 of the DGCL.

If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

If you hold shares of Company common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares of Company common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Company common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

Within 10 days after the effective time, the surviving corporation must give written notice that the merger has become effective to each of the Company’s stockholders who properly asserted appraisal rights under Section 262 of the DGCL. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the consideration specified by the merger agreement for that stockholder’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder’s shares as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition and holders of shares of Company common stock should not assume that the surviving corporation will file a petition.

Accordingly, it is the obligation of the holders of shares of Company common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 and the failure of a stockholder to file such a petition within the period specified in Section 262 could result in a loss of such stockholder’s appraisal rights. In addition, within 120 days after the effective time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached by the surviving corporation. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. After determination of the stockholders entitled to appraisal of their shares of Company common stock, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares of Company common stock, as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company common stock.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company common stock is less than the merger consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payment of dividends or any other distributions with respect to those shares of Company common stock, other than with respect to dividends or distributions payable to stockholders as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Company common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration, without interest, and subject to reduction for any required withholding or other taxes. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time. In addition, as indicated above, a stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 at any time within 60 days after the effective time (or thereafter with the written approval of the Company) and accept the merger consideration, without interest and subject to reduction for any required withholding or other taxes, offered pursuant to the merger agreement. Once a petition for appraisal has been filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of the Company without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided that such restriction shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined the appraisal proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration, without interest and subject to reduction for any required withholding taxes, within 60 days after the effective time. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who are considering whether to pursue appraisal rights should consult their legal and financial advisors.

IMPORTANT INFORMATION REGARDING TMS

Ownership of Company Common Stock by Certain Beneficial Owners and Directors and Executive Officers

Our issued and outstanding capital stock is currently comprised of our Class A common stock and our Class B common stock. As of September 3, 2013, we had 39,294,281 total shares of Company common stock outstanding, consisting of 14,766,073 shares of Class A common stock and 24,528,208 shares of Class B common stock. Percentages of beneficial ownership set forth in the following table are based on these respective figures.

Our Class A common stock and our Class B common stock vote as a single class on all matters, except as otherwise provided in our amended and restated certificate of incorporation or as required by law. Each share of Class A common stock is entitled to one vote on each matter. Prior to the Transition Date (defined below), each share of Class B common stock is entitled to 10 votes on each matter. If the Transition Date occurs, the number of votes per share of Class B common stock will be reduced automatically to one vote per share. The “Transition Date” will occur when the total number of outstanding shares of Class B common stock is less than 10% of the total number of shares of Class A common stock and Class B common stock outstanding. Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder, and person or persons holding a majority of the outstanding shares of Class B common stock are entitled to cause all shares of Class B common stock to be converted into Class A common stock. Additionally, each share of Class B common stock automatically converts into a share of Class A common stock upon a transfer of such Class B common stock to any person other than the holders of our Class B common stock on April 19, 2011, the date of the consummation of the initial public offering of our Class A common stock, or their respective affiliates.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of September 3, 2013, by (1) each person known by us to own beneficially more than 5% of the outstanding shares of either our Class A common stock or our Class B common stock, (2) each director, (3) each named executive officer as identified in the following paragraph, and (4) all of our directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us other than the consummation of the transactions contemplated by the merger agreement.

Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. are all affiliates of Onex Corporation. Messrs. Curtin, Kalouche, Aronson, Rosati, and Heller are our current named executive officers. Messrs. Connelly, Curtin, Duncanson, Kalouche, Osborne, Parker, Srivastava and Tolbert are the current members of our board of directors. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o TMS International Corp., 12 Monongahela Avenue, P.O. Box 2000, Glassport, PA 15045.

Beneficial Ownership Table

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned(1)	Number of Shares of Class A Common Stock(1)	Percentage of Class A Common Stock(1)	Number of Shares of Class B Common Stock(1)	Percentage of Class B Common Stock(1)	Percentage of Total Shares of Common Stock(1)	Percentage of Voting Power(1)(2)
Onex Corporation; Onex Partners II LP; 1597257 Ontario Inc.; Onex Partner II GP LP; Onex US Principals LP; Tube City EI II Ltd.(3)	23,446,929	—	—	23,446,929	94.9%	59.7%	89.6%
Joseph Curtin(4)	332,085	121,368	*	210,717	*	*	*
Raymond S. Kalouche(5)	213,965	83,003	*	130,962	*	*	*
J. David Aronson(6)	298,056	107,279	*	190,777	*	*	*
Daniel E. Rosati(7)	95,651	10,000	*	85,651	*	*	*
Leon Z. Heller(8)	16,587	1,500		15,087	*	*	*
John J. Connelly	9,432	9,432	*	—	*	*	*
Timothy A.R. Duncanson(9)	19,462	—	*	19,462	*	*	*
Colin Osborne	15,812	9,432	*	6,380	*	*	*
Herbert K. Parker	9,432	9,432	*	—	*	*	*
Manish K. Srivastava(10)	1,993	—	*	1,993	*	*	*
Patrick W. Tolbert	9,432	9,432	*	—	*	*	*
All directors and executive officers as a group (11 persons in total)(11)	1,021,907	360,878	2.4%	661,029	2.7%	2.6%	2.7%
Robeco Investment Management, Inc.(12)	1,199,155	1,199,155	8.1%	—	—	3.1%	*
Oaktree Capital Management, L.P., and certain of its affiliates(13)	1,095,000	1,095,000	7.4%	—	—	2.8%	*
Ameriprise Financial, Inc. and certain of its affiliates(14)	1,060,046	1,060,046	7.2%	—	—	2.7%	*
Eagle Boston Investment Management, Inc.(15)	997,166	997,166	6.8%	—	—	2.5%	*
Brandywine Global Investment Management, LLC(16)	763,517	763,517	5.2%	—	—	1.9%	*

*	Represents beneficial ownership of less than 1% of our Class A common stock, our Class B common stock, or our total outstanding common stock, as applicable.

(1)	The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including any shares of our common stock subject to an option that is exercisable within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)	On each matter submitted to the stockholders for their vote, our Class A common stock is entitled to one vote per share, and our Class B common stock is entitled to ten votes per share. The percentage of voting power listed here reflects those voting rights. If the Transition Date (as defined above) occurs, the number of votes per share of Class B common stock will be reduced automatically to one vote per share.

(3)

Onex Corporation may be deemed to beneficially own 22,903,899 shares of our Class B common stock and has shared voting and dispositive power over such shares. Such shares include the following: (a) 5,710,898 shares of Class B common stock held directly by Onex Corporation, (b) 13,471,020 shares of Class B common stock held by Onex Partners II LP, (c) 112,544 shares of Class B common stock held by Onex Partners II GP LP, (d) 263,862 shares of Class B common stock held by Onex US Principals LP, and (e) 3,345,575 shares of Class B common stock held by Tube City EI II Ltd. Onex Corporation may be deemed to beneficially own the shares of Class B common stock held by (a) Onex Partners II LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, the general partner of Onex Partners II LP, (b) Onex Partners II GP LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, and (d) Tube City EI II Ltd., through Onex Corporation’s ownership of all of the common stock of Tube City EI II Ltd. Onex Corporation disclaims such beneficial ownership.

In addition, 1597257 Ontario Inc. directly holds 543,030 shares of our Class B common stock and has shared voting and dispositive power over such shares. These shares are not deemed beneficially owned by Onex Corporation.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and has indirect voting and investment control of Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Therefore, Mr. Schwartz may be deemed to own beneficially all of the shares of Class B common stock owned beneficially by Onex Corporation, Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Mr. Schwartz disclaims such beneficial ownership.

The address for the principal business office of each of Onex Corporation, 1597257 Ontario Inc., Tube City EI II Ltd., and Gerald W. Schwartz is: 161 Bay Street P.O. Box 700 , Toronto, Ontario, Canada M5J 2S1. The address for the principal business office of each of Onex Partners II LP and Onex Partners II GP LP is: c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019. The address for the principal business office of Onex US Principals LP is: 421 Leader Street, Marion, Ohio 43302.

(4)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Curtin, and his respective ownership percentages, include 15,000 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have an $11.18 exercise price.

(5)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Kalouche, and his respective ownership percentages, include 15,000 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have an $11.18 exercise price.

(6)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Aronson, and his respective ownership percentages, include 10,500 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have an $11.18 exercise price.

(7)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Rosati, and his respective ownership percentages, include 7,500 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have a $13.00 exercise price, and 2,500 options issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have an $11.18 exercise price.

(8)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Heller, and his respective ownership percentages, include 1,125 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Heller that are currently vested and that have a $13.00 exercise price, and 375 options issuable upon the exercise of stock options held by Mr. Heller that are currently vested and that have an $11.18 exercise price.

(9)	The shares reported for Mr. Duncanson include a portion of the shares of Class B common stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Duncanson by reason of his pecuniary interest in such shares. Mr. Duncanson disclaims beneficial ownership of the shares of Class B common stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Duncanson to purchase shares of the company held by it. The address for Mr. Duncanson is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(10)	The shares reported for Mr. Srivastava include a portion of the shares of Class B common stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Srivastava by reason of his pecuniary interest in such shares. Mr. Srivastava disclaims beneficial ownership of the shares of Class B common stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Srivastava to purchase shares of the company held by it. The address for Mr. Srivastava is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(11)	The number of shares of Class A common stock and total shares of Company common stock listed as beneficially owned by the officers and directors as a group includes 49,125 shares of Class A common stock issuable upon the exercise of stock options held by our executive officers that are currently vested and that have a $13.00 exercise price and 17,875 shares of Class A common stock issuable upon the exercise of stock options held by our executive officers that are currently vested and that have a $11.18 exercise price (as listed above).

(12)	Based solely on a Schedule 13G/A filed by Robeco Investment Management, Inc. (“Robeco”) with the SEC on February 7, 2013, Robeco is the beneficial owner of 1,199,155 shares of Class A common stock and has sole dispositive power over such shares and sole voting power over 724,590 of such shares. The address for Robeco is One Beacon Street, Boston, MA 02108.

(13)	Based solely on a Schedule 13G/A filed by Oaktree Capital Management, L.P. (“Oaktree Capital”) with the SEC on February 14, 2013 (the “Oaktree 13G”), Oaktree Capital is the beneficial owner of 1,095,000 shares of our Class A common stock and has sole voting and dispositive power over such shares. Of the 1,095,000 shares of our Class A common stock beneficially owned by Oaktree Capital, 952,175 of those shares are directly held by Oaktree Value Opportunities Fund Holdings, L.P., a Delaware limited partnership (“VOF Holdings”), and the remaining 142,825 of such shares are directly held by Oaktree Value Equities Fund, L.P., a Delaware limited partnership (“VEF”). Oaktree Capital may be deemed to beneficially own the 1,095,000 shares based on the following relationships, each disclosed in the Oaktree 13G: Oaktree Capital is the sole director of Oaktree Value Opportunities Fund GP Ltd., a Cayman Islands exempted company, which is the general partner of Oaktree Value Opportunities Fund GP, L.P., a Cayman Islands limited partnership (“VOF GP”), and VOF GF is the general partner of VOF Holdings. Additionally, Oaktree Capital is the general partner of Oaktree Value Equities Fund GP, L.P, a Delaware limited partnership, which is the general partner of VEF.

Certain additional affiliates of Oaktree Capital may also be deemed to be beneficial owners of some or all of the shares held by Oaktree Capital, as set forth in the Oaktree 13G. The address of Oaktree Capital and the other Oaktree entities referenced herein is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(14)

Based solely on a Schedule 13G/A filed by Ameriprise Financial, Inc. (“AFI”) with the SEC on February 13, 2013, AFI is the beneficial owner of 1,060,046 shares of our Class A common stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares. In addition, (a) Columbia Management Investment Advisers, LLC (“CMIA”) may be deemed to beneficially own 1,060,046 shares of our Class A common stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares, and (b) Columbia Small Cap Value Fund II (“CSCV”) may be deemed to beneficially own 859,456 shares of our Class A common stock and has sole voting and shared dispositive power over such shares. CMIA and AFI do not directly own any shares of our common stock. As the investment adviser to CSCV, CMIA may be deemed to beneficially own the shares reported herein by CSCV. Accordingly, the shares reported herein by CMIA include those shares separately reported herein by CSCV. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein by CMIA. Accordingly, the shares reported herein by AFI include those shares separately reported herein by CMIA. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for each of CMIA and CSCV is 225 Franklin Street, Boston, MA 02110.

(15)	Based solely on a Schedule 13G/A filed by Eagle Boston Investment Management, Inc. (“Eagle”) with the SEC on January 17, 2013, Eagle is the beneficial owner of 997,166 shares of Class A common stock and has sole voting and dispositive power over such shares. The address for Eagle is 7 Liberty Square, Boston, MA 02109.

(16)

Based solely on a Schedule 13G filed by Brandywine Global Investment Management, LLC (“Brandywine”) with the SEC on February 14, 2013, Brandywine is the beneficial owner of 763,517 shares of our Class A common stock and has sole dispositive power over such shares and sole voting power over 665,369 of such shares. The address for Brandywine is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

Market Price of the Company Class A Common Stock and Dividend Information

The Class A common stock is listed on the New York Stock Exchange, Inc. (symbol TMS). The company’s quarterly high and low Class A common stock prices for 2013, 2012 and 2011 are as follows:

Quarter ended	March 31	June 30		September 30	December 31
2013
High	$14.58	$16.19		$—	$—
Low	12.63	13.15		—	—

2012
High	$13.00	$13.16		$10.69	$12.90
Low	9.86	8.76		9.02	9.62

2011
High	$—	$14.85	(1)	$13.54	$10.95
Low	—	11.85	(1)	6.48	6.81

(1)	From April 14, 2011, the date trading began, through June 30, 2011.

On April 24, 2013, our board of directors approved the initiation of a quarterly cash dividend. The first dividend of $0.10 per share was payable on July 3, 2013 to stockholders of record as of the close of business on May 16, 2013. The second dividend of $0.10 per share was declared on July 26, 2013 and is payable on September 20, 2013 to stockholders of record as of the close of business on August 16, 2013. Pursuant to the terms of the merger agreement, the Company generally may not make, declare or pay any other dividends without the prior written consent of Parent.

The closing sale price of our Class A common stock on the NYSE on August 23, 2013, the last trading day prior to our public announcement that we had entered into the merger agreement, was $15.57 per share. On [                    ], 2013, the most recent practicable trading date prior to the date of this information statement, the closing sale price of our common stock was $[        ] per share.

The Company’s Class B common stock is not listed on a national securities exchange or any other stock exchange or quotation system.

As of September 3, 2013, there were 6 shareholders of record of our Class A common stock and 74 shareholders of record of our Class B common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “SEC Filings” section of our Investor Relations website at http://tmsinternationalcorp.investorroom.com/.

The information provided on our website is not part of this information statement, and therefore is not incorporated by reference herein.

The SEC allows us to “incorporate by reference” information into this information statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. However, nothing in this information statement shall be deemed to incorporate information furnished to, but not filed with, the SEC. Any statement in a document incorporated by reference into this information statement will be deemed to be modified or superseded to the extent a statement contained in (1) this information statement, or (2) any other subsequently filed document that is incorporated by reference into this information statement modifies or supersedes such statement.

The Company incorporates by reference into this information statement the documents listed below and any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this information statement and before the effective time:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;
•	Quarterly Report on Form 10-Q for the quarterly periods ended March 21, 2013 and June 30, 2013; and
•	Current Reports on Form 8-K filed on February 5, 2013, February 14, 2013, February 15, 2013, February 19, 2013, March 27, 2013, April 25, 2013, June 6, 2013, August 1, 2013 and August 26, 2013.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this information statement.

Any person, including any beneficial owner, to whom this information statement is delivered may request copies of information statements and any of the documents incorporated by reference in this information statement or other information concerning us, without charge, by written or telephonic request directed to TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045, ATTN: Corporate Secretary, by telephone at (412) 678-6141 or on our website at www.tmsinternationalcorp.com or from the SEC through the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this information statement).

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this information statement to you upon written or oral request to TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045, ATTN: Corporate Secretary, telephone (412) 678-6141. If you want to receive separate copies of the Company’s communications to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Parent has supplied all information in this information statement pertaining to Parent and Sub, and we have supplied all information in this information statement pertaining to us.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

CRYSTAL ACQUISITION COMPANY, INC.,

CRYSTAL MERGER SUB, INC.

and

TMS INTERNATIONAL CORP.

Dated as of August 23, 2013

A-i

A-ii

Exhibits

Exhibit 2.05(b)	By-Laws of the Surviving Corporation
Exhibit A	Equity Commitment Letters
Exhibit B	Debt Commitment Letter
Exhibit C	Limited Guaranties
Exhibit D	Form of Stockholder Written Consent

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of August 23, 2013 (this “Agreement”), is by and among CRYSTAL ACQUISITION COMPANY, INC., a Delaware corporation (“Parent”), CRYSTAL MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and TMS INTERNATIONAL CORP., a Delaware corporation (the “Company”).

Each of Parent, Sub and the Company are referred to herein as a “party” and together as the “parties”. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Sub and the Company have unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of their respective stockholders and (ii) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Board of Directors has unanimously recommended that the Company’s stockholders adopt this Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Sub have entered into a Support Agreement with the Principal Stockholders (the “Support Agreement”), pursuant to which the Principal Stockholders agree, among other things, (i) to refrain from voting with respect to any other Acquisition Proposal, (ii) not to sell, transfer or encumber their shares of Company Common Stock and (iii) not to solicit or hire certain employees of the Company and its Subsidiaries, in each case as set forth in the Support Agreement.

WHEREAS, after the Stockholder Approval is obtained and subject to the satisfaction or waiver of the other conditions set forth in this Agreement, at the Effective Time, Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.01, each issued and outstanding share of Company Common Stock immediately prior to the Effective Time will be cancelled and converted into the right to receive the Merger Consideration.

WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” means, as to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting interests, by Contract or otherwise.

(b) “Anti-corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the Company or any of its Subsidiaries, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign Government Official, foreign government employee or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

(c) “Antitrust Laws” means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, Council Regulation 139/2004 of the European Union, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, anti-competitive agreements, abuse of dominant market positions and structural changes brought about through mergers, acquisitions and joint ventures.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law or executive order to be closed.

(f) “CBA” means a collective bargaining agreement or similar Contract with any labor union or association representing employees of the Company or any of its Subsidiaries.

(g) “Class A Common Stock” means the Company’s Class A Common Stock, $0.001 par value per share.

(h) “Class B Common Stock” means the Company’s Class B Common Stock, $0.001 par value per share.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Company Common Stock” means the Class A Common Stock and Class B Common Stock.

(k) “Company Incentive Plan” means the TMS International Corp. Long-Term Incentive Plan, as amended from time to time.

(l) “Company Material Adverse Effect” means any change, effect, occurrence, state of facts or event that, individually or in the aggregate with all other changes, effects, occurrences, states of facts or events, has had a material adverse effect on the business, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole; provided, that none of the following shall either alone or in combination (or the effects or consequences thereof) constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect: (A) any change, effect, event or occurrence to the extent arising out of or resulting from (i) general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (ii) any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism, (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster, (iv) any change in applicable Law or GAAP (or any judicial, administrative or other authoritative interpretation or enforcement thereof), or (v) general conditions in or affecting any of the industries in which the Company and its Subsidiaries primarily operate, (B) any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, predictions of earnings or predictions of other financial or operating metrics, provided, however, that the underlying facts and causes of any such failure shall not be excluded by this clause (B), (C) any change in the market price or trading volume of the Class A Common Stock or the credit rating of the Company, provided, however, that the underlying facts and causes of any such change shall not be excluded by this clause (C), (D) any change, effect, event or occurrence to the extent arising out of or resulting from the announcement or pendency of this Agreement and the Transactions, or the consummation of the Merger or the other Transactions contemplated hereby (other than for purposes of any representation or warranty contained in Section 4.05), including without limitation the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its Subsidiaries has any material business relationship, (E) any action taken by the Company or its Subsidiaries with Parent’s prior written consent or otherwise expressly required by this Agreement, (F) any change, effect, event or occurrence to the extent arising out of or resulting from any legal claims or other proceedings made by any of the Company’s shareholders (on their own behalf or on behalf of the Company) arising from allegations of a breach of fiduciary duty relating to this Agreement, the Merger or any of the Transactions, or (G) the identity of Parent, Sub or their respective Affiliates, except in the cases of clauses (A) (i), (ii), (iv) or (v), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

(m) “Company Stock Option” means any option to purchase shares of Company Common Stock granted under the Company Incentive Plan.

(n) “Confidentiality Agreement” means the confidentiality agreement, dated as of July 3, 2013 by and between The Pritzker Organization, LLC and the Company.

(o) “Contract” means any contract, agreement, license, note, bond, mortgage, guarantee, indenture, commitment, lease or other instrument or obligation, whether written or oral.

(p) “Credit Agreements” means (i) the Credit Agreement, dated as of March 20, 2012, among Tube City IMS Corporation, as borrower, Metal Services Holdco, LLC and Tube City IMS, LLC, as guarantors, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by Amendment No. 1, dated as of March 21, 2013 and (ii) the Credit Agreement, dated as of December 15, 2011, among Tube City IMS Corporation, certain subsidiaries of Tube City IMS Corporation from time to time party thereto as borrowers, the guarantors from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

(q) “Criminal Penalty” means any (a) criminal penalty, criminal fine or other criminal liability, in each case, imposed upon, or that would reasonably be expected to be imposed upon, the Company, any of the Company’s Subsidiaries or any of their respective directors, officers or employees requiring payment that is material to the Company and its Subsidiaries or (b)(x) felony criminal jail sentence as to matters over which the United States has jurisdiction or (y) criminal jail sentence involving incarceration of more than one (1) year as to matters over which jurisdiction is wholly outside of the United States.

(r) “Damages” means any and all losses, liabilities, claims, demands, judgments, damages, fines, suits, actions, costs and expenses (including fees and expenses of counsel).

(s) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t) “Government Official” means (i) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office or (iii) any company, business, enterprise or other entity owned or controlled by any Governmental Entity.

(u) “Governmental Entity” means any national, supranational, state, provincial or local, whether domestic or foreign, government, any subdivision, agency, commission or authority thereof, any court of competent jurisdiction, any arbitral body or any administrative, regulatory (including any stock exchange) or other agency, commission, or authority.

(v) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(w) “Indebtedness” means, with respect to any Person, without duplication, other than trade payables entered into in the ordinary course of business, (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practice), (vi) any obligations of such Person under any lease of property, real or personal, which obligations are required to be classified as capital leases in accordance with GAAP, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions (valued at the termination value thereof), (ix) all letters of credit or performance bonds issued for the account of such Person and (x) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person other than a wholly-owned Subsidiary of such Person.

(x) “Intellectual Property” means all intellectual property including such rights in and to: (i) any patent, invention (whether or not reduced to practice or patentable), trademark and service mark (including any trade dress, logo and any other indicia of origin and the goodwill of any business symbolized thereby), trade name, Internet domain name, copyright and copyrightable work (whether or not registered), design and trade secret, (ii) any application for and registration, issuance and renewals of any of the foregoing, (iii) lists (including customer and vendor lists), data, databases, processes, formulae, methods, specifications, schematics, plans, studies, technology, know-how, improvements, web site and other content, computer software programs and related documentation, and other confidential or proprietary data and information, and (iv) computer software, data and databases including, but not limited to, object code, source code, operating and other systems, tools, firmware, related documentation and all copyrights therein.

(y) “IRS” means the United States Internal Revenue Service.

(z) “Knowledge of the Company” means the actual knowledge of any of the persons set forth in Section 1.01(z) of the Company Disclosure Schedule.

(aa) “Law” means any supranational, federal, national, state, provincial or local constitution, statute, law (including common law), treaty, ordinance, code, rule or regulation of any Governmental Entity.

(bb) “Lender Parties” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing (other than the Equity Financing) in connection with the Transactions (other than Parent, Sub and their respective Affiliates), including the parties to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ Representatives and their respective successors and assigns.

(cc) “Management Level Employee” means the Chief Executive Officer and President of the Company and any employee (excluding administrative personnel) of the Company or any of its Subsidiaries who is a direct report of the Chief Executive Officer and President of the Company in his capacity as such.

(dd) “Marketing Period” means the first period of 15 consecutive Business Days after the date of this Agreement throughout and at the end of which Parent shall have all of the Marketing Materials, during which period the financial statements required to be provided pursuant to clauses (A) and (B) of the definition of “Marketing

Materials” shall remain compliant with the applicable requirements set forth in the definition of “Marketing Materials” set forth in Section 6.11(c); provided, however, that (i) November 29, 2013 shall not count in determining such 15 consecutive Business Day period and (ii) if such 15 consecutive Business Day period were to commence but not be completed on or before December 20, 2013, then such period shall not commence until after January 6, 2014; and provided, further, that the Marketing Period shall not be deemed to have commenced (A) prior to the mailing by the Company of the Information Statement or Proxy Statement, as applicable, to its stockholders in accordance with Section 6.04(d) and/or (B) if (1) prior to the completion of the Marketing Period, Ernst & Young LLP shall have withdrawn its audit opinion with respect to the most recent audited financial statements included in the SEC Documents or (2) the financial statements included in the Marketing Materials that are available to Parent on the first day of the Marketing Period would not be sufficiently current on any day during the Marketing Period to satisfy the requirements of Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of a non-accelerated filer on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such period, in which case the Marketing Period shall not be deemed to commence until receipt by Parent of updated Marketing Materials that would be required under Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of a non-accelerated filer on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such new 15 consecutive Business Day period; provided, further, that the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is consummated (with an understanding that, if any portion of such Debt Financing has been funded into escrow, such portion of the Debt Financing shall not be deemed to have been consummated until the date on which such funds have been or will be released from escrow).

(ee) “Material Subsidiary” means each Subsidiary of the Company set forth on Section 1.01(ee) of the Company Disclosure Schedule.

(ff) “NYSE” means the New York Stock Exchange.

(gg) “Order” means any judgment, order, injunction, decree or ruling of any Governmental Entity.

(hh) “Ordinary Course CBA” means a CBA entered into in the ordinary course of business consistent with past practices; provided, however, that any such CBA shall not be considered an “Ordinary Course CBA” if (x) in the case of the renewal upon expiration of an existing CBA, such renewal is made on terms and conditions which include any inflation or cost of living increases in compensation and other benefits that in the aggregate exceed five percent (5%) per annum and (y) in the case of a new CBA resulting from a new site, service, location, customer Contract or unionization of employees, such new CBA requires the Company or any of its Subsidiaries to assume any material liabilities in respect of periods prior to the date of such CBA.

(ii) “Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the operating agreement and the certificate of formation of any limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person in any jurisdiction; and (vi) any amendment, supplement or modification to any of the foregoing.

(jj) “Permitted Liens” means any (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (ii) Liens for Taxes, assessments and other governmental charges and levies that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property, (iv) Liens (other than liens securing Indebtedness), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation or marketability of the assets to which they relate, (v) Liens arising or incurred pursuant to the documents set forth on Section 1.01(jj) of the Company Disclosure Schedule, (vi) zoning, building and other similar codes and regulations imposed by any Governmental Entity having jurisdiction over any portion of the real property subject thereto which are not violated in any material respect by the current use and operation of such real property, (vii) prior to the Closing, Liens arising under the Credit Agreements (it being understood that such Liens shall be released at Closing), (viii) rights of customers to require the purchase or sale of assets in connection with the expiration or other termination of a Contract (or a service or site thereunder) entered into in the ordinary course of business with such customer and (ix) Liens on fixed assets securing capital leases or purchase money Indebtedness not in default and that, in the case of purchase money Indebtedness existing as of the date hereof, has been disclosed or is not required to be disclosed pursuant to Section 4.11(a)(ii)(A) or, in the case of purchase money Indebtedness incurred after the date hereof, is permitted to be incurred pursuant to Section 6.01(k)(i) of this Agreement.

(kk) “person” or “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity.

(ll) “Principal Stockholders” means (i) Onex Corporation, (ii) Onex Partners II LP, (iii) 1597257 Ontario Inc., (iv) Onex Partners II GP LP, (v) Onex US Principals LP and (vi) Tube City EI II Ltd.

(mm) “Representatives” means, when used with respect to a Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financial advisors, agents and other representatives of such Person and of any Subsidiary of such Person.

(nn) “Restricted Stock” means all shares of Company Common Stock granted under the Company Incentive Plan that have not vested in accordance with the terms of the applicable grant.

(oo) “SEC” means the United States Securities and Exchange Commission.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq) “Subsidiary” when used with respect to any Person means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities, or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership, limited liability company or other organization, is directly or indirectly, owned by such Person or by any one or more of its Subsidiaries.

(rr) “Takeover Laws” means “moratorium,” “control share acquisition,” “business combination,” “fair price” or any other form of anti-takeover Laws of any jurisdiction that may purport to be applicable to the Company, Parent, Sub or any of their respective Affiliates, including Section 203 of the DGCL.

(ss) “Transactions” means the transactions contemplated by this Agreement, including the Merger.

(tt) “Treasury” means the United States Department of the Treasury.

(uu) Each of the following terms is defined in the Section of this Agreement set forth opposite such term:

Defined Terms	Section
Acceptable Confidentiality Agreement	6.03	(c)
Acquisition Proposal	6.03	(g)(i)
Affiliate Transaction	4.18
Agreement	Preamble
Alternative Acquisition Agreement	6.03	(b)
Alternative Financing	6.11	(b)
Antitrust Division	6.05	(b)
Appraisal Shares	3.01	(d)
Authorizations	4.10	(a)
Break-Up Fee	8.05	(b)
Certificate	3.01	(c)
Certificate of Merger	2.03
Change of Recommendation	6.03	(e)
Claim	6.08	(b)
Closing	2.02
Closing Date	2.02
Company	Preamble
Company Benefit Plans	4.12	(a)
Company Disclosure Schedule	Article IV
Company Intellectual Property	4.16	(a)
Company Related Parties	8.02	(b)
Company Stockholders’ Meeting	6.04	(b)(ii)
Consent End Date	6.03	(c)
Cutoff Date	4.02	(a)
Debt Commitment Letter	5.04	(a)
Debt Fee Letter	5.04	(b)
Debt Financing	5.04	(a)
DGCL	2.01
Disclosed Indemnity Agreements	6.08	(b)
Early Break-up Fee	8.05	(c)
Effective Time	2.03
Employment Laws	4.13	(b)
Environmental Authorizations	4.10	(b)
Environmental Laws	4.10	(b)
Equity Award Amounts	3.04
Equity Commitment Letters	5.04	(a)
Equity Financing	5.04	(a)
ERISA	4.12	(a)
ERISA Affiliate	4.12	(g)
Exchange Fund	3.03	(a)
Expense Reimbursement	8.05	(c)
Fairness Opinion	4.21
Financing	5.04	(a)
Financing Commitments	5.04	(a)
FTC	6.05	(b)
GAAP	4.06	(b)
Hazardous Materials	4.10	(b)
Indemnified Party	6.08	(a)
Information Statement	6.04	(b)(i)

Defined Terms	Section
Interim Period	6.01
International Plan	4.12	(c)
Lien	4.05	(b)
Limited Guaranties	5.05
Limited Guaranty	5.05
Lion TitCo	4.03	(a)
Litigation	4.09
Marketing Materials	6.11	(c)
Material Contract	4.11	(a)
Merger	Recitals
Merger Consideration	3.01	(c)
Merrill Lynch	4.20
Multiemployer Plan	4.12	(b)
Notice Period	6.03	(e)(i)
Outside Date	8.01	(c)
Parent	Preamble
Parent Disclosure Schedule	Article V
Parent Material Adverse Effect	5.01	(a)
Parent Related Parties	8.02	(b)
Parent’s Competition Law Group	5.09
parties	Preamble
party	Preamble
Paying Agent	3.03	(a)
Preferred Stock	4.02	(a)
Proxy Statement	6.04	(b)(ii)
Recommendation	4.04	(b)
Reverse Break-Up Fee	8.04	(d)
Sarbanes-Oxley Act	4.06	(c)
SEC Documents	4.06	(a)
Significant Customer	4.23
Solvent	5.11
Sponsor	5.04	(a)
Sponsors	5.04	(a)
Standard Terms	4.11	(a)(xii)
Stockholder Approval	4.04	(a)
Stockholder Approval Date	6.03	(c)
Stockholder Written Consent	6.04	(a)
Sub	Preamble
Superior Proposal	6.03	(g)(ii)
Support Agreement	Recitals
Surviving Corporation	2.01
Tax	4.14	(j)
Tax Return	4.14	(j)
Taxes	4.14	(j)
Written Consent Failure	6.04	(b)(ii)

ARTICLE II.

THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.02 Closing. The closing of the Merger (the “Closing”) will take place at the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the second Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if the Marketing Period has not been completed at the time of the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing), the Closing shall occur on the earlier to occur of (a) a date during the Marketing Period specified by Parent on no less than two Business Days’ notice to the Company and (b) the second Business Day after the end of the Marketing Period (subject in each case to the satisfaction or (to the extent permitted by Law) waiver of all the conditions set forth in Article VII for the Closing as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.03 Effective Time. Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”), in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and shall make all other filings and recordings required under the DGCL. The Merger shall become effective on such date and time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

Section 2.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, except as otherwise provided herein, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 2.05 Certificate of Incorporation and By-Laws.

(a) At the Effective Time, the certificate of incorporation of the Company shall become the certificate of incorporation of the Surviving Corporation until thereafter changed or amended (subject to Section 6.08(a)) as provided therein or by applicable Law.

(b) The Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the by-laws of the Company shall be amended to read in their entirety as set forth in Exhibit 2.05(b) and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter changed or amended (subject to Section 6.08(a)) as provided therein or by applicable Law.

Section 2.06 Directors. The Company and the Surviving Corporation shall take all necessary action (including procuring the resignation of members of the Board of Directors) such that, at the Effective Time, the directors of

Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.07 Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.08 Taking of Necessary Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub in accordance with the terms hereof, the Surviving Corporation, the board of directors of the Surviving Corporation and officers of the Surviving Corporation shall take all such lawful and necessary action, consistent with this Agreement, on behalf of the Company, Sub and the Surviving Corporation.

ARTICLE III.

EFFECT OF THE MERGER ON THE

CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

Section 3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub:

(a) Capital Stock of Sub. Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that immediately prior to the Effective Time is owned by the Company or a Subsidiary of the Company (including as treasury stock), or by Parent or Sub (or a wholly-owned Subsidiary of Parent or Sub) at such time, shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including each share of Restricted Stock, but excluding shares to be canceled in accordance with Section 3.01(b) and except as provided in Section 3.01(d) with respect to the Appraisal Shares) shall be converted into the right to receive $17.50 in cash, without interest and subject to any withholding of Taxes required by applicable Law (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262 of the DGCL.

Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration, as provided in Section 3.01(c), without any interest thereon but subject to any withholding of Taxes required by applicable Law. The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock or written threats thereof, withdrawals of such demands and any other documents (including instruments served pursuant to the DGCL) received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands or other documents. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing, except to the extent required by applicable Law.

Section 3.02 Adjustment to Merger Consideration. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, there shall be any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock, the Merger Consideration as provided in Section 3.01(c) shall be equitably adjusted to reflect the economic effect thereof.

Section 3.03 Exchange Fund.

(a) Paying Agent. Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the delivery of the Merger Consideration in accordance with this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration as required to be paid pursuant to this Agreement (such deposited cash being hereinafter referred to as the “Exchange Fund”).

(b) Certificate Exchange Procedures. As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, as of immediately prior to the Effective Time, a holder of record of a Certificate (including, for the avoidance of doubt, holders of Restricted Stock) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall otherwise be in customary form (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form)), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed and in proper form, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock (including Restricted Stock) previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 3.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock (including Restricted Stock) which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, but only if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable; provided, however, that payment of the Merger Consideration with respect to shares held in book-entry form shall only be made to the Person in whose name such book-entry shares are registered. Until surrendered as contemplated by this Section 3.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article III, except for Certificates in respect of Appraisal Shares, which shall be deemed to represent the right to receive the consideration due with respect to such Appraisal Shares in accordance with Section 3.01(d) and to the extent provided by Section 262 of the DGCL. No interest shall be paid or will accrue on any cash payable to holders of Certificates or book-entry shares pursuant to the provisions of this Article III.

(c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates (or automatically, in the case of book-entry shares) in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates (or such book-entry shares). At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or book-entry share (other than a Certificate or book-entry share in respect of Appraisal Shares) is presented to the Surviving Corporation for transfer, it shall be canceled against payment of Merger Consideration to the holder thereof as provided in this Article III.

(d) Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent and the Surviving Corporation for, and Parent and the Surviving Corporation shall each remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article III, in each case without interest thereon and subject to any withholding of Taxes required by applicable Law.

(e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated P-1 or A-1 by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available) and a long term debt rating of Aa3 or A+ or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest and other income resulting from such investments shall be paid solely to Parent. Nothing contained herein and no investment losses resulting from investment of the Exchange Fund shall diminish the rights of any holder of Certificates to receive the Merger Consideration or any holder of a Company Stock Option to receive the holder’s Equity Award Amount, in each case as provided herein.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration.

(h) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from amounts otherwise payable pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold under applicable Law. Any amounts so withheld shall be promptly paid over to the appropriate Governmental Entity by Parent, the Surviving Corporation or the Paying Agent and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 3.04 Company Stock Options. As promptly as practicable following the date of this Agreement and, in any event, prior to Closing, the Board of Directors (or, if appropriate, any committee administering the Company Incentive Plan) shall adopt such resolutions and take such other actions as may be required to provide that each unexercised Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time is vested and canceled, with the holder thereof becoming entitled to receive from the Surviving Corporation, on or as soon as reasonably practicable after the date on which the Effective Time occurs, an amount in cash, without interest, equal to (a) the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (b) the number of shares of Company Common Stock subject to such Company Stock Option. The payment of all Equity Award Amounts hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 3.03(h). The term “Equity Award Amounts” means, collectively, all amounts payable pursuant to this Section 3.04.

Section 3.05 Treatment of Restricted Stock. For the avoidance of doubt, as of immediately prior to the Effective Time, each then outstanding share of Restricted Stock shall automatically vest with the holder thereof and shall be converted in the Merger into the right to receive the Merger Consideration pursuant to the provisions of this Article III, in each case without interest thereon and subject to any withholding of Taxes required by applicable Law.

Section 3.06 Treatment of Company Incentive Plan. After the Effective Time, the Company Incentive Plan will be terminated and no further Company Stock Options, Restricted Stock or other rights with respect to Company Common Stock will be granted thereunder.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the SEC Documents filed with, or furnished to, the SEC by the Company after December 31, 2012 and publicly available at least 24 hours prior to the execution and delivery of this Agreement (and only as and to the extent disclosed therein), other than any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained therein that are predictive, cautionary or forward looking in nature, but it being agreed that this clause (i) shall not be applicable to Section 4.02, Section 4.04, Section 4.20 and Section 4.21, or (ii) subject to Section 9.13, as set forth in the disclosure schedules delivered by the Company to Parent and Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Sub as follows:

Section 4.01 Organization; Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Each Subsidiary of the Company is a legal entity duly organized, validly existing and in good standing

(where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of incorporation or organization except where the failure to be so organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to materially and adversely impair the ability of such Subsidiary to conduct its business as currently conducted. Each of the Company and its Subsidiaries has all requisite corporate, partnership, limited liability company or other entity power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it, except where the failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) as a foreign corporation (or other legal entity) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Organizational Documents of the Company and each of its Material Subsidiaries, each as amended to date, and each as so made available is in full force and effect. Neither the Company nor any Material Subsidiary is in violation of its Organizational Documents.

Section 4.02 Capital Structure.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Class A Common Stock, 30,000,000 shares of Class B Common Stock and 50,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). At the close of business on August 22, 2013 (the “Cutoff Date”), (i) 14,765,733 shares of Class A Common Stock (of which 16,260 are shares of Restricted Stock), 24,528,208 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) no shares of Class A Common Stock were held in treasury, (iii) no shares of Class B Common Stock were held in treasury and (iv) no shares of Preferred Stock were held in treasury or owned by a Subsidiary of the Company. At the close of business on the Cutoff Date, 1,356,680 shares of Class A Common Stock were reserved for issuance pursuant to outstanding Company Stock Options and 913,522 shares of Class A Common Stock were reserved for issuance under the Company Incentive Plan (which total excludes the 1,356,680 shares of Class A Common Stock reserved for issuance pursuant to the outstanding Company Stock Options). All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (v) of the preceding sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable.

(b) Section 4.02(b) of the Company Disclosure Schedule sets forth the aggregate amount of Company Stock Options outstanding as of the Cutoff Date and the price at which each such Company Stock Option may be exercised (if applicable).

(c) Except as disclosed on Section 4.02(c) of the Company Disclosure Schedule and except for any obligations pursuant to this Agreement or as set forth in subsections (a) and (b) above, (i) the Company does not have any shares of its capital stock issued, outstanding or reserved for issuance and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar rights, agreements, Contracts, undertakings or commitments of any kind relating to capital stock or other equity or voting interests of the Company to which the Company is a party or otherwise obligating the Company to (A) issue, transfer or sell any shares of capital stock or other equity or voting interests of the Company or securities convertible into or exchangeable for such shares or equity or voting interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar right, agreement, Contract, undertaking or arrangement or (C) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity or voting interests.

(d) The Company has no Indebtedness or other obligations the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

(e) Except as disclosed in Section 4.02(e) of the Company Disclosure Schedule and the Support Agreement, there are no stockholder agreements, registration rights agreements, voting trusts or other agreements or understandings to which the Company is a party or, to the Knowledge of the Company, among any security holders of the Company with respect to securities of the Company, with respect to the voting or registration of the capital stock or other voting or equity interest of the Company or any preemptive rights with respect thereto, and there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests of the Company.

Section 4.03 Subsidiaries.

(a) Section 4.03(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company (including Lion TitCo Resources SDN BHD (“Lion TitCo”) solely for purposes of this sentence) and the jurisdiction of organization of each such Subsidiary. Except as set forth on Section 4.03(a) of the Company Disclosure Schedule, the Company is the beneficial and record owner, directly or indirectly, of all of the equity securities of each Subsidiary. Tube City IMS LLC is the beneficial and record owner of 3,600,000 ordinary shares of RM1.00, each fully paid, and 2,400,000 preference shares of RM0.01, each fully paid, of Lion TitCo. All equity interests of the Company’s Subsidiaries, (i) where the Subsidiary is a corporation, are duly authorized, validly issued, fully paid and non-assessable and (ii) where the Subsidiary is not a corporation, are duly created pursuant to the Laws of such Subsidiary’s jurisdiction of organization or formation, are issued and paid for in accordance with such Subsidiary’s Organizational Documents and are fully paid and non-assessable. Except to the extent pledged to lenders under either Credit Agreement, all equity interests in Lion TitCo and each Subsidiary of the Company are owned by the Company or its Subsidiaries free and clear of Liens, other than restrictions imposed by applicable Law or the Organizational Documents of such Subsidiary or Lion TitCo.

(b) Except for the Company’s Subsidiaries disclosed in Section 4.03(a) of the Company Disclosure Schedule and as set forth in Section 4.03(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person.

(c) Except as disclosed in Section 4.03(c) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar rights, agreements, Contracts, undertakings or commitments of any kind relating to the issuance of capital stock or other equity or voting interests of any Subsidiary of the Company to which the Company or any of the Company’s Subsidiaries is a party or otherwise obligating the Company or any of the Company’s Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity or voting interests of any of the Subsidiaries or securities convertible into or exchangeable for such shares or equity or voting interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar right, agreement, Contract, undertaking or arrangement or (iii) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity or voting interests.

(d) None of the Company’s Subsidiaries have outstanding Indebtedness or other obligations the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

(e) Except as set forth in Section 4.03(e) of the Company Disclosure Schedule, there are no stockholder agreements, registration rights agreements, voting trusts or other agreements or understandings to which the Company or any of the Company’s Subsidiaries is a party with respect to the voting or registration of the capital stock or other voting or equity interests of the Company or any of its Subsidiaries or any preemptive rights with respect thereto, and there are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests of any Subsidiary of the Company.

Section 4.04 Corporate Authority; Board Action.

(a) The only vote of the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement and approve the Transactions, including the Merger, is the affirmative vote or consent of the holders of a majority of all votes that are entitled to be cast with respect to the outstanding shares of Company Common Stock entitled to vote thereon, acting by written consent or at a stockholders’ meeting or any adjournment or postponement thereof to adopt this Agreement (the “Stockholder Approval”). The Company has the requisite corporate power and authority to (i) enter into and deliver this Agreement and (ii) consummate the Transactions, subject, with respect to this clause (ii) and solely in the case of consummating the Merger, to receipt of the Stockholder Approval. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions contemplated by, and compliance with the provisions of, this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of filing the Certificate of Merger and consummating the Merger, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights generally and to equitable principles (whether considered in a proceeding in equity or at law).

(b) The Board of Directors of the Company, at a meeting duly called and held, duly and by unanimous vote of all members of the Board of Directors adopted resolutions (i) authorizing and approving the execution, delivery and performance of this Agreement and the Transactions, (ii) approving and declaring advisable this Agreement, the Merger, the Support Agreement and the other Transactions, (iii) declaring that the terms of this Agreement and the Transactions, including the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the stockholders of the Company, (iv) directing that the adoption of this Agreement be submitted to the stockholders of the Company and (v) recommending that the stockholders of the Company adopt this Agreement (this clause (v), the “Recommendation”).

Section 4.05 Governmental Approvals; Non-Contravention.

(a) Except as set forth in Section 4.05(a) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement does not, and the consummation of the Transactions by the Company and compliance with the provisions hereof by the Company will not, require any consent, approval, Order, waiver or authorization or permit of, action by, registration, declaration or filing with or notification to any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their respective assets or businesses, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and of appropriate documents evidencing the Merger with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business; (ii) the filing of a premerger notification and report form by the Company under the HSR Act and the filings and receipt, termination or expiration as applicable, of such other approvals or waiting periods under any other applicable Antitrust Laws; (iii) compliance with the applicable requirements of the Exchange Act including the filing with the SEC of the Information Statement or Proxy Statement, as applicable, and such other reports or filings under the Exchange Act as may be required in connection with this Agreement and the Transactions; (iv) any filings or notices required under the rules and regulations of the NYSE; and (v) such other consents, approvals, Orders, waivers, authorizations, permits, actions, registrations, declarations, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, have or reasonably be expected to have a Company Material

Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions.

(b) Except as set forth in Section 4.05(b) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof by the Company will not, (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to, or to a right of, termination, modification, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which the Company or any of its Subsidiaries is party or (B) Authorization applicable to the Company or any of its Subsidiaries, (ii) result in the creation of any pledges, liens, charges, mortgages, encumbrances or assignments of any kind (each, a “Lien”) upon any of the properties or assets of the Company or any of its Subsidiaries (other than any such Lien created solely as a result of any action taken by Parent or Sub), (iii) conflict with or result in any violation of the Company’s Organizational Documents or the Organizational Documents of any of its Subsidiaries or (iv) assuming that the consents and approvals referred to in Section 4.05(a) are obtained and assuming the accuracy of the representations and warranties of Parent and Sub set forth in Section 5.09, conflict with or violate any applicable Laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions.

Section 4.06 SEC Documents and Financial Statements; Internal Controls and Disclosure Controls.

(a) The Company has filed all material schedules, forms, statements, reports and other documents required to be filed by it with the SEC pursuant to the Securities Act or the Exchange Act since April 8, 2011 (the schedules, forms, statements, reports and other documents filed with or furnished to the SEC since April 8, 2011, the “SEC Documents”). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof, the SEC Documents complied, and each of the SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Document has been amended or superseded by a later SEC Document filed prior to the date hereof. The Company has made available to Parent correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since April 8, 2011 and prior to the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b) Each of the consolidated financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents (i) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes)

and (ii) have been prepared from, and in accordance with, the books and records of the Company and the Company’s Subsidiaries in all material respects. The preceding sentence shall not be deemed to be breached as a result of any change in GAAP or Law after the date of this Agreement. Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, since April 8, 2011, the Company has not received any written advice or written notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial statements or in the books and records of the Company and its Subsidiaries, any properties, assets, liabilities, revenues or expenses in any material respect, or that have identified any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information.

(c) Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) any prohibited loans or “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to any director or executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries.

(d) The Company has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since April 8, 2011, subject to applicable transition rules of the SEC and NYSE, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls and the Company has made available to Parent copies of any written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee from April 8, 2011 to the date of this Agreement.

(e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, which disclosure controls and procedures are designed to ensure that material information relating to the Company and its consolidated Subsidiaries required to be included in reports filed under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act so that such information is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

Section 4.07 No Undisclosed Liabilities. Except as set forth in Section 4.07 of the Company Disclosure Schedule and except for matters reflected or reserved against in the most recent audited consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities and obligations that (a) were incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, (b) are incurred in connection with the Transactions or (c) individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.08 Absence of Certain Changes or Events. Between December 31, 2012 and the date of this Agreement, except as set forth in Section 4.08 of the Company Disclosure Schedule or as otherwise expressly required by this Agreement, (a) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice, (b) neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach or violation of Sections 6.01(f), (g), (i), (j), (l), (m), (n) or (t) had such action been taken after the date hereof and (c) there has not been any change, effect, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 4.09 Litigation. Except as set forth in Section 4.09 of the Company Disclosure Schedule, as of the date of this Agreement, (a) there is no suit, complaint filed under seal, action, claim (or counterclaim), litigation, charge or administrative, arbitration, mediation, grievance or other proceeding or governmental or regulatory audit, investigation or proceeding brought, conducted or heard by or before any court or other Governmental Entity, arbitrator or mediator (each a “Litigation”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets, at law or in equity, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions, or, to the Knowledge of the Company, otherwise has resulted or would reasonably be expected to result in a Criminal Penalty, and (b) there is no Order outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions, or, to the Knowledge of the Company, otherwise has resulted or would reasonably be expected to result in a Criminal Penalty.

Section 4.10 Governmental Authorizations; Compliance with Law.

(a) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is, and since January 1, 2011 has been, in compliance with all Laws applicable to its business or operations or by which any of its properties or assets are bound, in each case except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, otherwise has resulted or would reasonably be expected to result in a Criminal Penalty. Neither the Company nor any of its Subsidiaries has, since January 1, 2011, (i) received any written notice from any Governmental Entity regarding any material violation by the Company or any of its Subsidiaries of any applicable Law or (ii) provided any written notice to any Governmental Entity regarding any material violation by the Company or any of its Subsidiaries of any applicable Law. Except as set forth on Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has in effect all approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Entities (collectively, “Authorizations”) necessary for it to conduct its business as presently conducted, except for such Authorizations the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, otherwise have not resulted and would not reasonably be expected to result in a Criminal Penalty. Neither the Company nor any of its Subsidiaries has received notice that any Authorizations will be terminated, revoked or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and the Company has no Knowledge of any reasonable basis for any such termination, revocation, modification, suspension or nonrenewal, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, otherwise has not resulted and would not reasonably be expected to result in a Criminal Penalty. This Section 4.10(a) does not relate to environmental matters, which are the subject of Section 4.10(b), employee benefit matters, which are the subject of Section 4.12, or Tax matters, which are the subject of Section 4.14.

(b) Except as set forth in Section 4.10(b) of the Company Disclosure Schedule: (i) the Company and its Subsidiaries are, and have been since January 1, 2011, in compliance in all material respects with all applicable

Laws for protection and restoration of the environment (including ambient and indoor air, soil, surface water, groundwater and natural resources) and protection of human exposure to Hazardous Materials (“Environmental Laws”), including obtaining, maintaining and complying with all Authorizations required by applicable Environmental Laws for the operations of the Company and its Subsidiaries (“Environmental Authorizations”); (ii) there are no Hazardous Materials present at or under any facility or real property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company, any of its Subsidiaries or their respective predecessors that would reasonably be expected to result in a material liability to the Company or any of its Subsidiaries under any applicable Environmental Laws; (iii) since January 1, 2011, neither the Company nor any of its Subsidiaries has received notice that any Environmental Authorizations will be terminated, revoked or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and the Company has no Knowledge of any reasonable basis for any such termination, revocation, modification, suspension or nonrenewal, except with respect to this clause (iii) as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in liability that is material to the Company and its Subsidiaries; and (iv) since January 1, 2011, neither the Company nor any Subsidiary has received any written notice alleging material non-compliance with or material liability under any Environmental Laws, and no material claim, action, proceeding or investigation pursuant to Environmental Laws is pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have not disposed or arranged for the disposal of any Hazardous Materials at any off-site location that would reasonably be expected to give rise to any material liability of the Company or any of its Subsidiaries. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have not assumed any material liabilities under any Environmental Laws by Contract, other than customary indemnification provisions in customer Contracts entered into in the ordinary course of business consistent with past practices, or, to the Knowledge of the Company, by operation of Law. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no conditions, facts, or circumstances which would reasonably be expected to result in a material liability to the Company or any its Subsidiaries under any Environmental Laws. For purposes of this Section 4.10(b), “Hazardous Materials” means any substance, material or waste that is classified, characterized or regulated by any Governmental Entity under any applicable Environmental Law.

(c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any of their respective Representatives has, in the past five years, directly or indirectly through its Representatives (including any distributor, agent, sales intermediary or other third party), (i) taken any action in violation of any applicable Anti-corruption Laws or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any Government Official or to any other Person: (A) for the purpose of (1) improperly influencing any act or decision of any Government Official in their official capacity; (2) inducing any Government Official to do or omit to do any act in violation of their lawful duties; (3) securing any improper advantage; (4) inducing any Government Official to improperly influence or affect any act or decision of any Governmental Entity; or (5) assisting the Company or its Subsidiaries or any of their respective Representatives in obtaining or retaining business for or with, or directing business to, the Company or any of its Subsidiaries or any of their respective Representatives; or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in, extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty.

(d) To the Knowledge of the Company, there have been no false or fictitious entries made in the books and records of the Company or its Subsidiaries relating to any unlawful offer, payment, promise to pay, or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty.

(e) To the Knowledge of the Company, none of the Company, its Subsidiaries or any of its or their respective directors, officers, employees or other Representatives in the past five years has been convicted of violating any Anti-corruption Laws or subjected to any investigation or proceeding by a Governmental Entity for potential corruption, fraud or violation of any applicable Anti-corruption Laws that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty.

(f) To the Knowledge of the Company, none of the Company, its Subsidiaries or any of its or their respective directors, officers or employees, or, any distributor, agent, representative, sales intermediary or other third party acting on behalf of the Company or any of its Subsidiaries, has taken any action in the past five years in violation of any applicable export control Laws, trade or economic sanctions Laws, or anti-boycott Laws of the United States or any other jurisdiction, including: The Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Office of Foreign Assets Control Regulations (31 C.F.R. Chapter V), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), the U.S. Commerce Department antiboycott regulations (15 C.F.R. 560), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, or any applicable non-U.S. Laws of a similar nature, that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty. To the Knowledge of the Company, the Company and its Subsidiaries have obtained all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, import and re-export of their respective products, services, software and technology, the failure of which to have been obtained has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty. To the Knowledge of the Company, there are no material pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions involving the Company or any of its Subsidiaries relating to Laws identified in this Section 4.10(f).

Section 4.11 Material Contracts.

(a) Except for this Agreement, for Contracts filed as an exhibit to the SEC Documents, including for this purpose exhibits incorporated by reference to the SEC Documents, or as disclosed in Section 4.11(a) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:

(i) Contract that is or would be required to be filed by the Company as a “material contract” with the SEC pursuant to Item 601 of Regulation S-K under the Securities Act;

(ii) Contract (A) pursuant to which any Indebtedness for borrowed money of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $3.0 million is outstanding or may be incurred, other than any Contract between or among the Company and/or its wholly-owned Subsidiaries, or (B) relating to the creation of any Lien (other than Permitted Liens or Liens arising from or related to any lease) on any material asset of the Company or any of its Subsidiaries;

(iii) Contract relating to a guarantee by the Company or any of its Subsidiaries of Indebtedness of any third party in excess of $2.0 million;

(iv) Contract of employment, consulting, management, separation, severance, indemnification or similar agreement with any member of the Board of Directors or corporate officer of the Company, Management Level Employee or any Person holding more than 5% of the outstanding Company Common Stock at December 31, 2012;

(v) Contract of employment, consulting, management, separation, severance, change in control, retention, indemnification or similar agreement with any employee, consultant or independent contractor providing for total annual compensation (exclusive of benefits costs) from the Company or any of its Subsidiaries in excess of $300,000 which is not terminable by the Company or any of its Subsidiaries upon less than 90 days’ notice without severance, penalty or other obligations other than under any applicable Law;

(vi) stock option, share purchase, profit sharing, deferred compensation, bonus or other incentive compensation plan or Company Benefit Plans;

(vii) any CBA;

(viii) Contract (A) restricting the type of business activity of the Company or any of its Subsidiaries (or Parent and its Affiliates after the Merger) or restricting the freedom of the Company or any of its Subsidiaries (or Parent and its Affiliates after the Merger) to engage in any line of business in any geographic area or to compete with any Person (other than the Company or any of its Subsidiaries) or (B) that contains “take or pay”, “requirements” or other similar provisions obligating a Person to provide the quantity of goods or services required by another Person (other than any Contract of the type described in this clause (B) entered into in the ordinary course of business consistent with past practice);

(ix) Contract with respect to a joint venture (other than joint bidding arrangements for a single bidding opportunity), strategic alliance partnership, limited liability or other similar agreement or arrangement related to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole, or in which the Company owns more than a 10% voting or economic interest;

(x) Contract relating to an acquisition, divestiture, merger or similar transaction (A) that was entered into on or after January 1, 2011 with a purchase price in excess of $10.0 million or (B) that contains representations, covenants, indemnities or other obligations (including payment, indemnification, “earn-out” or other contingent obligations) of the Company or any of its Subsidiaries that are still in effect and would reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $2.5 million pursuant to such Contract;

(xi) Contract for the lease or sublease of real or personal property providing for an annual rental payments to or from the Company or any of its Subsidiaries in excess of $1.0 million;

(xii) (A) Standard Terms, (B) Contracts with a customer for the performance of mill services pursuant to which (1) the Company and its Subsidiaries, taken together, generated gross revenues of more than $10.0 million for the year ended December 31, 2012, or (2) with respect to Contracts that were not in effect for all of 2012, the Company’s management reasonably believes the Company and its Subsidiaries, taken together, will generate gross revenues of more than $10.0 million during the 12 month period following the date of this Agreement, and (C) Contracts with a customer for the performance of raw materials purchasing, sales and/or optimization services pursuant to which the Company and its Subsidiaries, taken together, generated Revenue After Raw Materials Costs (as such term is described in the SEC Documents) of more than $2.0 million for the year ended December 31, 2012. “Standard Terms” means those certain Contracts of the Company and/or its Subsidiaries that (i) include the standard or general terms and conditions (such as representations and warranties, indemnities, insurance, termination, safety and health, environmental, governing law, notices, and other legal-focused and procedural terms and conditions) incorporated into various Contracts with a customer, (ii) generally do not contain the scope of work or other business or operational terms and conditions (such as pricing and definitions of services) applicable to the particular services being provided to the customer, and (iii) typically address more than one service and/or site of the customer.

(xiii) other than (A) an acquisition subject to clause (x) above, (B) a Contract relating to real property subject to clause (xi) above, and (C) a customer Contract subject to clause (xii) above, Contract that obligates the Company to make growth capital commitment or expenditure (as distinguished from maintenance capital expenditures) in excess of $5.0 million per year;

(xiv) Contract that grants any rights of first refusal or rights of first negotiation or rights of first offer to any Person with respect to the sale, transfer or other disposition of (A) any business or line of business of the Company or any of its Subsidiaries or (B) any Subsidiary of the Company;

(xv) Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

(xvi) other than currency hedging transactions in the ordinary course of business consistent with past practice, hedge, derivative or other similar instrument with an obligation on a marked-to-market basis in excess of $2.5 million individually;

(xvii) Contract with any Governmental Entity (other than with respect to sales of slag and other byproducts to Governmental Entities in the ordinary course of business); or

(xviii) Contract (other than any Contracts of the type described in clauses (i) — (xvii) above, irrespective of the dollar threshold, and other than real or personal property leases and contracts for the purchase and sale of scrap, scrap substitutes and other raw materials in the ordinary course of business) requiring payments by the Company or any of its Subsidiaries in excess of $5.0 million in the next 12 months and which are not terminable by the Company or such Subsidiary upon less than 90 days’ notice without any required payment or other conditions (other than the condition of notice);

Each Contract of the type described in clauses (i) through (xviii) above, including any such Contract entered into after the date of this Agreement, is referred to herein as a “Material Contract.”

(b) Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, and except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, on the other party thereto, is in full force and effect and enforceable against the Company or its Subsidiary party thereto and, to the Knowledge of the Company, the other party thereto, in each case, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law); (ii) the Company and each of its Subsidiaries and, to the Company’s Knowledge, each other party thereto, has substantially performed all obligations required to be performed by it to date under each Material Contract and is not in breach of or default under such Material Contract; (iii) neither the Company nor any of its Subsidiaries has received written notice of breach or default under any Material Contract or of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default or breach on the part of the Company or any of its Subsidiaries under any such Material Contract, and, to the Knowledge of the Company, no such condition exists; and (iv) neither the Company nor any of its Subsidiaries has received written notice from any other party to a Material Contract with respect to the termination of any Material Contract that has not been cured or withdrawn.

(c) The Company has made available to Parent, as of the date of this Agreement, true and complete copies of (including all amendments or modifications to) all Material Contracts.

Section 4.12 Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a true and complete list of each material “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each material bonus, incentive, deferred compensation, profit sharing, pension, retirement, equity purchase, equity option, equity-based compensation, severance, employment, termination, retention, change of control, post-retirement health or welfare benefit, medical, disability, vacation pay, sick pay, or other material benefit or compensation plan, program, arrangement or agreement that is sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries as of the date of this Agreement, or under which the Company or any of its Subsidiaries has any present or future liability, in each case for the benefit of their current or former employees, officers, or directors located in or whose principal place of work is in the United States (collectively, the “Company Benefit Plans”).

(b) The Company has made available to Parent true and complete copies of (to the extent applicable and excluding any Company Benefit Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA and identified as a multiemployer plan on Section 4.12(a) of the Company Disclosure Schedule (a “Multiemployer Plan”)) (i) each Company Benefit Plan and any related trust or funding agreement (or, with respect to any unwritten Company Benefit Plan, a written description thereof), (ii) the two most recent annual reports on Form 5500 filed with the Department of Labor or through the ERISA Filing Acceptance System, as applicable, with respect to each Company Benefit Plan (if any such report was required by applicable Law), (iii) the most recent summary plan description and summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan, (iv) the most recent actuarial report or other financial statement, if any, relating to each Company Benefit Plan and (v) the most recent determination letter or opinion letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter.

(c) Section 4.12(c) of the Company Disclosure Schedule sets forth a list of each material plan, policy, fund, program or arrangement or Contract providing for insurance coverage (including any self-insured arrangements), disability benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, equity compensation or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a Company Benefit Plan, (ii) is entered into, maintained, or administered to by the Company or any of its Subsidiaries, or contributed to by the Company or any of its Subsidiaries other than any governmental social insurance or retirement programs required to be contributed to by Law and (iii) covers any employee or former employee of the Company or any of its Subsidiaries who is located outside or whose principal place of work is outside the United States (an “International Plan”). The Company has made available to Parent true and complete copies of the International Plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof together with the most recent annual report (if any) prepared in connection with any such plan or trust.

(d) Except as set forth in Section 4.12(d) of the Company Disclosure Schedule, and excluding any Multiemployer Plan: (i) each Company Benefit Plan has been established, operated, funded and administered in all material respects in accordance with its terms and with applicable Laws, including, but not limited to, ERISA and the Code; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is maintained pursuant to a prototype or volume submitter document for which the Company may properly rely on the applicable opinion or advisory letter, and to the Knowledge of the Company, no event has occurred (either by reason of any action or failure to act) that would reasonably be expected to cause the loss of such qualification; (iii) no Company Benefit Plan provides and neither the Company nor any of its Subsidiaries has any obligation to provide health or life insurance benefits (whether or not insured), with respect to current or former employees, officers or directors of the Company or any of its Subsidiaries (including any predecessor entities or any entity whose assets were partially or completely acquired by the Company or any of its Subsidiaries) beyond their retirement or other termination of service, other than coverage mandated by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or similar state Law; and (iv) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person (with respect to whom the Company has an obligation to indemnify) has engaged in a transaction in connection with which the Company or any of its Subsidiaries would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

(e) Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries sponsors, maintains or contributes to any Company Benefit Plan subject to Title IV of ERISA. With respect to each Company Benefit Plan subject to Title IV of ERISA (other than a Multiemployer Plan) no “reportable event,” within the meaning of Section 4043 of ERISA (other than an event for which the 30-day notice period has been waived), and no event described in Section 4062 or 4063 of ERISA, has occurred in the last twelve (12) months that could reasonably be expected to result in material liability to the Company or any of its Subsidiaries, (i) no such Company Benefit Plan is in “at risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (ii) there has been no cessation of operations at a facility that may result in material liability to the Company or any of its Subsidiaries under Section 4062(e) of ERISA within the last six years, and (iii) no Lien has arisen or would reasonably be expected to arise under ERISA or the Code on the assets of the Company or any of its Subsidiaries as a result of actions or inactions by the Company or any of its Subsidiaries. For purposes of Sections 4.12(e), (f) and (g), “Subsidiary”, when used with respect to any Person, shall also include any entity in which 80% or more of its outstanding equity interests are directly or indirectly owned by any such Person.

(f) Neither the Company nor any of its Subsidiaries has incurred any material unsatisfied liability for the complete or partial withdrawal from any Multiemployer Plan nor to the Knowledge of the Company, are there any facts or circumstance known to the Company as of the date hereof that would reasonably be expected to give rise to a complete or partial withdrawal from a Multiemployer Plan by the Company or any of its Subsidiaries. To the Knowledge of the Company, except as set forth in Section 4.12(f) of the Company Disclosure Schedule, no Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

(g) To the Knowledge of the Company, the Company is not, and has not been, subject to any liability, contingent or otherwise, which could reasonably be expected to result in a material liability to the Company with respect to Title IV of ERISA by reason of any ERISA Affiliate. “ERISA Affiliate” means any Person (other than the Company and its Subsidiaries) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries, or that is a member of the same “controlled group” as the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all required contributions of the Company or any of its Subsidiaries have been made or properly accrued with respect to each Company Benefit Plan.

(i) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such section and such guidance are applicable to such Company Benefit Plan. To the Knowledge of the Company, all prior instances of operational and/or documentary non-compliance have been corrected under the Internal Revenue Service Employee Plans Compliance Resolution System or any Department of Labor or other voluntary compliance program. There is no agreement, plan or other arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound to compensate any Person in respect of Taxes pursuant to Section 409A of the Code.

(j) Except as set forth in Section 4.12(j) of the Company Disclosure Schedule, the consummation of the Transactions alone, or in combination with a termination of the employment or engagement of any employee, officer or director of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries, does not (a) give rise to any material liability for severance pay, unemployment compensation, termination pay or any other compensatory payment or benefit, or (b) accelerate the time of payment or vesting or funding of, or increase the amount of any compensation or benefit due any such current or former employee, director, consultant or officer of the Company or any of its Subsidiaries or their beneficiaries.

(k) Except as set forth in Section 4.12(k) of the Company Disclosure Schedule, no amount paid or payable (whether in cash or property or the vesting of property) by the Company or any of its Subsidiaries as a result of the consummation of the Merger or any of the other Transactions to any of their respective employees, officers, directors, stockholders or consultants under any Company Benefit Plans (excluding any Multiemployer Plan) or otherwise, would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(l) As of the date hereof, to the Knowledge of the Company, there are (a) no current or pending material investigations by any Governmental Entity involving Company Benefit Plans and (b) no pending or asserted (in writing) material claims (other than routine claims for benefits), suits or proceedings against any Company Benefit Plans.

(m) As of the date hereof, to the Knowledge of the Company, (i) all contributions required to be made with respect to an International Plan have been timely made or accrued on the financial statements of the applicable employer, (ii) all International Plans that under applicable Laws require registration have been duly registered with the necessary Governmental Entity and no event has occurred which is reasonably likely to cause the loss of such registered status, (iii) the Company and each Subsidiary has complied with and performed all material obligations under and in respect of the International Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations), (iv) all employer and employee payments, contributions or premiums required to be made or paid by the Company or any of its Subsidiaries to any International Plan have been made or paid in a timely fashion in accordance with the terms of such plans, any funding agreement and applicable Laws, (v) there are no taxes, penalties or interest owing in respect of any International Plan and (vi) the solvency liabilities of each International Plan (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Entities and which are consistent with generally accepted actuarial principles) do not exceed the market value of the assets held in connection with such plan in any material respect.

Section 4.13 Labor Matters.

(a) Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any CBA or other Contract with any labor organization, union or association. Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, (i) there are not, to the Knowledge of the Company, any union organizing activities concerning any employees of the Company or any of its Subsidiaries and (ii) there are no material labor disputes, including material strikes, slowdowns, work stoppages, lockouts, arbitrations, grievances, pending or, to the Knowledge of the Company, threatened.

(b) Each of the Company and its Subsidiaries is in compliance in all material respects with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local “mass layoff” or “plant closing” Laws and all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, collective bargaining, discrimination, retaliation, civil rights, veterans’ rights, immigration laws, proper classification of employees as exempt and non-exempt and as employees and independent contractors, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax (collectively, “Employment Laws”).

(c) Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, there are no material actions or other material legal proceedings against the Company or any of its Subsidiaries pending, or to the Knowledge of the Company, threatened in writing to be brought or filed by or with any Governmental Entity or arbitrator in connection with the employment of any current or former employee of the Company or any of its Subsidiaries with respect to the Company’s or any of its Subsidiaries’ prior noncompliance with any applicable Employment Law that could subject the Company or any of its Subsidiaries to any material liability.

Section 4.14 Tax Matters. Except as set forth in Section 4.14 of the Company Disclosure Schedule:

(a) The Company and each of its Subsidiaries have timely filed (taking into account any extension of time within which to file) all U.S. federal income Tax and other material Tax Returns required to be filed by any of them, except where the failure to timely file such Tax Return, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All such Tax Returns are complete and accurate in all material respects. The Company and each of its Subsidiaries have paid or caused to be paid all U.S. federal income Taxes and other material Taxes that are required to be paid by any of them, except with respect to matters contested in good faith and for which adequate reserves have been established and maintained on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

(b) The most recent audited consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents filed prior to the date hereof properly accrues in accordance with GAAP the material liabilities of the Company and its Subsidiaries for Taxes with respect to all periods through the date of such balance sheet, and since such date, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business.

(c) The U.S. federal income Tax Returns of the Company through the Tax year ending December 31, 2008 have been closed (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired). All assessments for Taxes due with respect to completed and settled examinations have been fully paid. There are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of U.S. federal income Tax or other material Tax matters of the Company or its Subsidiaries. No extension or waiver of the limitation period applicable to any U.S. federal income Tax Return or other material Tax Return of the Company or any of its Subsidiaries is in effect.

(d) There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable.

(e) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof.

(f) Neither the Company nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Section 6011 of the Code and the Treasury regulations promulgated thereunder during any open tax periods which have not been properly disclosed on a Tax Return delivered or made available to Parent.

(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in or exclude any material item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) closing agreement described in Section 7121 of the Code (or any similar provision of other applicable Tax Law) entered into on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or before the Closing Date, (iv) prepaid amount received on or before the Closing Date, or (v) indebtedness discharged with respect to which an election has been made under Section 108(i) of the Code.

(h) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to any material Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement, which obligates the Company or any of its Subsidiaries to indemnify another party to any such agreement for tax obligations, other than (i) agreements solely among the Company and its wholly-owned Subsidiaries, (ii) credit agreements and other debt documents, (iii) other commercial agreements entered into in the ordinary course of business not primarily about Taxes, (iv) agreements entered into in the ordinary course of business providing for the allocation or payment of real property Taxes attributable to real property leased or occupied by the Company or its Subsidiaries, (v) agreements entered into in the ordinary course of business for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold in the ordinary course of business, (vi) provisions of employment agreements compensating employees for any increase in taxation of such employee’s income resulting from the performance of work for the Company outside of such employee’s country of residence, and (vii) agreements pursuant to which the Company or one or more of its Subsidiaries is solely a beneficiary of, and not an obligor under, the tax indemnification, sharing or allocation provisions of such agreement.

(i) None of the Subsidiaries of the Company (i) is or has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or treated as a U.S. corporation under Section 7874(b) of the Code or (ii) was not created or organized in the United States such that it would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a).

(j) As used in this Agreement, (i) “Tax” or “Taxes” means all income, profit, gross receipts, capital, net worth sales, use, transfer, franchise, inventory, capital stock, value added, ad valorem, license, withholding, payroll, employment, social security, unemployment, excise, escheat or unclaimed property, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever (including all interest, penalties, fines, additions to tax or additional amounts) imposed by any Governmental Entity whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the liability of any other Person for any of the foregoing by Law, Contract or otherwise; and (ii) “Tax Return” means any return, report or similar filing (including any amendments, schedules, or attachments thereto) filed or required to be filed with respect to Taxes with any Governmental Entity.

Section 4.15 Property. Except as set forth in Section 4.15 of the Company Disclosure Schedule or as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has good, valid and marketable title to, or good and valid leasehold or sublease interest or other comparable Contract rights in or relating to, all of its real and other properties and assets which are reflected on the most recent consolidated balance sheet of the Company contained in the SEC Documents as being owned by the Company or one of its Subsidiaries, free and clear of any Liens other than Permitted Liens, except as have been disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet; (ii) the Company and each of its Subsidiaries has complied in all respects with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company or any of its Subsidiaries is a party and under which it is in occupancy are in full force and effect; (iii) neither the Company nor any of its Subsidiaries has received any written notice of any breach or default with respect to any lease or sublease to which it is a party which breach or default continues on the date of this Agreement and (iv) neither the Company nor any of its Subsidiaries has received written notice from any lessor with respect to the termination, non-renewal or renegotiation of the terms of any such lease.

Section 4.16 Intellectual Property.

(a) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, either the Company or one or more of its Subsidiaries owns or is licensed or otherwise possesses valid and enforceable rights to use all Intellectual Property used in or necessary for the conduct of the businesses of the Company and its Subsidiaries as currently conducted (“Company Intellectual Property”) free and clear of all Liens except Permitted Liens. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any Person alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise interfered with the Intellectual Property of any Person, and (ii) since January 1, 2011, the Company has not received any written notice alleging that the conduct of the business of the Company and its Subsidiaries has infringed, misappropriated or otherwise interfered with any Intellectual Property of any Person.

(b) The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve their rights in all material Company Intellectual Property.

(c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, and excluding non-exclusive licenses by the Company and its Subsidiaries under which the Company or its Subsidiaries receives less than $250,000 per year, neither the Company nor any of its Subsidiaries has licensed any material Company Intellectual Property owned by the Company and its Subsidiaries to any third party, nor has the Company or any of its Subsidiaries entered into any Contract limiting or imposing any obligation or condition on its right or ability to use, license, sell, distribute or otherwise exploit fully any Company Intellectual Property.

(d) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2011, there has been no settlement, forbearance to sue, consent, or Order to which the Company or any of its Subsidiaries is a party or with respect to which such party is bound that (i) restricts the rights of the Company or any of its Subsidiaries to use, license, sell, distribute or otherwise exploit fully any Company Intellectual Property or (ii) permits third parties to use any Company Intellectual Property owned by the Company and its Subsidiaries other than on behalf of the Company and its Affiliates.

(e) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with its privacy policies and terms of use and with all applicable data protection, privacy and other Laws governing the collection, use, storage, distribution, transfer or disclosure (whether electronically or in any other form or medium) of any information or data.

Section 4.17 Insurance. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law and in accordance with standard industry practices, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, and all premiums required to be paid thereon have been paid in accordance with the payment terms of such insurance policy so as not to result in a termination or lapse in coverage and (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. Since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice of cancellation, invalidation or termination or, as of the date of this Agreement, denial of coverage, rejection of a material claim or material adjustment in the amount of the premiums payable under any material insurance policy maintained by the Company or any of its Subsidiaries.

Section 4.18 Affiliate Transactions. Except as set forth in Section 4.18 of the Company

Disclosure Schedule, since January 1, 2011 there have not been any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings (each, an “Affiliate Transaction”) required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the SEC Documents filed prior to the date of this Agreement. The Company has made available to Parent copies of each material Contract or other relevant material documentation (including any amendments or modifications thereto) available as of the date of this Agreement with respect to each Affiliate Transaction.

Section 4.19 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable, will, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement or Proxy Statement, as applicable, and any other document required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the Transactions will comply as to form in all material respects with the requirements of the Exchange Act or any other applicable federal securities laws, as the case may be.

Section 4.20 Finders or Brokers. No broker, investment banker, financial advisor or other person (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”)) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. A copy of the engagement letter between the Company and Merrill Lynch, as amended and in effect as of the date hereof, has been provided to Parent prior to the date hereof which copy is true and complete subject to redactions of the portions of such letter relating to the calculation of the fee payable to Merrill Lynch. The Company has separately provided Parent with the result of a calculation of the approximate amount of the fee that will be payable to Merrill Lynch as a result of the Merger.

Section 4.21 Opinion of Financial Advisor. The Board of Directors has received the opinion of Merrill Lynch, dated as of the date of this Agreement, to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Class A Common Stock in the Merger is fair, from a financial point of view, to such holders (the “Fairness Opinion”), and such opinion has not been modified, revoked or rescinded in any respect as of the date hereof.

Section 4.22 Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties of Parent and Sub in Section 5.10, no Takeover Law applies or purports to apply to the Company with respect to this Agreement, the Merger and the other Transactions. The restrictions contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Support

Agreement and to the consummation of the Transactions. The Company does not have any stockholder rights plan, “poison pill” or similar arrangement in effect.

Section 4.23 Customers. Section 4.23 of the Company Disclosure Schedule sets forth a list showing the ten (10) largest customers (each, a “Significant Customer”) of the Company and its Subsidiaries, taken together, in each case, determined by total Revenue After Raw Materials Costs (as such term is described in the SEC Documents) during the twelve (12) month period ending on June 30, 2013. Since December 31, 2012, no Significant Customer has notified the Company in writing, or to the Knowledge of the Company, orally that it has, or intends to, to (a) terminate its customer relationship with the Company or any of its Subsidiaries or (b) otherwise change, materially and adversely, the overall terms and conditions on which the Company or any of its Subsidiaries provides services to such Significant Customer.

Section 4.24 Fees and Expenses. The Company has separately provided Parent with a good faith estimate of the costs, fees and expenses of the Company’s legal counsel, accountants and consultants incurred by the Company and its Subsidiaries for the period of July 1, 2013 through Closing (assuming a Closing occurs within three months of the date hereof) (but excluding any fees and expenses of the Company’s investment bankers or any fees and expenses related to any litigation) in connection with its documentation, diligence, negotiation and execution of this Agreement and the consummation of the Transactions.

Section 4.25 No Additional Representations. Except for the representations and warranties contained in this Article IV and the Support Agreement, all of which Parent and Sub are relying upon, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied. The representations and warranties set forth in this Article IV are made solely by the Company, and none of the Company’s Representatives, acting in their individual capacity, shall have any responsibility or liability related thereto.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Except as set forth in the disclosure schedules delivered by Parent and Sub to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Sub jointly and severally represent and warrant to the Company as follows:

Section 5.01 Organization; Qualification.

(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and its Sub has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to prevent or materially delay consummation of the Merger and the other Transactions, or Parent’s and Sub’s ability to observe and perform their material obligations hereunder (“Parent Material Adverse Effect”).

(b) Each of Parent and its Sub is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) as a foreign entity in each jurisdiction where the nature of its business or the ownership, leasing or operation of its respective assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Each of Parent and Sub has made available to the Company complete and correct copies of its respective Organizational Documents, each as amended to date, and each such Organizational Document as made available to the Company is in full force and effect. Neither Parent nor Sub is in violation of its Organizational Documents.

Section 5.02 Operation and Ownership of Parent and Sub. Parent and Sub have been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, will not have engaged in any business activities, other than activities pursuant to this Agreement, the performance of its respective obligations hereunder and matters ancillary thereto. Parent owns, beneficially and of record, all the outstanding shares of capital stock of Sub, free and clear of all Liens. There are no options, warrants or other rights, agreements, arrangements or commitments to which Sub is a party relating to the issued or unissued capital stock or other equity interests in Sub to grant, issue or sell any shares of the capital stock, or other equity interests in Sub, by sale or otherwise. There are no obligations, contingent or otherwise, of Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Sub.

Section 5.03 Authority; No Violation.

(a) Each of Parent and Sub has all requisite power and authority to enter into this Agreement and, subject to adoption of this Agreement by Parent as sole stockholder of Sub (which adoption will occur immediately following execution of this Agreement) and the filing of the Certificate of Merger pursuant to the DGCL, to consummate the Transactions, including the Merger. The execution and delivery of this Agreement by each of Parent and Sub, the consummation of the Merger and the other Transactions and compliance with the provisions of this Agreement, by each of Parent and Sub have been duly authorized by all requisite corporate action on the part of each of Parent and Sub, and no other corporate proceedings on the part of Parent and Sub (including any stockholder action) on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Transactions, including the Merger subject, in the case of filing the Certificate of Merger and consummating the Merger, to adoption of this Agreement by Parent as sole stockholder of Sub (which adoption will occur immediately following execution of this Agreement). This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights generally and to equitable principles (whether considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by Parent and Sub of this Agreement and the consummation of the Merger and the other Transactions by Parent and Sub and compliance with the provisions hereof by Parent and Sub do not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity with respect to Parent or Sub or any of their respective assets or businesses, other than (i) the filing of the Certificate of Merger as required by the DGCL; (ii) compliance with the applicable requirements of the HSR Act and the filings and receipt, termination or expiration as applicable, of such other approvals or waiting periods as may be required under any other applicable Antitrust Laws; (iii) compliance with the applicable requirements of the Exchange Act; (iv) as disclosed or required to be disclosed in the Company Disclosure Schedule; and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Sub of this Agreement does not, and the consummation of the Merger and the other Transactions and compliance with the provisions hereof by Parent and Sub will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which Parent or Sub is a party, or (B) permit, concession, franchise, right or license binding upon Parent or Sub, (ii) result in the creation of any Liens upon any of the properties or assets of Parent or Sub, (iii) conflict with or result in any violation of any provision of the Organizational Documents of Parent or Sub or (iv) assuming that the consents and approvals referred to in Section 5.03(b) are obtained and Parent consents to the adoption of this Agreement as sole stockholder of Sub (which adoption will occur immediately following execution of this Agreement), conflict with or violate any applicable Laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have or be reasonably be expected to have a Parent Material Adverse Effect.

Section 5.04 Financing.

(a) Parent has delivered to the Company true, complete and correct copies, including all exhibits, schedules or amendments thereto, of the fully executed (i) commitment letters, each dated as of the date of this Agreement, between Parent and F.L.P. Trust #14, P.G. Gigi Trust M, F.L.P. Trust #11, P.G. Tom Trust M and P.G. Tom Trust (each, a “Sponsor” and collectively, the “Sponsors”), respectively, and attached hereto as Exhibit A (together, the “Equity Commitment Letters”), pursuant to which each of the Sponsors has committed, upon the terms and subject to the conditions set forth therein, to invest in Parent the cash amounts set forth in its Equity Commitment Letter (together, the “Equity Financing”), and (ii) commitment letter, dated as of the date of this Agreement, among Parent, Sub and JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA and attached hereto as Exhibit B (the “Debt Commitment Letter” and together with the Equity Commitment Letters, the “Financing Commitments”), pursuant to which the Lender Parties have committed, upon the terms and subject to the conditions set forth therein, to lend the amounts set forth in the Debt Commitment Letter (the “Debt Financing” and together with the Equity Financing, the “Financing”). In no event will the receipt of the Financing by Parent or Sub (or any other financing transaction) be a condition to any of Parent or Sub’s obligations hereunder.

(b) None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and, as of the date of this Agreement, the respective commitments contained in the Financing Commitments have not been modified, withdrawn, terminated or rescinded in any respect. As of the date hereof, except for (i) the Debt Fee Letter, (ii) the Financing Commitments and (iii) customary engagement letters with respect to debt securities that may form part of the Debt Financing (none of which would adversely affect the amount or availability of the Debt Financing), there are no other agreements, side letters or arrangements to which Parent or Sub is a party relating to the funding or investing of the Financing. As of the date hereof, the Financing Commitments are in full force and effect and constitute the legally valid and binding obligations of Parent and Sub, as applicable, the other parties to the Equity Commitment Letters and, to the knowledge of Parent, the other parties to the Debt Commitment Letter. There are no conditions precedent between Parent or Sub, on the one hand, and any other party to the Financing Commitments or the executed fee letter, dated as of the date hereof, among Parent, Sub and JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA (a true, complete and correct copy of which has been furnished to the Company with the pricing terms, fee amounts and certain economic terms redacted) (the “Debt Fee Letter”), on the other hand, related to the funding of the full amount of the Financing (including any “flex” provisions contained in the Debt Fee Letter), other than as expressly set forth in the Financing Commitments. Assuming (i) the representations and warranties of the Company in this Agreement are true and correct (without regard, in the case of the representations contained in Section 4.07, to any qualification by or reference to “Company Material Adverse Effect”), (ii) the Company has performed and complied with its covenants under this Agreement, (iii) the conditions set forth in Article VII have been satisfied and (iv) the Financing is funded in accordance with the Financing Commitments, the proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments, in the aggregate and together with the available cash, cash equivalents and marketable securities of the Company, will be sufficient for Parent to pay the Merger Consideration and all related fees and expenses at the Closing and to provide for any required repayment or refinancing of Indebtedness of the Company. As of the date hereof, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) by Parent or Sub under the Financing Commitments, and Parent does not have any reason to believe that any of the conditions to the Financing Commitments will not be satisfied or that the Financing will not be available to Parent or Sub, as applicable, on the Closing Date. Parent has fully paid all commitment fees and other fees required to be paid on or prior to the date hereof pursuant to the Financing Commitments and will pay in full all amounts due on or before the Closing Date.

Section 5.05 Limited Guaranty. Concurrently with the execution of this Agreement, each of the Sponsors has duly executed and delivered to the Company the limited guaranty by such Sponsor, dated as of the date of this Agreement, in favor of the Company (each, a “Limited Guaranty” and collectively, the “Limited Guaranties”) and attached hereto as Exhibit C. Each Limited Guaranty is in full force an effect and is a legal, valid and binding obligation of the Sponsor party thereto, enforceable against such Sponsor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. As of the date of this Agreement, there is no default under any Limited Guaranty by the Sponsor party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by such Sponsor.

Section 5.06 Litigation. As of the date of this Agreement, there is no Litigation pending or, to the knowledge of Parent, threatened against Parent, Sub, either Sponsor or any of their respective Affiliates that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against Parent, Sub, either Sponsor or any of their respective Affiliates that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.07 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub or any of their Subsidiaries for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable, will, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.08 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger or the other Transactions based upon arrangements made by or on behalf of Parent or Sub or their Affiliates (including each Sponsor and its Affiliates).

Section 5.09 No Competing Businesses. None of Parent’s Affiliates, any other Entity within the same Person as Parent or any Associate of such Person derive any revenue in, and none of Parent, any of its Affiliates, any other Entity within the same Person as Parent or any Associate of such Person (together, “Parent’s Competition Law Group”) is, or beneficially owns equity interests or voting securities (including any equity interests or voting securities that may be acquired through the conversion or exchange of securities or the exercise of options, warrants or other rights) in excess of 4.9% of the outstanding capital stock of, an Entity that derived revenue in any NAICS code or NACE code set forth in Section 5.09 of the Company Disclosure Schedule since the beginning of its most recent completed fiscal year, or is as of the date of this Agreement party to, or in negotiations to become party to, a Contract to acquire such beneficial ownership. No member of Parent’s Competition Law Group is engaged in or has an ownership interest (other than an ownership of up to 4.9% of the outstanding publicly-traded equity securities) in any Person or Entity engaged in (a) the steel production industry or (b) any line of business described with respect to the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 19, 2013. As used in this Section 5.09, (i) the terms “Entity”, “Person”, “Acquiring Person” and “Associate” have the respective meanings given to such terms in the rules promulgated under the HSR Act, and (ii) “NAICS” refers to North American Industry Classification System and “NACE” refers to Statistical Classification of Economic Activities in the European Community (in French: Nomenclature statistique des activités économiques dans la Communauté européenne).

Section 5.10 Ownership of Company Common Stock. None of Parent, Sub, each Sponsor or any of their Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) five percent or more of the Company’s Class A Common Stock as of the date of this Agreement.

Section 5.11 Solvency. Assuming (a) the Company is Solvent as of the date hereof and as of immediately prior to the Closing (and for the avoidance of doubt, in each case before giving effect to any Indebtedness incurred or to be incurred to consummate the Transactions), (b) the accuracy of the representations and warranties of the Company (without regard to, in the case of the representations contained in Section 4.07, any qualification by or reference to “Company Material Adverse Effect”) set forth in Article IV, (c) the performance in all material respects by the Company of its covenants under this Agreement, (d) the conditions set forth in Section 7.02 have been satisfied, and (e) the estimates, projections and forecasts of the Company that have been provided to Parent and its Representatives prior to the date of this Agreement have been prepared in good faith upon assumptions that were reasonable when prepared, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the Merger and the other Transactions (after giving effect to any financing and the payment of the Merger Consideration, any repayment or refinancing of any Indebtedness of the Company, the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses). For the purposes of this Agreement, the term “Solvent” means that, as of any date of determination and with respect to any Person: (i) the sum of the Indebtedness (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (iii) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur Indebtedness including current obligations beyond their ability to pay such Indebtedness as they mature in the ordinary course of business; provided, however, that for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

Section 5.12 Certain Arrangements. Except as set forth in Section 5.12 of the Parent Disclosure Schedule, there are no Contracts between Parent or Sub (or any of their respective Affiliates) and any of the Company’s officers or other Management Level Employees or directors as of the date hereof that relate in any way to their employment, the Company, the Company’s Subsidiaries or the Transactions.

Section 5.13 No Reliance. Each of Parent and Sub agrees and acknowledges that, except for the representations and warranties expressly set forth in Article IV, as modified by the Company Disclosure Schedule and any certificate delivered by or on behalf of the Company hereunder, or the Support Agreement, all of which Parent and Sub are relying upon, neither the Company nor any of its subsidiaries, or any of their respective stockholders, trustees, Affiliates or Representatives or any other person, has made or is making, and Parent and Sub have not relied upon, any other representations or warranties, statutory, common law or otherwise, of any nature, oral or written, past, present or future, including any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information, made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, including in certain “data rooms,” management presentations or other information provided or made available to Parent, Sub or their Representatives in anticipation or contemplation of any of the Transactions. Furthermore, in connection with the due diligence investigation of the Company and its business and operations by and on behalf of Parent and Sub, Parent, Sub and their Representatives have received and may continue to receive from the Company or its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Each of Parent and Sub hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which each of Parent and Sub is familiar, that each of Parent and Sub is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that each of Parent and Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, trustees, Affiliates or Representatives, with respect thereto, except for, in the case of the Company, the representations and warranties expressly set forth in Article IV, as modified by the Company Disclosure Schedule and any certificate delivered by or on behalf of the Company hereunder, or, in the case of the Principal Stockholders, the Support Agreement, all of which Parent and Sub are relying upon. Accordingly, each of Parent and Sub hereby acknowledges that none of the Company or any of its subsidiaries, or any of their respective stockholders, trustees, Affiliates or Representatives, has made or is making any representation or warranty with respect to, and Parent and Sub have not relied upon, such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), except for, in the case of the Company, the representations and warranties expressly set forth in Article IV, as modified by the Company Disclosure Schedule and any certificate delivered by or on behalf of the Company hereunder, or, in the case of the Principal Stockholders, the Support Agreement, all of which Parent and Sub are relying upon.

ARTICLE VI.

COVENANTS AND AGREEMENTS

Section 6.01 Conduct of Business of the Company. From the date of this Agreement through the Effective Time (the “Interim Period”), except as set forth on Section 6.01 of the Company Disclosure Schedule, as expressly required by the terms of this Agreement, as required by Law or the regulations or requirements of the NYSE or with the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use commercially reasonable efforts to maintain and preserve intact its business organization, retain the services of its present officers and employees, preserve the good will of and relationships with its customers, suppliers and other Persons with whom it has similar business relationships and make growth capital expenditures and maintenance capital expenditures in a manner consistent with past practices. Without limiting the generality of the foregoing, during the Interim Period, except as set forth in Section 6.01 of the Company Disclosure Schedule, as expressly required by the terms of this Agreement, or as required by Law or the regulations or requirements of the NYSE, the Company shall not, and shall not permit any of its Subsidiaries to (and shall cause its Subsidiaries not to), without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed):

(a) amend, modify, waive or rescind any provisions of its Organizational Documents;

(b) adjust, split, combine or reclassify any of its capital stock;

(c) make, declare or pay any dividend (other than (i) the cash dividend payable by the Company in the amount of $0.10 per share that was declared on July 26, 2013 and (ii) any cash dividends paid by direct or indirect Subsidiaries of the Company to the Company or another Subsidiary of the Company) or distribution, whether payable in cash, stock or property, on any of its capital stock or other voting securities or equity interests other than distributions to the Company or its Subsidiaries; provided that any such dividend or distribution to be paid by a Subsidiary that is not a wholly-owned Subsidiary shall be made only to the extent required by and in accordance with its Organizational Documents;

(d) purchase, redeem or otherwise acquire any shares of its capital stock or other voting securities or equity interests or any options, warrants or other rights to acquire any such shares, securities or equity interests, other than (i) the acquisition by the Company or one of its wholly-owned Subsidiaries of securities of a wholly-owned Subsidiary of the Company, (ii) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of the Company Stock Options, (iii) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Incentive Plan, and (iv) the acquisition by the Company of Stock Options or Restricted Stock in connection with the forfeiture of such awards, in each case, in accordance with the terms of the agreements governing the Company Stock Options or Restricted Stock, as applicable;

(e) issue, deliver, sell, grant or cause a Lien to be placed upon any shares of its capital stock or other voting securities or equity interests, any securities convertible or exchangeable into any such shares, voting securities or equity interests, any options, warrants or other rights to acquire any such shares, voting securities, equity interests or convertible or exchangeable securities, any stock-based performance units, profits interests or any other rights that give any Person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock, other than upon the exercise or settlement of the Company Stock Options outstanding on the date of this Agreement in accordance with their present terms;

(f) merge or consolidate with any Person, or purchase a substantial equity interest in or a substantial portion of the assets of, any Person or any business or division thereof;

(g) transfer, sell, lease, license, or otherwise abandon or dispose of or permit a Lien (other than any Permitted Lien) to be placed upon any of its material properties or assets, other than (i) in the ordinary course of business consistent with past practice and (ii) purchases or sales of assets pursuant to the express terms of Contracts existing as of the date hereof;

(h) adopt a plan of complete or partial liquidation or dissolution of the Company or any Subsidiary;

(i) materially amend or modify, cancel or terminate (except a termination caused by, or upon default of, any other party thereto) any Material Contract; provided, however, that, for the avoidance of doubt, this subsection (i) shall not restrict the Company or any of its Subsidiaries from entering into replacements, renewals or extensions of any existing Contracts or amending or modifying existing Contracts in the ordinary course of business consistent with past practice; provided, further, that this subsection (i) shall not restrict the Company with respect to Contracts which are the subject of Section 6.01(l) or (u);

(j) enter into any Contract that would have been required by items (i), (vii), (viii), (ix), (xi), (xii), (xiv), (xvi), (xvii) or (xviii) of Section 4.11(a) to be set forth on Section 4.11(a) of the Company Disclosure Schedule had such Contract been entered into prior to the date hereof, except, in the case of items (i), (xi), (xii), (xvii) and (xviii), in the ordinary course of business consistent with past practice or, in case of item (vii), to the extent permitted by Section 6.01(l) or (u);

(k)(i) incur, create, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify, any Indebtedness of the type described in clauses (i), (ii) and (iii) of the definition of Indebtedness in excess of $2.5 million in the aggregate, or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings, prepayments and other payments under the Company’s existing credit facilities that are made in the ordinary course of business consistent with past practice, or any renewals or refinancing of letters of credit, bankers’ acceptances or other similar facilities or other similar financing arrangements, in each case, under the Company’s credit facilities, or (ii) make any loans, advances or capital contributions to, or investments in, any Person in excess of $2.5 million in the aggregate, other than any of its wholly-owned Subsidiaries;

(l) except as required by Law or pursuant to the terms of any Company Benefit Plan or written agreement disclosed to Parent in the Company Disclosure Schedule, in each case as in effect on the date of this Agreement, (1) grant to any current employee any increase in base compensation (other than increases in base salary and bonus level in the ordinary course of business for employees other than Management Level Employees), (2) grant to any Management Level Employee any increase in base compensation, bonus level, severance, retention, change in control payment or termination payment, (3) grant to any member of the Board of Directors that is not a Management Level Employee any increase in director’s fees or other similar compensation, any bonus, severance, retention, change in control payment or termination payment, (4) enter into any employment, consulting, severance, retention or termination agreement with (x) any Management Level Employee or (y) any other employee pursuant to which the total annual compensation (exclusive of benefits costs) under such agreement is in excess of $300,000, (5) establish, adopt, enter into, amend, terminate or waive in any material respect any Company Benefit Plan except with respect to annual renewals or any amendment that would not materially increase the costs of such Company Benefit Plan or in connection with an Ordinary Course CBA, (6) take any action to accelerate any rights or benefits under any Company Benefit Plan, (7) grant or increase any change in control payments to any employee, or (8) establish or increase severance benefits under any Company Benefit Plan, other than in connection with an Ordinary Course CBA; provided, however, that this Section 6.01(l) shall not prohibit paying severance or termination pay to former employees under any Company Benefit Plan in existence on the date hereof, or otherwise in the ordinary course of business consistent with past practice;

(m) make any capital expenditure other than (i) in accordance with the Company’s capital expenditure plan set forth on Annex 6.01 to Section 6.01 of the Company Disclosure Schedule and (ii) otherwise in the ordinary course of business consistent with past practice in an amount not to exceed $10.0 million, individually, and $40.0 million in the aggregate for all such capital expenditures;

(n) make any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except as required (i) by GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (ii) by Law, including Regulation S-X under the Securities Act;

(o) enter into any Contract that restricts the ability of the Company or any of its Subsidiaries (or Parent and its Affiliates after the Merger) to compete, in any material respect, with any business or in any geographic area, or to solicit customers, except for restrictions that may be contained in Contracts entered into in the ordinary course of business consistent with past practice;

(p) subject to Section 6.17, settle or compromise any pending or threatened Litigation other than such settlements or compromises (i) that do not pose any material restrictions on the operations or business of the Company and its Subsidiaries taken as a whole and (ii) where the settlement amount to be paid by the Company (less the amount reserved for such matters by the Company that is reflected (but not necessarily identified) on its consolidated balance sheet prior to the date hereof) in such settlement or compromise does not exceed $3.0 million individually or $10.0 million in the aggregate;

(q) fail to use reasonable efforts to keep in force its material insurance policies or obtain comparable replacement policies to the extent available for a reasonable cost;

(r) enter into any new line of business outside of its existing business segments;

(s) convene any regular or special meeting (or any adjournment thereof), or solicit the written consent (other than the Stockholder Written Consent), of the Company’s stockholders;

(t) make any material Tax election, settle or compromise any claim, notice, audit or assessment in respect of material Taxes, file any amended material Tax Return, enter into any Tax allocation, sharing, indemnity or closing agreement, or consent to any extension or waiver of the statute of limitations period applicable to any material Taxes, in each case, other than in the ordinary course of business consistent with past practice;

(u) enter into, amend or modify, cancel or terminate (except a termination caused by, or upon default of, any other party thereto) or renew any CBA other than one constituting an Ordinary Course CBA; or

(v) authorize, commit or agree to do any of the foregoing.

Section 6.02 Conduct of Business of Parent and Sub. During the Interim Period, each of Parent and Sub shall not, directly or indirectly, take any action or fail to take any action that would, or would reasonably be expected to, individually or in the aggregate, materially delay or impede the consummation of the Merger or the other Transactions.

Section 6.03 Acquisition Proposals.

(a) Except as expressly permitted by this Section 6.03, from the date hereof until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Article VIII, the Company and its Subsidiaries shall, and the Company shall cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person that may be ongoing with respect to any Acquisition Proposal. With respect to any Person with whom such solicitations, discussions or negotiations have been terminated, the Company shall request such Person to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any information furnished by or on behalf of the Company.

(b) Except as expressly permitted by this Section 6.03, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company and its Subsidiaries shall not, and the Company shall cause its and its Subsidiaries’ Representatives not to, (i) initiate, solicit or knowingly facilitate or knowingly encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, or afford access to the books or records or directors, officers, employees or other Representatives of the Company or any of its Subsidiaries to any Person with respect to, any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (iii) approve, endorse, recommend or enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than an Acceptable Confidentiality Agreement in accordance with Section 6.03(c)), relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”),

(iv) take any action to make the provisions of any Takeover Law inapplicable to any transaction contemplated by an Acquisition Proposal, (v) terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of an Acquisition Proposal (other than, until the later of (I) receipt of the Stockholder Approval and (II) the Consent End Date, (A) consents under confidentiality agreements to the sharing of information with a counterparty’s debt and equity financing sources and the use of expert networks and (B) to the extent the Board of Directors determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any of such actions under this clause (v) would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law), or (vi) publicly propose to do any of the foregoing.

(c) Notwithstanding anything to the contrary contained in Section 6.03(a) or 6.03(b) at any time following the date of this Agreement and prior to the later of (x) 11:59 p.m. (New York City time) on the date that is thirty-five days after the date hereof (the “Consent End Date”) (in the event that the Stockholder Written Consent is delivered to the Company in accordance with Section 6.04(a) hereof) or (y) the date and time on which Stockholder Approval is obtained (the “Stockholder Approval Date”) (in the event that the Stockholder Written Consent is not delivered to the Company in accordance with Section 6.04(a) hereof and this Agreement is not terminated in accordance with Section 8.01(g)), if the Company receives a bona fide written Acquisition Proposal from any Person that was not received or obtained in material violation of this Section 6.03, (i) the Company and its Representatives may provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to such Person if the Company receives from such Person (or has received from such Person) an executed confidentiality and standstill agreement that is no less restrictive of such Person in the aggregate than the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided that the Company shall promptly make available to Parent any material nonpublic information concerning the Company and its Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously made available to Parent or its Representatives, and (ii) the Company and its Representatives may engage in, enter into, or otherwise participate in any discussions or negotiations with such Person with respect to such Acquisition Proposal, if and only to the extent that prior to taking any action described in clauses (i) or (ii) above, the Board of Directors determines in good faith (A) after consultation with its outside financial and legal advisors, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law.

(d) Following the date of this Agreement, the Company shall promptly (and in any event within twenty-four hours) notify Parent if it takes any action described in clauses (i) and (ii) of Section 6.03(c), which notice shall include the identity of the Person making the Acquisition Proposal and a copy of the Acquisition Proposal to which such action relates (if made in writing) or the material terms and conditions thereof (if not made in writing). Following the date of this Agreement, the Company shall keep Parent reasonably informed (orally or in writing) on a prompt basis (and in any event within twenty-four hours) of any material developments, material discussions or material negotiations regarding any Acquisition Proposal described in the immediately preceding sentence and, upon the reasonable request of Parent, shall apprise Parent of the status of any discussions or negotiations with respect thereto. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information to Parent.

(e) Neither the Board of Directors nor any committee thereof shall (x) withdraw or modify or amend or qualify (in a manner adverse to Parent), or propose publicly to withdraw or modify or amend or qualify (in a manner adverse to Parent), the Recommendation, (y) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the holders of Company Common Stock, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof pursuant to Rule 14d-2 under the Exchange Act; or (z) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of the actions specified in the foregoing clauses (x), (y) or (z), a “Change of Recommendation”). Notwithstanding anything in Section 6.03 to the contrary, the Board of Directors may, at any time prior to (x) the Consent End Date (in the event that the Stockholder Written Consent is delivered to the Company in accordance with Section 6.04(a) hereof) or (y) the Stockholder Approval Date (in the event that the Stockholder Written Consent is not delivered to the Company in accordance with Section 6.04(a) hereof and this Agreement is not terminated in accordance with Section 8.01(g)), but subject to compliance with clauses (i) and (ii) below, (A) effect a Change of Recommendation if, as a result of an event, development or change in circumstances that first occurs, arises or becomes known after the date of this Agreement (other than the receipt, existence or terms of any Acquisition Proposal, which is subject to clause (B) below, or any matter relating thereto or consequence thereof), the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law or (B) effect a Change of Recommendation or terminate this Agreement to enter into a definitive Alternative Acquisition Agreement, in each case, with respect to a Superior Proposal, if (1) the Company receives a bona fide written Acquisition Proposal which the Board of Directors concludes in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent pursuant to clause (ii) below, and (2) the Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law; provided, however, that, in the case of the foregoing clauses (A) and (B) the Board of Directors may not effect or make a Change of Recommendation or, as applicable, terminate this Agreement pursuant to this Section 6.03(e) and Section 8.01(h) unless, in the case of clause (B) above, such Superior Proposal did not result from a breach by the Company of this Section 6.03, and, in the case of clauses (A) and (B) above:

(i) the Company shall have provided prior written notice to Parent and Sub of its intention to effect or make a Change of Recommendation or terminate this Agreement as contemplated by this Section 6.03(e) at least four calendar days in advance of taking such action (the “Notice Period”), which notice shall include, in the case of clause (B) above, an unredacted copy of such Superior Proposal (including the identity of the Person making such Superior Proposal), and shall have contemporaneously provided a copy of the then-current form of all relevant transaction agreements relating to such Superior Proposal (and any debt and equity financing materials related thereto that were provided to the Company); and

(ii) prior to effecting or making a Change of Recommendation or terminating this Agreement to enter into a proposed definitive agreement with respect to such Superior Proposal, (x) the Company shall have negotiated, and shall have directed its Representatives to negotiate, during the Notice Period, with Parent and Sub in good faith (to the extent Parent and Sub desire to negotiate) to make adjustments to the terms and conditions of this Agreement, (y) the Board of Directors shall have considered in good faith (after consultation with its outside legal counsel and financial advisors) any adjustments to this Agreement submitted in writing by Parent and Sub during the Notice Period, and (z) the Board of Directors shall have determined in good faith that, after giving effect to such adjustments, the Superior Proposal still constitutes a Superior Proposal (in the case of clause (B) above) or it would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law to not effect a Change in Recommendation.

In the event of any material revision to the terms of any such Superior Proposal, including any change in any price term thereof, the Company shall be required to deliver a new written notice to Parent and Sub and to again comply with the requirements of this Section 6.03(e) with respect to such new written notice, except that the Notice Period shall be reduced to two calendar days for any such new notice. If the Company shall have given the notice contemplated by subparagraph (i) above with respect to a Superior Proposal prior to the Consent End Date, the Consent End Date shall be extended with respect to such Superior Proposal until the twenty-four (24) hours following the conclusion of the procedures described in subparagraph (ii) above and the immediately preceding sentence.

(f) Subject to the proviso in this Section 6.03(f), nothing contained in this Section 6.03 shall be deemed to prohibit the Company, the Board of Directors or any committee of the Board of Directors from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company); provided, however, that any disclosure permitted under clause (i) of this Section 6.03(f) shall be deemed a Change of Recommendation unless it includes either an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Recommendation.

(g) For purposes of this Agreement:

(i) “Acquisition Proposal” means any inquiry, offer or proposal from any Person (a) that is structured to permit such Person to acquire, directly or indirectly and in a single transaction or a series of related transactions, (1) 15% or more (based on the fair market value, as determined in good faith by the Board of Directors) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, on a consolidated basis, or (2)(A) shares of Company Common Stock which, together with any other shares of Company Common Stock beneficially owned by such Person, would be equal to 15% or more of the issued and outstanding shares of Company Common Stock or (B) any other class of equity securities of the Company or any of its Subsidiaries, (b) concerning any tender offer or exchange offer that, if consummated, would result in any Person owning, directly or indirectly, 15% or more of the issued and outstanding shares of Company Common Stock or any other equity securities of the Company or any of its Subsidiaries, (c) concerning any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person (or the stockholders of any Person) would own, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating Subsidiaries, other than, in each case, the Transactions.

(ii) “Superior Proposal” means any bona fide written Acquisition Proposal not obtained in violation of this Section 6.03 and not made by a Person that was solicited in violation of this Section 6.03 that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisors) (x) is reasonably likely to be consummated in accordance with its terms, and (y) would be more favorable to the stockholders of the Company from a financial point of view than the Merger and the other Transactions (after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent pursuant to Section 6.03(e)(ii)), in each case taking into account all financial, legal, financing, regulatory and other aspects of such Acquisition Proposal (including the financing terms thereof, the expected timing and risk and likelihood of consummation, and the Person making the Acquisition Proposal) and of this Agreement (including any changes to the terms of this Agreement as contemplated by Section 6.03(e)); provided, that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “85%”.

(h) The Company agrees that in the event any of its Subsidiaries or any of its or its Subsidiaries’ Representatives takes any action which if taken by the Company, would constitute a violation of the restrictions set forth in this Section 6.03, then the Company shall be deemed to be in violation of this Section 6.03.

Section 6.04 Stockholder Approval; Information Statement or Proxy Statement.

(a) Stockholder Approval. Immediately after the execution of this Agreement by each of the parties hereto and in lieu of calling a meeting of the Company’s stockholders, the Company shall submit the form of irrevocable written consent attached hereto as Exhibit D to record holders of at least 51% of the outstanding voting power of

Company Common Stock (such written consent, as duly executed and delivered by the record holders of at least 51% of the outstanding voting power of Company Common Stock, the “Stockholder Written Consent”). As soon as practicable upon receipt of the Stockholder Written Consent, which shall constitute the requisite Stockholder Approval for all purposes under this Agreement, the Organizational Documents of the Company and applicable Law, the Company will provide Parent with a facsimile copy of such Stockholder Written Consent, certified as true and complete by an executive officer of the Company. In connection with the Stockholder Approval, the Company shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof and the Organizational Documents of the Company.

(b) Preparation of the Information Statement.

(i) As soon as practicable after the date hereof (and in any event, within 10 Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Written Consent, the Merger and the other Transactions (together with any amendments thereof or supplements thereto, the “Information Statement”). The Information Statement shall include the Recommendation with respect to the Merger, the Fairness Opinion and a copy of Section 262 of the DGCL, and will otherwise contain all information required by Delaware Law (including Section 262 of the DGCL). The Company will cause the Information Statement, at the date the Information Statement is filed with the SEC and at the time of the mailing of the Information Statement or any amendments or supplements thereto, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no agreement, representation or warranty is made by the Company with respect to information supplied by Parent or Sub for inclusion or incorporation by reference in the Information Statement. The Company shall cause the Information Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of the NYSE. The Company shall promptly notify Parent and Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Information Statement, and shall provide Parent and Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Information Statement, and the Company shall provide Parent and Sub and their respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Information Statement or the dissemination thereof to the holders of Company Common Stock, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Sub a reasonable opportunity to review and to propose comments on such document or response (and shall give good faith consideration to the comments of Parent and Sub and their counsel).

(ii) If the Stockholder Written Consent is not executed by the Company’s stockholders holding, in the aggregate, Company Common Stock representing at least 51% of the voting power of the outstanding shares of Company Common Stock and such Stockholder Written Consent shall not have been duly delivered to Parent and the Company prior to 5:00 P.M., New York City time, on the date immediately following the date of this Agreement pursuant to Section 6.04(a) (a “Written Consent Failure”), Parent shall have the right to terminate this Agreement as set forth in Section 8.01(g). In the event that Parent does not terminate this Agreement pursuant to Section 8.01(g) within the time period provided therein, the Company shall discontinue activities with respect to the Information Statement contemplated by subparagraph (i) and shall, as promptly as practicable after the expiration of such period and with the assistance and approval (not to be unreasonably withheld, delayed or conditioned) of Parent, prepare and file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) related to this Agreement and the Transactions, to be sent to the stockholders of the Company relating to the meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) to be held for the purpose of obtaining the Company

Stockholder Approval, shall take all lawful action to call, give notice of, convene and hold the Company Stockholders’ Meeting on a date as soon as reasonably practicable following the mailing of the definitive Proxy Statement for the purpose of obtaining the Company Stockholder Approval and shall take all lawful action to solicit the adoption of this Agreement by the Company’s stockholders in accordance with the DGCL (it being acknowledged that the disclosure of any Change of Recommendation effected by the Board of Directors pursuant to Section 6.03(e) shall not constitute a failure to comply with this sentence). Unless the Board of Directors of the Company has effected a Change of Recommendation effected by the Board of Directors of the Company pursuant to Section 6.03(e), the Recommendation of the Board of Directors shall be included in the Proxy Statement.

(c) Covenants of Parent with Respect to the Information or Proxy Statement. Parent shall provide to the Company all information concerning Parent and Sub as may be reasonably requested by the Company in connection with the Information Statement or Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Information Statement or Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Sub supplied by it for inclusion in the Information Statement or Proxy Statement, at the date the Information Statement or Proxy Statement is filed with the SEC and at the time of the mailing of the Information Statement, Proxy Statement or any amendments or supplements thereto, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company for inclusion or incorporation by reference in the Information Statement or Proxy Statement. Each of Parent and Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement or Proxy Statement promptly following request therefor from the Company.

(d) Mailing of Information Statement or Proxy Statement. The Company shall, as promptly as practicable, and in any event within five Business Days after the earliest of (i) confirmation from the SEC that it has no further comments on the Information Statement or Proxy Statement, (ii) confirmation from the SEC that the Information Statement or Proxy Statement is otherwise not to be reviewed and (iii) expiration of the 10-day period after filing in the event the SEC does not determine to review the Information Statement or Proxy Statement, mail the Information Statement or Proxy Statement to (A) in the case of the Information Statement, stockholders of the Company who are entitled to receive (1) a notice of action by less than unanimous consent pursuant to Section 228(e) of the DGCL, (2) a notice of appraisal rights pursuant to Section 262(d)(2) of the DGCL or (3) an information statement pursuant to Rule 14c-2 of the Exchange Act and (B) in the case of the Proxy Statement, stockholders of the Company who were stockholders of record as of the applicable record date. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.04(d) shall not be affected by any Change of Recommendation or the commencement, proposal, disclosure or communication to the Company or any other person of any Acquisition Proposal.

(e) Amendments to Information Statement or Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Information Statement or Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Sub and the Company agrees to correct any information provided by it for use in the Information Statement or Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.05 Reasonable Best Efforts; Approvals.

(a) Subject to the terms and conditions of this Agreement, the Company, on the one hand, and Parent and Sub, on the other hand, shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such parties or their Subsidiaries with respect to the Transactions, including by providing all information that the other party may reasonably request in connection therewith (except for documents filed pursuant to Items 4(c), 4(d)(ii) and 4(d)(iii) of the Notification and Report Form For Certain Mergers And Acquisitions or communications regarding the same), and, subject to the conditions set forth in Article VII, to consummate the Transactions as promptly as practicable and (ii) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, Order or approval of, or any exemption by, any Governmental Entity that is required to be obtained by them or any of their respective Subsidiaries in connection with the Transactions as promptly as practicable, and to comply with the terms and conditions of any such consent, authorization, Order or approval.

(b) Without limitation of the foregoing, each of Parent and Sub, on the one hand, and the Company, on the other hand, undertakes and agrees to file (i) within five (5) Business Days following the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”), and (ii) as soon as reasonably practicable after the date hereof, such other filings with any other Governmental Entities as may be required under any other applicable Antitrust Laws, to the extent set forth on Section 6.05(b) of the Company Disclosure Schedule. Each of Parent, Sub and the Company, as applicable, shall (x) respond as promptly as practicable to any inquiries or requests for additional information or documentation received from the FTC, the Antitrust Division or any other Governmental Entity, and (y) not extend any waiting period under the HSR Act or any other Antitrust Laws or enter into any agreement with the FTC, the Antitrust Division or any other Governmental Entity not to consummate the Transactions, except with the prior written consent of the other parties hereto (not to be unreasonably withheld, conditioned or delayed). Each of Parent and Sub shall offer to take (and if such offer is accepted, commit to take) all steps which it is capable of taking to avoid or eliminate impediments under any Antitrust Laws that are asserted by the FTC, the Antitrust Division or any other Governmental Entity with respect to the Transactions to the extent necessary to enable the Closing to occur prior to the Outside Date, and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, each of Parent and Sub shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or its Subsidiaries (including the Company or any of its Subsidiaries) or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent or its Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing beyond the Outside Date. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its Subsidiaries, provided, that any such action shall be conditioned upon the consummation of the Closing and the Transactions. Parent and Sub shall be solely responsible for and shall pay all filing fees payable to the FTC, the Antitrust Division or any other Governmental Entity in connection with the antitrust, competition or trade regulation matters contemplated by this Agreement.

(c) Company and Parent shall promptly furnish to each other copies of any notices or written communications received by it or any of its Affiliates from any third party or any Governmental Entity with respect to the Transactions, and Company and Parent shall permit each other’s counsel an opportunity to review and comment thereon in advance, and shall consider in good faith the comments of such counsel in connection with, any proposed written communications by the Company or Parent, respectively, and/or its Affiliates to any third party or any Governmental Entity, including the FTC and Antitrust Division, concerning the Transactions. Each of the

Company and Parent agrees to provide the other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company or Parent, respectively, and/or any of its Affiliates, agents or advisors, on the one hand, and any third party or Governmental Entity, including the FTC and Antitrust Division, on the other hand, concerning or in connection with the Transactions, to the extent such participation is permitted by such third party or Governmental Entity.

(d) The Company and Parent shall give (or cause its respective Subsidiaries to give) any notices to third parties (other than Governmental Entities), and use, and cause each of its Subsidiaries to use, its reasonable best efforts to obtain any consents from third parties (other than Governmental Entities) that are necessary, proper or advisable to consummate the Transactions. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.05(d), each of the parties shall cooperate to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Transactions, (i) without the prior written consent of Parent, none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) neither Parent nor Sub shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Transactions, none of the Company or any of its Subsidiaries shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person; provided, that Parent shall reimburse the Company for any payments made with Parent’s prior written consent in accordance with this Section 6.05(d) prior to the Effective Time; provided, further, that the Company or the applicable Subsidiary of the Company shall, upon the direction of Parent and subject to reimbursement by Parent, so pay or commit to pay all such amounts required.

Section 6.06 Takeover Law. If any Takeover Law shall become applicable to the Merger or the other Transactions after the date of this Agreement, the Company and Parent and the members of their respective boards of directors (or equivalent governing body) shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other Transactions may be consummated as promptly as reasonably practicable on the terms contemplated herein and otherwise act to eliminate if possible, and otherwise to minimize, the effects of such Takeover Law on the Merger and the other Transactions.

Section 6.07 Public Announcements. So long as this Agreement is in effect, neither Parent nor the Company shall issue any press release or make any other public statement with respect to this Agreement or the Transactions without the prior written consent of the other party (which consent shall not be unreasonably conditioned, withheld or delayed) and Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any such press release or other public statement, in each case, except as otherwise may be required by applicable Law, court process or NYSE rule, regulation or listing agreement, and except for any matters referred to in Section 6.03(e). Each of the parties hereto agrees that, promptly following execution of this Agreement, the Company and Parent shall issue a joint press release in a form mutually agreed to by the Company and Parent announcing the execution of this Agreement and the Transactions, and the Company shall file a current report on Form 8-K with the SEC attaching such press release and a copy of this Agreement and the Support Agreement as exhibits.

Section 6.08 Indemnification and Insurance.

(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors (each, an “Indemnified Party”) as provided in the Company’s Organizational Documents, the Organizational Documents of any Subsidiary of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and, for a period of six (6) years from and after the Effective Time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(b) Without limiting Section 6.08(a) or any rights of any Indemnified Party pursuant to any indemnification agreement set forth in Section 6.08(b) of the Company Disclosure Schedule (such agreements, the “Disclosed Indemnity Agreements”), from and after the Effective Time, in the event of any threatened or actual claim, suit, action, proceeding or investigation (a “Claim”), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Party is or was a director (including in a capacity as a member of any board committee) or officer of the Company, any of its Subsidiaries or any of their respective predecessors, or served as a fiduciary of any employee benefit plan of the Company or its Subsidiaries, or any action or failure to take action in any such capacity, or (ii) this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Corporation shall (x) indemnify and hold harmless, as and to the fullest extent permitted by Law and the Company’s or its applicable Subsidiary’s Organizational Documents in effect as of the Effective Time, each such Indemnified Party against any Damages (including reasonable attorneys’ fees and expenses, which shall be paid or reimbursed in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law and the Company’s or its applicable Subsidiary’s Organizational Documents in effect as of the Effective Time upon receipt of any undertaking required by applicable Law or such Organizational Documents), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim, and (y) comply with the terms of each Disclosed Indemnity Agreement with respect to such Claim. None of Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification has been sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation shall cooperate with an Indemnified Party in the defense of any matter for which such Indemnified Party has validly sought indemnification under any Disclosed Indemnity Agreement. The Surviving Corporation’s obligations under this Section 6.08(b) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

(c) The Company shall obtain, at or prior to the Effective Time, prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for six years from the Effective Time, covering each person who is covered by such policies on the date of this Agreement on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of this Agreement, and such tail policy may not be amended, modified or cancelled or revoked by the Company, Parent or the Surviving Corporation. In the event the Company does not obtain such “tail” insurance policies, then, for a period of six years from the Effective Time, Parent shall maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of this Agreement; provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies to the extent exceeding 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance (which amount the Company represents and warrants is set forth in Section 6.08(c) of the Company Disclosure Schedule); and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) From and after the Effective Time, in the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its stock, properties or assets to any Person, then, and in each such case, the Surviving Corporation or Parent, respectively, shall cause proper provision to be made so that the successors or assigns or transferees, as the case may be, shall succeed to the obligations set forth in this Section 6.08.

(e) From and after the Effective Time (but not prior thereto), the provisions of this Section 6.08 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

Section 6.09 Access; Confidentiality.

(a) During the period prior to the earlier of the Effective Time and the termination of this Agreement, the Company shall (i) afford to Parent, and to Parent’s Representatives, reasonable access during normal business hours and on reasonable notice to all of its and its Subsidiaries’ properties, books and records and to those directors, officers and employees of the Company to whom Parent reasonably requests access, (ii) furnish, as promptly as practicable, to Parent all information concerning its and its Subsidiaries’ business, properties, Contracts, assets, liabilities, personnel, books and records and financial information and other aspects of the Company and its Subsidiaries as Parent may reasonably request, (iii) reasonably cooperate with Parent and its Representatives to organize and facilitate meetings among Parent and its Representatives and the Company’s Representatives to be located at the properties, offices or other facilities of the Company and the Company Subsidiaries at such times during normal business hours as Parent may reasonably request, (iv) use reasonable best efforts to furnish or produce information related to the financial or Tax records of the Company and its Subsidiaries if reasonably requested by Parent or its Representatives and (v) reasonably cooperate with Parent and Parent’s Representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the Company and each Subsidiary of the Company as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide any such access or information to the extent that doing so, in the reasonable judgment of the Company, would (i) cause a waiver of an attorney-client privilege or loss of attorney work product protection or (ii) constitute a violation of any applicable Law (including Antitrust Laws) (in each case, it being agreed that the Company shall give notice to Parent of the fact that it is withholding such access or information and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to cause such a waiver or violation).

(b) All information received from the Company or its Representatives under Section 6.09(a) shall be subject to the Confidentiality Agreement.

Section 6.10 Notification of Certain Matters. Each party hereto shall give prompt written notice to the other of (a) any Litigation arising out of or relating to the Transactions or (b) the occurrence, or non-occurrence, of any change or event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger set forth in Article VII not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of any representation or warranty, breach of covenant or failure to satisfy the conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 6.11 Financing.

(a) Each of Parent and Sub shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments (including as such terms may be modified or adjusted in accordance with the terms of the “flex” provisions contained in the Debt Fee Letter), including using its reasonable best efforts to (v) maintain in effect the Financing Commitments in accordance with the terms and subject to the conditions thereof (including “flex” provisions), it being further understood and agreed that Parent and Sub may not amend, replace, supplement, modify or waive any provision of the Financing Commitments in any way that would reasonably be expected to adversely impact or delay in any material respect the ability of Parent and Sub to consummate the Merger in accordance with this Agreement or the Financing on the terms and conditions described in the Financing Commitments, (w) negotiate and enter into definitive agreements with respect to the Financing Commitments on the terms and conditions described therein or on such other terms acceptable to Parent, Sub and their Financing sources but only to the extent that any such other terms would not reasonably be expected to adversely impact or delay in any material respect the ability of Parent and Sub to consummate the Merger in accordance with this Agreement or the Financing on the terms and conditions described in the Financing Commitments, (x) satisfy all conditions applicable to Parent and Sub in such definitive agreements on or prior to the Closing, (y) consummate the Financing at or prior to the Closing, and (z) enforce the Debt Commitment Letter. Parent shall furnish correct and complete copies of all such definitive agreements to the Company promptly upon their execution, provided that the same pricing terms, fee amounts and economic terms redacted from the Debt Fee Letter provided to the Company may be redacted from such definitive agreements. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain and consummate the Financing. Upon any amendment, replacement, supplement or modification or waiver of any provisions of the Equity Commitment Letters or Debt Commitment Letter in accordance with this Section 6.11(a), the terms “Equity Commitment Letters” and “Debt Commitment Letter” shall mean the Equity Commitment Letters and Debt Commitment Letter, as applicable, as so amended, replaced, supplemented, modified or waived in accordance with this Section 6.11(a).

(b) In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments (including as such terms may be modified or adjusted in accordance with the terms of the “flex” provisions contained in the Debt Fee Letter) for any reason, Parent and Sub shall cooperate and use their reasonable best efforts to obtain, as promptly as practicable but in any event no later than the later of the second Business Day following (x) the last day of the Marketing Period and (y) the satisfaction of all of the conditions precedent to Closing set forth in Article VII, financing from alternative sources (the “Alternative Financing”) in an amount sufficient to consummate the Transactions and that in any event (i) are not subject to any conditions to funding the Financing other than those contained in the Financing Commitments in effect as of the date hereof and (ii) do not contain any additional terms that would reasonably be expected to prevent, impede or delay the consummation of the Merger beyond the second Business Day following the later of (x) the last day of the Marketing Period and (y) the satisfaction of all of the conditions precedent to Closing set forth in Article VII. Notwithstanding the foregoing, Parent and Sub shall not be required to seek or accept any such Alternative Financing if the terms or conditions thereof are materially less favorable in the aggregate to Parent than the Debt Financing to be replaced, including with respect to the economic terms and conditions (measuring, for this purpose, the economic terms and conditions of the senior unsecured notes against the economic terms and conditions of the senior unsecured bridge loans). In the event that Alternative Financing is arranged in accordance with this Section 6.11(b), the term “Financing Commitments” shall mean the commitment letters for such Alternative Financing (as amended, replaced, supplemented or modified in accordance with Section 6.11(a)). In the event that Alternative Financing shall be obtained pursuant to this Section 6.11(b), the parties shall comply with the covenants in Section 6.11(a) with respect to such Alternative Financing mutatis mutandis. Parent shall furnish correct and complete copies of all definitive agreements relating to the Alternative Financing to the Company promptly upon their execution, provided that the pricing terms, fee amounts and economic terms contained in the agreements governing the Alternative Financing that correspond to such terms that were redacted from the Debt Fee Letter provided to the Company may also be redacted from such definitive agreements. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain and consummate the Alternative Financing.

(c) Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to, cooperate with Parent in connection with the arrangement of the Debt Financing or Alternative Financing as may be reasonably requested by Parent, including (i) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing and the members of senior management and other representatives of the Company and its Subsidiaries), drafting sessions, presentations, road shows, rating agency presentations and due diligence sessions and sessions with prospective financing sources and investors; (ii) furnishing Parent and the Lender Parties as promptly as reasonably practicable with such financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including (A) audited consolidated balance sheets of the Company for the end of the three (3) most recently completed fiscal years ended at least 90 calendar days before the Closing Date (assuming for purposes of this Section 6.11(c) that the Closing Date occurs at the conclusion of the Marketing Period) and the related audited statements of income, stockholders’ equity and cash flows of the Company for the three most recently completed fiscal years ended at least 90 calendar days before the Closing Date; (B) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows related to the Company for the most recently completed fiscal quarter that is subsequent to the Company’s most recently completed fiscal year and ended at least 45 days prior to the Closing Date together with the corresponding statements of income, stockholders’ equity and cash flows for the corresponding interim period of the prior fiscal year (other than any fiscal fourth quarter) which have been reviewed in accordance with AU 722 in the case of the financial information required pursuant to subclause (B), and meeting the requirements of Regulation S-X and all other accounting rules and regulations of the SEC to the extent necessary to obtain the customary comfort letters referred to in subclause (xi) below, in the case of the financial information required pursuant to subclauses (A) and (B), it being understood and agreed that any financial information provided in accordance with the foregoing subclause (A) or (B) shall be of type and form customarily included to sell non-convertible unsecured debt securities in a private placement under Rule 144A of the Securities Act; and (C) other information regarding the Company and its Subsidiaries of the type that would be required to be included in a registration statement on Form S-1 pursuant to Regulation S-X and Regulation S-K under the Securities Act that is customarily included in an offering document for non-convertible unsecured debt securities in a private placement under Rule 144A of the Securities Act, with such information being sufficiently current under the Securities Act to permit a registration statement of a non-accelerated filer on Form S-1 to be declared effective by the SEC on the last day of the Marketing Period (it being acknowledged that if the Company has filed its Annual Reports on Form 10-K with the SEC within 90 days of the end of each fiscal year and Quarterly Reports on Form 10-Q within 45 days of the end of each fiscal quarter in compliance with the substantive requirements of such forms, the requirement in this clause (C) to provide information sufficiently current to permit a registration statement of a non-accelerated filer on Form S-1 to be declared effective will be deemed satisfied), which, for the avoidance of doubt, shall not in any case be required to include (x) information of a type not included in the SEC Documents and (y) consolidating and other financial statements and data that would be required by Sections 3-10 and 3-16 of Regulation S-X and Item 402 of Regulation S-K, information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-5402A and IC-27444A or other information customarily excluded from a Rule 144A offering memorandum but shall include customary information relating to the guarantors and non-guarantors (the information referred to in clause (ii), the “Marketing Materials”); (iii) using reasonable best efforts to assist Parent in the preparation of pro forma financial statements and financial information (of a type and form customarily included to sell non-convertible unsecured debt securities in a private placement under Rule 144A of the Securities Act) as of the dates and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date (or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Closing Date), in any case prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of a pro forma balance sheet) or at the beginning of such period (in the case of pro forma statements of income), provided, that the Company shall only be required to assist in such preparation with pro forma financial statements if Parent has provided the Company information relating to the proposed debt and equity capitalization; (iv) assisting Parent and the Lender Parties in the preparation of offering documents, private placement memoranda, bank information memoranda, rating agency presentations and lender presentations relating to the Debt Financing or the Alternative Financing; (v) cooperating with the marketing efforts of Parent and the Lender Parties for all or any portion of the Debt Financing or the Alternative Financing;

(vi) cooperating with Parent’s legal counsel and counsel to the Lender Parties in connection with any legal opinions that such legal counsel may be required to deliver in connection with the Debt Financing or the Alternative Financing (including 10b-5 negative assurance); (vii) providing reasonably requested authorization letters to the Lender Parties with respect to information provided by the Company contained therein (including with respect to absence of material non-public information about the Company and its Subsidiaries and their securities in the public-side version of documents distributed to prospective lenders); (viii) providing (A) documents reasonably requested by Parent or the Lender Parties relating to the repayment of the existing Indebtedness of the Company and its Subsidiaries and the release of related Liens, including customary payoff letters; (B) documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, at least seven Business Days prior to the Closing and (C) an executed certificate of the individual who will be Chief Financial Officer of the Company immediately following the Closing with respect to solvency matters substantially in the form attached to the Debt Commitment Letter, (ix) using reasonable best efforts to facilitate the execution and delivery, on the Closing Date, of agreements, documents or certificates that facilitate the creation, perfection or enforcement of Liens securing the Debt Financing or the Alternative Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consents and access letters), as well as certificates detailing calculations of availability under the Company’s existing asset-based revolving credit facility, in each case, as are reasonably requested by Parent or the Lender Parties; (x) cooperating with the Lender Parties’ customary securities underwriting and secured lending due diligence investigation, including cooperating with respect to field examinations and appraisals, to the extent customary and reasonable; and (xi) using reasonable best efforts to obtain consents and comfort letters customary for financings similar to the Debt Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act) from the independent auditors of the Company with respect to the financial statements and information referred to in the foregoing clause (ii) (including customary “negative assurance” comfort) as may be reasonably requested by Parent including the provision of appropriate representations to such independent auditors. If the Company at any point believes that it has delivered the Marketing Materials in accordance with this Section 6.11(c), it may deliver to Parent a written notice to such effect, in which case the Company shall be deemed to have delivered the Marketing Materials unless Parent in good faith reasonably believes that the Company has not completed delivery of the Marketing Materials and within three (3) Business Days after receipt of such notice Parent shall provide to the Company a written notice stating with specificity what information that constitutes Marketing Materials the Company has not delivered; provided that the Company shall have no obligation to provide (1) any financial information (other than the financial statements or other information referred to in this Section 6.11(c)) concerning the Company that the Company does not maintain in the ordinary course of business, or (2) any other information not reasonably available to the Company under its current reporting systems, unless any such information referred to in the immediately preceding clauses (1) or (2) would be required so that any offering document would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which that were made, not misleading.

(d) Parent shall, regardless of whether the Closing shall occur, (i) indemnify and hold harmless the Company and its Subsidiaries from and against any liability or obligation suffered or incurred by them in connection with the arrangement of the Debt Financing or the Alternative Financing and any information utilized in connection therewith (other than historical information relating to the Company and its Subsidiaries provided by the Company or its Subsidiaries in writing specifically for use in the Financing offering documents) and (ii) promptly upon the Company’s request, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with its compliance with Section 6.11(d).

(e) The Company hereby consents to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing or the Alternative Financing; provided that such logos are used in a manner that is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries.

(f) Notwithstanding any other provision of this Section 6.11, neither the Company nor any of its Subsidiaries shall be required to commit to take any corporate or other organizational action or execute any agreement or undertake any contractual obligation that is not contingent upon the Closing or that would be effective prior to the Effective Time. Furthermore, notwithstanding anything in this Agreement to the contrary, none of the Company or any of the Subsidiaries shall (A) be required to pay any commitment or other similar fee relating to the Debt Financing or any Alternative Financing, unless and until the Closing occurs, (B) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Debt Financing (or any Alternative Financing) (other than the authorization and representation letters referred to above), unless and until the Closing occurs, (C) be required to incur any other liability in connection with the Financing (or any Alternative Financing) unless reimbursed or indemnified by Parent and/or Sub to the reasonable satisfaction of the Company or (D) be required to provide any information to the extent that provision thereof would violate any Law.

(g) Parent shall give the Company prompt written notice (and, in any event, within 24 hours of becoming aware of such event) of (i) any material breach by any party of any term or condition of the Financing Commitments (or commitments for any Alternative Financing obtained in accordance with this Section 6.11) of which Parent becomes aware, (ii) any termination of the Financing Commitments (or commitments for any Alternative Financing obtained in accordance with this Section 6.11) or (iii) the occurrence or non-occurrence, of any change or event that, individually or in the aggregate, would reasonably be expected to cause any condition precedent of the Financing (or any Alternative Financing obtained in accordance with this Section 6.11) to not be satisfied at the Closing Date.

Section 6.12 Rule 16b-3 Matters. Prior to the Effective Time, the Company shall take such steps as may be required or advisable to cause dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company (including a director by deputization) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Stock Exchange Delisting. The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the NYSE to enable the delisting by the Company of the Class A Common Stock from the NYSE and the deregistration of the Class A Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.14 FIRPTA Certificate. The Company shall deliver to Parent, at the Effective Time, a properly completed and executed certificate to the effect that the Company Common Stock is not a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)).

Section 6.15 Employees. Except as may otherwise be negotiated between Parent and any Management Level Employee with respect to his or her own compensation and employee benefits, after the Effective Time, Parent currently intends to continue to employ the Company’s and its Subsidiaries’ employees and provide such employees with a level of compensation and employee benefits substantially comparable in the aggregate to the level of compensation and employee benefits provided to such employees immediately prior to the Effective Time, including with respect to salaries, severance benefits and other compensation, exclusive of Company Stock Options, Restricted Stock and any other equity compensation. Nothing in this Section 6.15 shall create any third-party beneficiary right in any Person other than the parties to this Agreement, or create any right to continued employment with Parent, the Surviving Corporation or any of their respective Affiliates. Nothing in this Section 6.15 shall constitute an amendment to any Company Benefit Plan or any other similar plan or arrangement or shall prevent the amendment or termination of any such Company Benefit Plan, plan or arrangement.

Section 6.16 Obligations of Sub. Parent shall take all action necessary to cause Sub to perform its obligations under this Agreement.

Section 6.17 Stockholder Litigation. The Company shall promptly notify Parent of, and shall give Parent and Sub the opportunity to participate in the defense of, any Litigation brought by the Company’s stockholders against the Company and/or members of the Board of Directors relating to the Transactions and shall keep Parent reasonably informed with respect to the status thereof; provided, however, that the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Litigation arising or resulting from the Transactions, or consent to the same, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

ARTICLE VII.

CONDITIONS TO THE MERGER

Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other Transactions shall be subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained and, if obtained by Stockholder Written Consent, the Information Statement shall have been cleared by the SEC and mailed to the Company’s stockholders (in accordance with Section 6.04(d) and Regulation 14C of the Exchange Act) at least 20 days prior to the Closing Date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(b) Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or early termination thereof shall have been granted.

(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, Law or other Order shall be in effect enjoining or otherwise preventing or prohibiting the consummation of the Merger.

Section 7.02 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger and the other Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in clause (i) of the second sentence of Section 4.02(a) and in Section 4.02(b) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement (other than de minimis exceptions), (ii) set forth in Section 4.02(c), (d) and (e) (Capital Structure), Sections 4.04 (Corporate Authority; Board Action), 4.20 (Finders or Brokers), 4.21 (Opinion of Financial Advisor) and 4.22 (Anti-Takeover Provisions) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on the Effective Time, (iii) set forth in Section 4.08(c) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on the Effective Time and (iv) set forth in this Agreement, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on the Effective Time (without regard to (x) any qualification by or reference to “materiality”, “all material respects”, “Company Material Adverse Effect” or similar qualifications set forth therein, or (y) in the case of the representations and warranties of the Company set forth in the last sentence of Section 4.23, any qualification or disclosure set forth in Section 4.23 of the Company Disclosure Schedule), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; provided, in each case that representations and warranties made as of a specific date (whether referred to in clause (i), (ii), (iii) or (iv)) shall be required to be so true and correct (subject to such qualifications) as of such date only. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred, arisen or become known any change, event, effect, state of facts or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

Section 7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at the Effective Time; provided, that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer thereof to such effect.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have each performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer thereof to such effect.

Section 7.04 Frustration of Closing Conditions. Neither Parent nor Sub may rely on the failure of any condition set forth in Sections 7.01 or 7.02 to be satisfied if the principal cause of such failure was the failure of Parent or Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Sections 7.01 or 7.03 to be satisfied if the principal cause of such failure was its failure to perform any of its obligations under this Agreement.

ARTICLE VIII.

TERMINATION; AMENDMENT; WAIVER

Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action authorized by the board of directors (or equivalent governing body) of the terminating party or parties, whether before or after receipt of the Stockholder Approval:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent if any Governmental Entity shall have issued, promulgated or enforced an Order or Law or taken any other action permanently enjoining, restraining or otherwise prohibiting or making illegal the Transactions and, as applicable, such Order or other action shall have become final and nonappealable;

(c) by either the Company or Parent if the Transactions shall not have been consummated on or before the Outside Date; the “Outside Date” shall be January 31, 2014, provided, that if the condition set forth in Section 7.01(b) or Section 7.01(c) (solely with respect to any Order entered pursuant to the HSR Act or any other applicable Antitrust Law) shall not have been satisfied by such date, either the Company or Parent may extend the Outside Date from time to time to a date not later than February 21, 2014 upon provision of a certificate executed by an executive officer of such party that such party believes in good faith that the satisfaction of the condition set forth in Section 7.01(b) or Section 7.01(c), as applicable, is meaningfully possible to occur prior to such extended date; and provided, further, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to or on behalf of any party whose breach of this Agreement has been the primary cause of, or the actions or failures to act underlying such breach primarily resulted in, the failure of the Closing to be consummated on or prior to such date;

(d) by either the Company or Parent if there shall have been a breach by Parent or Sub, on the one hand, or the Company, on the other hand, of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.01 or Section 7.02 (in the case of a breach by the Company) or Section 7.01 or Section 7.03 (in the case of a breach by Parent or Sub), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) thirty days after providing written notice of such breach to the breaching party and (ii) the Outside Date;

(e) by the Company if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination), (ii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination) or that it is has provided an irrevocable notice of its waiver (effective as of the Closing) of any unsatisfied conditions in Section 7.03 and (y) it is prepared to consummate the Merger at the Closing and (iii) Parent and Sub fail to consummate the Merger within two (2) Business Days following the later of (1) the delivery of such notice and (2) the last day of the Marketing Period;

(f) by Parent, in the event that any of the following shall have occurred: (i) a Change of Recommendation, (ii) a breach by the Company in any material respect of its obligations under Section 6.03 or (iii) the authorization or public proposal by the Company, the Board of Directors or any committee thereof to make a Change of Recommendation ; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Stockholder Approval shall have been obtained;

(g) by Parent, on or before 5:00 P.M., New York City time, on the fifth day after the date of this Agreement, if the Stockholder Written Consent, duly executed by the Persons set forth in Section 8.01(g) of the Company Disclosure Schedule and representing at least 51% of the voting power of the outstanding shares of Company Common Stock, shall not have been duly delivered to Parent and the Company prior to 5:00 P.M., New York City time, on the date immediately following the date of this Agreement; and

(h) by the Company in accordance with Section 6.03 in order to accept a Superior Proposal and enter into the Alternative Acquisition Agreement providing for such Superior Proposal immediately following or concurrently with such termination, but only if the Company shall have complied in all respects with its obligations under Section 6.03 with respect to such Superior Proposal (and any Acquisition Proposal that was a precursor thereto) and is otherwise permitted to terminate this Agreement and accept such Superior Proposal pursuant to Section 6.03(e); provided, however, that the Company shall prior to or contemporaneously with such termination pay the Break-up Fee to Parent pursuant to Section 8.05.

Any proper termination of this Agreement pursuant to this Section 8.01 shall be effective immediately upon the delivery of written notice of the terminating party to the other parties.

Section 8.02 Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto or its respective Affiliates, directors, officers, employees, stockholders, partners, members or other Representatives, other than pursuant to Section 6.11(d) (Financing; Indemnity and Expense Reimbursement), Article VIII (Termination; Amendment; Waiver) and Article IX (Miscellaneous) (which Section and Articles shall survive any termination of this Agreement); provided, that except as otherwise set forth in Section 8.02(b), Section 8.02(c) and Section 8.02(d), no such termination of this Agreement shall relieve or otherwise affect the liability of any party hereto for any willful and intentional breach of this Agreement by such party prior to such termination. For purposes hereof, a “willful and intentional breach” shall mean a material breach of any material representation, warranty, covenant or other agreement set forth in this Agreement that is a consequence of an act undertaken or failure to act by the breaching party with the actual knowledge that the taking of such act or failure to act would cause a breach of this Agreement.

(b) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.06, each of the parties hereto expressly acknowledges and agrees that the Company’s right to receive payment of the Reverse Break-Up Fee pursuant to Section 8.04 shall constitute the sole and exclusive remedy of the Company and its Subsidiaries and their respective Affiliates (including the Principal Stockholders) and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) against Parent and Sub and their respective Affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, trustees, officers, employees, agents or Affiliates and the Lender Parties (collectively, the “Parent Related Parties”) for all Damages in respect of this Agreement (including in respect of any breach, whether or not willful and intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions, and upon payment of the Reverse Break-Up Fee to the Company pursuant to Section 8.04, none of the Parent Related Parties shall have any further liability or obligation to any of the Company Related Parties relating to or arising out of this Agreement or the Transactions (except that Parent shall continue to be obligated to the Company for amounts payable under Section 8.04(c) and the indemnification, cost and expense reimbursement and other obligations contained in Section 6.11(d)), whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise. For the avoidance of doubt, and to the fullest extent permitted under applicable Law, in no event shall Parent, Sub or any of the Parent Related Parties have any liability for Damages (as distinguished from specific performance of obligations to the extent expressly permitted by Section 9.06) under or in respect of this Agreement or the Transactions in excess of an aggregate amount equal to, or other than in respect of, the Reverse Break-up Fee plus amounts payable under Section 8.04(c) and the indemnification, cost and expense reimbursement and other obligations contained in Section 6.11(d), whether to the Company or to any of the Company Related Parties.

(c) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.06, each of the parties hereto expressly acknowledges and agrees that, Parent’s right to receive payment of the Break-Up Fee pursuant to Section 8.05, in circumstances in which the Break-Up Fee is payable, shall constitute the sole and exclusive remedy of Parent Related Parties against the Company Related Parties for all Damages in respect of this Agreement (including in respect of any breach, whether or not willful and intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions in such circumstances, and upon payment of the Break-Up Fee to Parent pursuant to Section 8.05, none of the Company Related Parties shall have any further liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the Transactions.

(d) Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. Other than (i) each Sponsor under its Limited Guaranty, (ii) subject to Section 9.06, each Sponsor under its Equity Commitment Letter, (iii) each Principal Stockholder under the Support Agreement, and (iv) each Management Level Employee under the informal understanding set forth in Section 5.12 of the Parent

Disclosure Schedule, no former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Company, Parent, Sub, each Sponsor or of any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, trustee, general or limited partner, Affiliate, agent or assignee of any of the foregoing shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Sub under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation or proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise.

Section 8.03 Fees and Expenses.

(a) The fees and expenses incurred in connection with the filing, printing and mailing expenses associated with the Information Statement or Proxy Statement, as applicable, shall be paid by the Company. Except as otherwise specified in Sections 8.03, 8.04 and 8.05, all other fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger or the other Transactions are consummated.

Section 8.04 Reverse Break-Up Fee.

(a) If (i) this Agreement is validly terminated (A) by the Company or Parent pursuant to Section 8.01(c) or by the Company pursuant to Section 8.01(d) and at the time of such termination all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions (x) that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination, or (y) the failure of which to be satisfied primarily results from a breach by Parent or Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement), or (B) by the Company pursuant to Section 8.01(e), (ii) in the case of a termination pursuant to Section 8.01(c) or Section 8.01(e), the Company is not in material violation of its obligations under Section 6.11(c), and (iii) in the case of a termination pursuant to Section 8.01(c) or Section 8.01(e), the Marketing Period shall have ended, then the Reverse Break-Up Fee shall be payable in accordance with Section 8.04(b).

(b) In the event the Reverse Break-Up Fee is payable, such fee shall be paid by Parent in cash, by wire transfer of immediately available funds to an account or accounts designated by the Company, within two (2) Business Days after the date on which this Agreement is terminated.

(c) If Parent fails to promptly pay the Reverse Break-Up Fee when due, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amount of the Reverse Break-Up Fee or any portion thereof, Parent shall pay to the Company, as applicable, (i) its costs and expenses (including reasonable fees and expenses of counsel) in connection with such suit, and (ii) interest on the amount payable pursuant to such judgment, compounded quarterly, at the prime lending rate prevailing during such period as published in the Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(d) For purposes of this Agreement, “Reverse Break-Up Fee” means a non-refundable cash payment in an amount equal to $45,126,722.

(e) Each of the parties hereto acknowledges and agrees that the agreements contained in this Section 8.04 are an integral part of the Transactions, and that without these agreements, the Company would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.04 do not constitute a penalty.

(f) Nothing in this Section 8.04 shall limit the entitlement of the parties to obtain an injunction, specific performance or other equitable relief pursuant to and in accordance with Section 9.06.

Section 8.05 Break-Up Fee; Expense Reimbursement.

(a) If the Break-Up Fee has not already been paid pursuant to the terms of this Agreement, and this Agreement is terminated (i) by Parent pursuant to Section 8.01(f) or by the Company pursuant to Section 8.01(h) or (ii) by (A) Parent pursuant to Section 8.01(d), (B) Parent or the Company pursuant to Section 8.01(c) at a time when this Agreement was terminable by Parent pursuant to Section 8.01(d) or (C) Parent pursuant to Section 8.01(g) and, in the case of this clause (ii), within twelve months following such termination, the Company either (1) consummates any of the transactions described in the definition of “Acquisition Proposal” with another Person or (2) enters into a letter of intent, memorandum of understanding or Contract with another Person with respect to any of the transactions described in the definition of “Acquisition Proposal”, which transaction is ultimately consummated (whether or not such consummation occurs within twelve months following such termination), then, in the case of each of clauses (i) and (ii), the Company shall pay to Parent the Break-Up Fee; provided, that for purposes of this Section 8.05(a), references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

(b) For purposes of this Agreement, “Break-Up Fee” means a non-refundable cash payment in an amount equal $26,034,647, which shall be reduced by the amount of Expense Reimbursement and Early Break-Up Fee previously paid to Parent, if any.

(c) If this Agreement is terminated by Parent pursuant to Section 8.01(g), the Company shall pay to Parent (i) an amount equal to $6,942,573 (the “Early Break-Up Fee”) and (ii) Parent’s reasonable costs, fees and expenses incurred in connection with its investigation, consideration, documentation, diligence and negotiation of this Agreement and the Transactions, including all fees and expenses of Parent’s and Sub’s legal counsel, accountants, consultants, investment bankers and financing sources, including commitment fees paid pursuant to the Debt Financing Commitments (the “Expense Reimbursement”).

(d) In the event the Break-Up Fee, Early Break-Up Fee or Expense Reimbursement is payable, such fee shall be paid by Company in cash, by wire transfer of immediately available funds to an account or accounts designated by Parent, which payment shall be made prior to or contemporaneously with the termination of this Agreement pursuant to Section 8.01(h) or within two (2) Business Days after the date on which this Agreement is terminated for any other circumstances set forth in Section 8.05(a) or 8.05(c); provided, however, that, in the event the Break-Up Fee is payable pursuant to Section 8.05(a)(ii), such payment shall be made within two Business Days after the date on which the Company consummates the Acquisition Proposal transaction.

(e) If Company fails to promptly pay the Break-Up Fee, Early Break-Up Fee or Expense Reimbursement when due, and, in order to obtain such payment, Parent commences a suit that results in a final and non-appealable judgment against Company for the amount of the Break-Up Fee, Early Break-Up Fee or Expense Reimbursement or any portion thereof, Company shall pay to Parent, as applicable, (i) its costs and expenses (including reasonable fees and expenses of counsel) in connection with such suit, and (ii) interest on the amount payable pursuant to such judgment, compounded quarterly, at the prime lending rate prevailing during such period as published in the Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(f) Each of the parties hereto acknowledges and agrees that the agreements contained in this Section 8.05 are an integral part of the Transactions, and that without these agreements, Parent and Sub would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.05 do not constitute a penalty.

(g) Nothing in this Section 8.05 shall limit the entitlement of the parties to obtain an injunction, specific performance or other equitable relief as contemplated by Section 9.06.

ARTICLE IX.

MISCELLANEOUS

Section 9.01 Survival. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants of any party hereto required to be performed by such party before the Closing shall survive the Closing; provided that, unless otherwise indicated, the covenants and agreements set forth in this Agreement which by their terms are required to be performed after the Closing shall survive the Closing until they have been performed or satisfied.

Section 9.02 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Stockholder Approval; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding anything to the contrary contained herein, Section 8.02(b), Section 8.02(d), this Section 9.02, Section 9.06(f), Section 9.07 and Section 9.11(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 8.02(b), Section 8.02(d), this Section 9.02, Section 9.06(f), Section 9.07 or Section 9.11(b)) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Lender Parties without the prior written consent of the Lender Parties.

Section 9.03 Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

Section 9.04 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might apply under applicable principles of conflicts of laws thereof.

Section 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations set forth in this Agreement (including Section 8.02, Section 8.04, Section 8.05, Section 9.06, Section 9.07 and Section 9.11(b)) shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases (a) the liability of any party (or the liability of any Company Related Party or Parent Related Party) or (b) the obligations hereunder or under the Limited Guarantees.

Section 9.06 Specific Performance; Jurisdiction; Enforcement.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated by monetary damages. Except as otherwise set forth in this Section 9.06, including the limitations set forth herein, the parties hereto acknowledge and agree that, prior to the termination of this Agreement pursuant to Section 8.01, in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Sub, on the other hand, shall, subject to Section 9.06(b), be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

(b) Notwithstanding anything herein to the contrary, it is acknowledged and agreed that, in addition to its rights to enforce directly the Equity Financing Letter in accordance with its terms, the Company shall be entitled to specific performance of Parent’s and Sub’s obligations to cause the Equity Financing to be funded and to consummate the Transactions, solely in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination), and Parent or Sub fails to complete the Closing at the date specified to be the Closing Date in accordance with Section 2.02, (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination) or that it has waived any unsatisfied conditions in Section 7.03 and (y) it is prepared to consummate the Merger at the Closing. For the avoidance of doubt, the Company shall not be entitled to enforce specifically (i) Parent’s or Sub’s right to cause the Equity Financing to be funded or (ii) Parent’s or Sub’s obligation to consummate the Merger if in either case the Debt Financing has not been funded and will not be funded at the Closing (subject only to the condition that the Equity Financing is funded at the Closing).

(c) Subject to Section 9.06(b), each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.06. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.06. Each party hereto further agrees that (i) by seeking the remedies provided for in this Section 9.06, a party shall not in any respect waive its right to seek any other form of relief that is available to such party under the express terms of this Agreement, the Equity Commitment Letters or each Limited Guaranty in the event that this Agreement is terminated, and (ii) nothing set forth in this Section 9.06 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.06 prior to, or as a condition to, exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding pursuant to this Section 9.06 or anything set forth in this Section 9.06 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII. If a court has declined to specifically enforce the obligations of Parent or Sub to take all actions under this Agreement up to and including the consummation of the Merger pursuant to a claim for specific performance brought against Parent or Sub pursuant to this Section 9.06, then the sole and exclusive remedy of the Company will be payment of the Reverse Break-up Fee in accordance with the terms and conditions of Section 8.04. In addition, the Company agrees to cause any action or proceeding commenced by the Company and pending in connection with this Agreement against Parent or Sub to be dismissed with prejudice promptly, and in any event within five (5) Business Days, after such time as Parent or Sub consummates the Transactions pursuant to this Section 9.06. For the avoidance of doubt, while the Company may pursue both a grant of specific performance to the extent permitted by this Section 9.06 and the payment of the Reverse Break-up Fee pursuant to Section 8.04, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to require Parent or Sub to consummate the Transactions and payment of the Reverse Break-up Fee.

(d) Each of the parties irrevocably (i) submits itself to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for the purpose of any Litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the Transactions or the negotiation, execution or performance hereof or thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware). Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.06, (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(e) Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 9.08 and agrees that service of any process, summons, notice or document by personal delivery to the respective addresses set forth in Section 9.08 shall be effective service of process for any Litigation in connection with this Agreement or the Transactions. Nothing in this Section 9.06 shall affect the right of any party to serve legal process in any other manner permitted by Law.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company and its Subsidiaries each: (i) agrees that it will not bring or support any Person in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Lender Parties in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York, to the extent that such courts have jurisdiction over the Lender Parties; (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Lender Parties in any way relating to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation (whether in law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, except for claims by Parent or Sub against the Lender Parties pursuant to the Debt Commitment Letter and any definitive documents related thereto, (A) none of the parties hereto nor any of their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall have any rights or claims against any Lender Party in any way relating to this Agreement or any of the Transactions, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (B) no Lender Party shall have any liability (whether in contract, in tort or otherwise) to any party hereto or any of their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. None of the limitations in this Section 9.06(f) shall be deemed to affect any party’s right to seek specific performance pursuant to and in accordance with Section 9.06. The Lender Parties are intended third party beneficiaries of this Section 9.06(f).

Section 9.07 WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY LENDER PARTY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

Section 9.08 Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service; or (b) transmitted by telecopy or e-mail (with confirmation of transmission) confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, telecopy number, e-mail address or person as a party may designate by notice to the other parties):

To Parent and Sub:

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4700

Chicago, IL 60606

Telecopy: 312-577-2599

Email: gmiller@divfin.com

Attention: Glen Miller

with copies to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Telecopy: 312-993-9767

Email: michael.pucker@lw.com,

bradley.faris@lw.com &

shaun.hartley@lw.com

Attention: Michael A. Pucker, Bradley C. Faris & Shaun D. Hartley

To the Company:

TMS International Corp.

1155 Business Center Drive, Suite 200

Horsham, PA 19044

Telecopy: 215-956-5415

E-mail: rkalouche@tubecityims.com

Attention: Raymond S. Kalouche, Chief Executive Officer

with copies to:

TMS International Corp.

1155 Business Center Drive, Suite 200

Horsham, PA 19044

Telecopy: 215-956-5415

Email: lheller@tubecityims.com

Attention: General Counsel

TMS International Corp.

12 Monongahela Avenue

Glassport, Pennsylvania 15045

Telecopy: 412-678-1926

Email: jfingeret@tubecityims.com

Attention: Assistant General Counsel

Kaye Scholer LLP

425 Park Avenue, 16th Floor

New York, NY 10022

Telecopy: 212-836-8689

Email: joel.greenberg@kayescholer.com &

derek.stoldt@kayescholer.com

Attention: Joel I. Greenberg & Derek Stoldt

Section 9.09 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void and of no effect; provided, however, that each of Parent and Sub may assign this Agreement and its rights hereunder without the prior written consent of the Company to any of their respective financing sources (including the Lender Parties) pursuant to the terms of the Debt Commitment Letter to the extent necessary for purposes of creating a security interest herein or otherwise assigning this Agreement and its rights hereunder as collateral in respect of the Debt Financing. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

Section 9.10 Further Assurances. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 9.11 Entire Agreement; Benefit.

(a) This Agreement (together with the Exhibits hereto), the Company Disclosure Schedule, the Confidentiality Agreement and the Support Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

(b) Neither this Agreement nor any other agreement contemplated hereby is intended to or shall confer upon any person other than the parties hereto and thereto any legal or equitable rights or remedies except as provided in Section 6.08(e). Notwithstanding the foregoing, the Lender Parties shall be express third party beneficiaries of Section 8.02(b), Section 8.02(d), Section 9.02, Section 9.05, Section 9.06(f), Section 9.07 and this Section 9.11(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 8.02(b), Section 8.02(d), Section 9.02, Section 9.05, Section 9.06(f), Section 9.07 or this Section 9.11(b)), each of such Sections shall expressly inure to the benefit of the Lender Parties and the Lender Parties shall be entitled to rely on and enforce the provisions of such Sections.

(c) The representations and warranties set forth in Articles IV and V have been made solely for the benefit of the parties to this Agreement and (i) are intended not as statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate; and (ii) have been qualified by reference to the Company Disclosure Schedule which contain certain disclosures that are not reflected in the text of this Agreement.

Section 9.12 Extension; Waiver.

(a) At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to the provision to the first sentence of Section 9.02 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(b) The failure of any party to this Agreement to exercise any of its rights under this Agreement or otherwise shall not constitute a waiver by such party of such right.

Section 9.13 Company Disclosure Schedule. All capitalized terms not defined in the Company Disclosure Schedule shall have the meanings ascribed to them in this Agreement. The representations, warranties, covenants and agreements of the Company set forth in this Agreement are made and given subject to, and are qualified by, the Company Disclosure Schedule. Any disclosure set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other section or subsection. The Company Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments. The descriptions or summaries do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described. No disclosure set forth in the Company Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment that such information (a) is required by the terms of this Agreement to be disclosed, (b) is material to the Company, its Subsidiaries or any other party, (c) has resulted in or would result in a Company Material Adverse Effect or (d) is outside the ordinary course of business. Matters reflected in the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

Section 9.14 Interpretation.

(a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

(b) The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning and effect of the word “shall”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall be deemed to mean “and/or.”

(d) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(e) The phrase “made available,” when used in reference to anything made available to Parent, Sub or their Representatives shall be deemed to mean uploaded to and made available to Parent, Sub and their Representatives in the on-line data room hosted on behalf of the Company in the on-line workspace captioned “Folder” or otherwise being in the possession of Parent, Sub or their Representatives (and in such case accessible without limitation to Parent and Sub).

(f) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(g) Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(h) Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CRYSTAL ACQUISITION COMPANY, INC.,
a Delaware corporation

By:	/s/ Glen Miller
Glen Miller
President

CRYSTAL MERGER SUB, INC., a Delaware corporation

By:	/s/ Glen Miller
Glen Miller
President

[Signature Page to Merger Agreement]

TMS INTERNATIONAL CORP.,
a Delaware corporation

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
President and Chief Executive Officer

[Signature Page to Merger Agreement]

ANNEX B

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (3) of this subsection, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by

§ 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX C

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

August 23, 2013

The Board of Directors

TMS International Corp.

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

Members of the Board of Directors:

We understand that TMS International Corp. (“TMS”) proposes to enter into an Agreement and Plan of Merger, dated as of August 23, 2013 (the “Agreement”), among TMS, Crystal Acquisition Company, Inc. (“Crystal Acquisition”), an acquisition company controlled by The Pritzker Organization, LLC, and Crystal Merger Sub, Inc., a wholly owned subsidiary of Crystal Acquisition (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into TMS (the “Merger”) and each outstanding share of the Class A common stock, par value $0.001 per share, of TMS (“Class A Common Stock”) and the Class B common stock, par value $0.001 per share, of TMS will be converted into the right to receive $17.50 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to TMS;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of TMS furnished to or discussed with us by the management of TMS, including certain financial forecasts relating to TMS prepared by the management of TMS (such forecasts, “TMS Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of TMS with members of senior management of TMS;

(iv)	reviewed the trading history for Class A Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)	compared certain financial and stock market information of TMS with similar information of other companies we deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

(vii)	considered the results of our efforts on behalf of TMS to solicit, at the direction of TMS, indications of interest and definitive proposals from third parties with respect to a possible acquisition of TMS;

(viii)	reviewed the Agreement; and

(ix)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of TMS that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the TMS Forecasts, we have been advised by TMS, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of TMS as to the future financial performance of TMS. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TMS, nor have we made any physical inspection of the properties or assets of TMS. We have not evaluated the solvency or fair value of TMS or Crystal Acquisition under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of TMS, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on TMS or the contemplated benefits of the Merger.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Class A Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to TMS or in which TMS might engage or as to the underlying business decision of TMS to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of TMS in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, TMS has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of TMS and certain of its affiliates, including Onex Corporation and certain of its affiliates and portfolio companies (collectively, the “Onex Group”) and Crystal Acquisition and certain of its affiliates, including The Pritzker Organization, LLC and certain of its affiliates and portfolio companies and other individuals and entities affiliated with the Pritzker family business interests (defined below) (collectively, the “TPO Group”).

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TMS and certain of its affiliates, including certain members of the Onex Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to TMS and certain of its affiliates, including certain members of the Onex Group, in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of TMS and certain of its affiliates, including certain members of the Onex Group (including in connection with the financing of various acquisition transactions), (iii) having acted or acting as joint bookrunner and/or underwriter for various equity and/or debt offerings undertaken by TMS and certain of its affiliates, including certain members of the Onex Group, (iv) having provided or providing certain derivatives, foreign exchange and other trading services to TMS and certain of its affiliates, including certain members of the Onex Group, (v) having provided or providing certain managed institutional investment products or services to TMS and certain of its affiliates, including certain members of the Onex Group, and (vi) having provided or providing certain treasury management and trade services and products to TMS and certain of its affiliates, including certain members of the Onex Group. In addition, we and certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with TMS and certain of its affiliates, including certain members of the Onex Group.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Crystal Acquisition and the TPO Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain members of the TPO Group in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of certain members of the TPO Group (including in connection with the financing of various acquisition transactions), (iii) having provided or providing certain derivatives and other trading services to certain members of the TPO Group and (iv) having provided or providing certain treasury management and trade services and products to certain members of the TPO Group. “Pritzker family business interests” means (w) Thomas J. Pritzker and Gigi Pritzker Pucker, (x) various lineal descendants of the individuals described in clause (w) and spouses and adopted children of such individuals; (y) various trusts for the benefit of the individuals described in clauses (w) and (x) and trustees thereof; and (z) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in clauses (w), (x) and (y).

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

It is understood that this letter is for the benefit and use of the Board of Directors of TMS (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Class A Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036